Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 7 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 10, 2021 (this “Amendment Agreement”), among HARSCO CORPORATION, a Delaware corporation (the “Company”), the Subsidiary Guarantors party hereto, CITIBANK, N.A., as Administrative Agent and Collateral Agent, the Extending Revolving Credit Lenders (as defined below), each “Term B-3 Lender” set forth on Schedule I hereto (each, a “Term B-3 Lender”), each of the other Consenting Lenders (as defined below) party hereto (which, for the avoidance of doubt, shall collectively constitute the Required Lenders when combined with the Term B-3 Lenders and the Extending Revolving Credit Lenders), and each Issuing Lender.

Reference is made to the Third Amended and Restated Credit Agreement, dated as of November 2, 2016 (as amended by Amendment No. 1 to Credit Agreement, dated as of December 8, 2017, Amendment No. 2 to Credit Agreement, dated as of June 18, 2018, Amendment No. 3 to Credit Agreement, dated as of June 18, 2018, Amendment No. 4 to Credit Agreement, dated as of June 28, 2019, Amendment No. 5 to Credit Agreement, dated as of March 31, 2020, and Amendment No. 6 to Credit Agreement, dated as of June 26, 2020, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment Agreement, the “Amended Credit Agreement”), among the Company, the Approved Borrowers (as defined therein) from time to time party thereto, the lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent and Collateral Agent. Unless otherwise defined herein, terms defined in the Amended Credit Agreement and used herein shall have the meanings given to them in the Amended Credit Agreement.

WHEREAS, the Company has requested an extension of the Revolving Credit Termination Date applicable to all Revolving Credit Commitments and the Revolving Credit Loans thereunder immediately prior to the Amendment No. 7 Effective Date (as defined below), from June 28, 2024 to March 10, 2026, and certain of the Revolving Credit Lenders as of immediately prior to the Amendment No. 7 Effective Date are party hereto and the New Revolving Credit Lender, in each case listed as an “Extending Revolving Credit Lender” on Schedule II hereto (the “Extending Revolving Credit Lenders”) and are willing to so extend the Revolving Termination Date on the terms, and subject to the conditions, set forth herein and in the Amended Credit Agreement (the “Revolving Maturity Extension”). The Revolving Credit Commitments of the Extending Revolving Credit Lenders as of the Amendment No. 7 Effective Date shall be in a principal amount equal to the amount set forth opposite such Extending Revolving Credit Lender’s name under the heading “Revolving Credit Commitments” on Schedule II hereto;

WHEREAS, the Company, pursuant to Section 2.30 of the Existing Credit Agreement, has requested the establishment of Other Term Loans (the “Term B-3 Loans” and the commitments relating thereto, the “Term B-3 Commitments”) to refinance its outstanding Term B-2 Loans and Term A-1 Loans and to pay certain of the related fees and expenses (with any excess of such outstanding amount of Term B-2 Loans and Term A-1 Loans over the amount of the Term B-3 Loans to be paid out of the Company’s general financial resources);

WHEREAS, the Term B-3 Lenders have agreed, upon the terms and subject to the conditions set forth herein, to make Term B-3 Loans in an aggregate principal amount not to exceed the amount set forth opposite such Term B-3 Lender’s name under the heading “Term B-3 Loan Commitment” on Schedule I hereto;

WHEREAS, the Company has requested certain amendments to the Existing Credit Agreement on the terms set forth herein, and concurrently with the funding of the Term B-3 Loans by the Term B-3 Lenders, each of (i) the Extending Revolving Credit Lenders, (ii) the Term B-3 Lenders ( the Term B-3 Lenders and the Extending Revolving Credit Lenders, each “Consenting Lender” and collectively, the “Consenting Lenders”) and (iii) the Issuing Lenders, shall be deemed to have consented to the amendments set forth in Section 1 and Section 2 hereof;

WHEREAS, in order to effect the foregoing, the Company and the Consenting Lenders, which Consenting Lenders constitute Required Lenders (as defined in the Existing Credit Agreement), desire to amend the Existing Credit Agreement as of the Amendment No. 7 Effective Date and approve the amendments set forth in this Amendment Agreement, as provided herein; and

WHEREAS, all notice requirements set forth in Section 10.01 of the Existing Credit Agreement have been duly provided by the Company or waived by the Administrative Agent and the Consenting Lenders.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.    Term B-3 Loans.

(a)    Subject to the terms and conditions set forth herein and in the Amended Credit Agreement, each of the Term B-3 Lenders hereby (i) commits to provide Term B-3 Loans to the Company in the amount of its Term B-3 Commitment and (ii) agrees to fund Term B-3 Loans to the Company in the amount of its Term B-3 Commitment, after which such commitment shall terminate immediately and without further action. On the Amendment No. 7 Effective Date, the aggregate amount of the Term B-3 Commitments is $500,000,000.

(b)    The amendments set forth in this Section 1 constitute a “Refinancing Amendment” with respect to the establishment of the Term B-3 Commitments and the Term B-3 Loans. Each Term B-3 Loan constitutes an “Other Term Loan” incurred in accordance with Section 2.30 of the Amended Credit Agreement.

(c)    From and after the Amendment No. 7 Effective Date, the Term B-3 Loans shall be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Lenders, of the Amended Credit Agreement and the other Loan Documents.

(d)    From and after the Amendment No. 7 Effective Date, the Term B-3 Lenders shall constitute “Lenders” and “Term Loan Lenders” for all purposes of, and with all the obligations, rights and remedies of a “Lender” and a “Term Loan Lender” under, the Amended Credit Agreement and the other Loan Documents.

(e)    The Company shall use the proceeds of the Term B-3 Loans to refinance outstanding Term B-2 Loans and Term A-1 Loans and to pay related fees and expenses, including fees and expenses related to this Amendment Agreement.

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Section 2.    Amended Credit Agreement. The Company, the Administrative Agent, and the Consenting Lenders agree that the Existing Credit Agreement is, effective as of the Amendment No. 7 Effective Date, hereby amended pursuant to Section 10.01 of the Existing Credit Agreement, to (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the Amended Credit Agreement attached as Exhibit A hereto.

Section 3.    Representations and Warranties. The Company hereby represents and warrants to the Administrative Agent and each Lender party hereto that (x) no Default or Event of Default has occurred and is continuing on and as of the Amendment No. 7 Effective Date after giving effect hereto and to any extension of credit requested to be made hereunder and under the Amended Credit Agreement on the Amendment No. 7 Effective Date, and (y) each of the representations and warranties in each of the Loan Documents is true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the Amendment No. 7 Effective Date after giving effect hereto and to any extension of credit requested to be made hereunder and under the Amended Credit Agreement on the Amendment No. 7 Effective Date (except to the extent such representations and warranties are specifically made as of an earlier date, in which case such representations and warranties were true and correct in all material respects as of such date).

Section 4.    Effectiveness of this Amendment Agreement. This Amendment Agreement shall become effective as of the date hereof, subject to the satisfaction or waiver in writing of the following conditions precedent on such date (the date on which all of such conditions shall first be satisfied or waived in writing, the “Amendment No. 7 Effective Date”):

(a)    the Administrative Agent shall have received in .pdf or electronic format and unless otherwise specified, properly executed by a Responsible Officer or authorized signatory of the signing Loan Party and by each other party thereto, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i)    counterparts hereof that, when taken together, bear the signatures of the Loan Parties, the Administrative Agent, the Collateral Agent, each Extending Revolving Credit Lender, each Term B-3 Lender, each Issuing Lender and each Consenting Lender (collectively constituting all of the requisite consenting lenders under Section 10.01 of the Existing Credit Agreement, as applicable);

(ii)    a Term Loan Borrowing Request prior to 12:00 p.m., New York City time, not less than three Business Days prior to the anticipated Amendment No. 7 Effective Date (which shall be a Business Day);

(iii)    certificates of good standing from the secretary of state of the state of organization of each Loan Party, customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers in respect of each Loan Party certifying true and complete copies of its organizational documents (or as to the absence of any amendments or modifications thereto since a prior certification date) and evidencing the identity, authority and capacity of each Responsible Officer in respect thereof authorized to act as a Responsible Officer in connection with this Amendment Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Amendment No. 7 Effective Date;

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(iv)    customary legal opinions from (x) Fried, Frank, Harris, Shriver & Jacobson LLP, New York counsel to the Loan Parties and (y) the general counsel of the Company, in each case, in form and substance reasonably satisfactory to the Administrative Agent; and

(v)    a certificate of a Responsible Officer certifying as to the matters set forth in Section 3 hereof;

(b)    the Administrative Agent shall have received a prepayment notice in accordance with, and within the time period set forth in, Section 2.11(a) of the Existing Credit Agreement with respect to the Term A-1 Loans and the Term B-2 Loans, respectively, to be repaid on the Amendment No. 7 Effective Date and substantially concurrently with the funding of the Term B-3 Loans, all of the principal and accrued interest and fees on the Term A-1 Loans and the Term B-2 Loans shall have been paid in full;

(c)    the Borrower shall have paid such fees to the Extending Revolving Credit Lenders as have been previously disclosed to such Lenders in writing; and

(d)    all fees and expenses (in the case of expenses, to the extent invoiced at least three Business Days prior to the Amendment No. 7 Effective Date (except as otherwise reasonably agreed by the Company)) required to be paid hereunder, under the Amended Credit Agreement, under the Engagement Letter, dated as of February 24, 2021 (as supplemented by the Joinder Letter to Engagement Letter, dated as of March 5, 2021, between the Company and Deutsche Bank Securities Inc.), among Goldman Sachs Bank USA, Citigroup Global Markets Inc. on behalf of Citi (as defined in such Engagement Letter), BMO Capital Markets Corp., BOFA Securities, Inc., HSBC Securities (USA) Inc., RBC Capital Markets/Royal Bank of Canada, PNC Capital Markets LLC, Fifth Third Bank, National Association, U.S. Bank National Association, KeyBanc Capital Markets, ING Bank N.V., Dublin Branch, Huntington Securities, Inc., Truist Securities, Inc., BNP Paribas Securities Corp., Arab Banking Corporation and the Company (and any fee letter referenced in such Engagement Letter), and under the Engagement Letter, dated as of February 22, 2021, among Citigroup Global Markets Inc. on behalf of Citi (as defined in such Engagement Letter) and the Company, in each case on the Amendment No. 7 Effective Date shall have been paid, or shall be paid substantially concurrently with the borrowing of the Term B-3 Loans.

Section 5.    Effect of Amendment; No Novation.

(a)    Except as expressly set forth herein or in the Amended Credit Agreement, this Amendment Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Existing Credit Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements

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contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(b)    Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.

(c)    On and after the Amendment No. 7 Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import, and each reference to the “Credit Agreement”, in any other Loan Document shall be deemed a reference to the Amended Credit Agreement. This Amendment Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

(d)    The definition of “Applicable Margin” in Section 1.01 of the Amended Credit Agreement shall apply and be effective on and after the Amendment No. 7 Effective Date. The definition of “Applicable Margin” in Section 1.01 of the Existing Credit Agreement shall apply and be effective for the period ending on, but not including, the Amendment No. 7 Effective Date.

(e)    In connection with (i) the refinancing of the Term B-2 Loans and Term A-1 Loans pursuant to Section 1 above and (ii) the payments referred to in Section 3(b) above, each Lender party hereto hereby agrees to waive such amounts (if any) to which it is entitled to be compensated by the Company pursuant to Section 2.21 of the Existing Credit Agreement or the Amended Credit Agreement in connection with such refinancing and payment, as applicable.

(f)    The parties hereto hereby agree that, from and after the Amendment No. 7 Effective Date, Deutsche Bank AG New York Branch (the “New Revolving Credit Lender”), shall be bound by the provisions of the Amended Credit Agreement and the other Loan Documents as a Revolving Credit Lender thereunder and, to the extent of the Revolving Credit Commitments and Revolving Credit Loans held by it as specified on Schedule II hereto, shall have the rights and obligations of a Revolving Credit Lender thereunder.

(g)    The Extending Revolving Credit Lenders hereby consent to the Revolving Maturity Extension, and the parties hereto hereby consent to the incurrence of the Term B-3 Loans and the other amendments effected pursuant to Section 2 hereof, in each case upon the terms and subject to the conditions set forth herein and in accordance with the recitals to this Amendment Agreement. Upon the Amendment No. 7 Effective Date, all conditions and requirements set forth in the Existing Credit Agreement or the other Loan Documents relating to the effectiveness of this Amendment Agreement, including the incurrence of the Term B-3 Loans and the Revolving Maturity Extension and the other amendments set forth in this Amendment Agreement, shall be deemed satisfied.

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(h)    Nothing contained in this Amendment Agreement, the Amended Credit Agreement or any other Loan Document shall constitute or be construed as a novation of any of the Obligations.

Section 6.    Governing Law. THIS AMENDMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

Section 7.    Costs and Expenses. In accordance with, and subject to the limitations of, Section 10.05 of the Amended Credit Agreement, the Company agrees to reimburse the Administrative Agent for its reasonable documented out-of-pocket expenses in connection with this Amendment Agreement, including the reasonable documented fees, charges and disbursements of counsel for the Administrative Agent.

Section 8.    Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof; provided, that, notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it (it being understood that DocuSign shall be approved by the Administrative Agent); provided, further, that, without limiting the foregoing, any party providing an electronic signature page shall provide the Administrative Agent with an original or .pdf copy such signature page signed manually within six month following the Amendment No. 7 Effective Date.

Section 9.    Titles. In connection with the Term B-3 Commitments, (a) Goldman Sachs Bank USA, Citigroup Global Markets Inc. on behalf of Citi (as defined in the first Engagement Letter referenced above in Section 4(d)), BMO Capital Markets Corp., BOFA Securities, Inc., HSBC Securities (USA) Inc., RBC Capital Markets/Royal Bank of Canada, PNC Capital Markets LLC, and Fifth Third Bank, have acted as joint bookrunners and joint lead arrangers, (b) U.S. Bank National Association, KeyBanc Capital Markets, ING Bank N.V., Dublin Branch, and Huntington Securities, Inc., have acted as senior co-managers, (c) Truist Securities, Inc., Deutsche Bank Securities Inc., BNP Paribas Securities Corp., and Arab Banking Corporation, have acted as co-managers, (d) U.S. Bank National Association and KeyBanc Capital Markets have acted as syndication agents, and (e) ING Bank N.V., Dublin Branch and Huntington Securities, Inc., have acted as documentation agents, and for the avoidance of doubt, each of the foregoing shall be entitled to the benefits of Section 9.05 of the Amended Credit Agreement.

Section 10.    Headings. The headings of this Amendment Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their respective duly authorized officers or representatives as of the day and year first above written.

HARSCO CORPORATION as Borrower

By:	/s/ Michael Kolinsky
	Name:	Michael Kolinsky
	Title:	Vice President - Treasurer, Tax and Real Estate

Signature Page to Amendment No. 7

HARSCO DEFENSE HOLDING LLC

HARSCO MINNESOTA FINANCE, INC.

PROTRAN TECHNOLOGY LIMITED LIABILITY COMPANY

HARSCO MINERALS TECHNOLOGIES LLC

CEHI ACQUISITION, LLC

CLEAN EARTH HOLDINGS, LLC

CEI HOLDING, LLC

HARSCO FINANCIAL HOLDINGS, INC.

By:	/s/ Michael H. Kolinsky
	Name:	Michael H. Kolinsky
	Title:	President

Signature Page to Amendment No. 7

HARSCO MINNESOTA LLC HARSCO TECHNOLOGIES LLC

By:	/s/ Daniel G. King
	Name:	Daniel G. King
	Title:	President

Signature Page to Amendment No. 7

HARSCO RAIL, LLC HARSCO METRO RAIL, LLC

By:	/s/ Jon S. Ploetz
	Name:	Jon S. Ploetz
	Title:	Vice President and Secretary

Signature Page to Amendment No. 7

ALTEK, L.L.C. CALRISSIAN HOLDINGS, LLC CLEAN EARTH, LLC ESOL TOPCO LLC

By:	/s/ Jon S. Ploetz
	Name:	Jon S. Ploetz
	Title:	Secretary

Signature Page to Amendment No. 7

21ST CENTURY ENVIRONMENTAL MANAGEMENT OF NEVADA, LLC

21ST CENTURY ENVIRONMENTAL MANAGEMENT, LLC OF RHODE ISLAND

ADVANCED REMEDIATION & DISPOSAL TECHNOLOGIES OF DELAWARE, LLC

AERC ACQUISITION CORPORATION

ALLIED ENVIRONMENTAL GROUP, LLC

ALLWORTH, LLC

BURLINGTON ENVIRONMENTAL, LLC

CHEMICAL POLLUTION CONTROL OF FLORIDA, LLC

CHEMICAL RECLAMATION SERVICES, LLC

CHEMICAL POLLUTION CONTROL, LLC OF NEW YORK

CLEAN EARTH ENVIRONMENTAL SERVICES, INC.

AES ASSET ACQUISITION CORPORATION

CLEAN EARTH ENVIRONMENTAL SOLUTIONS, INC.

CLEAN EARTH SPECIALTY WASTE SOLUTIONS, INC.

CLEAN EARTH OF ALABAMA, INC.

CLEAN EARTH OF CARTERET, LLC

CLEAN EARTH DREDGING TECHNOLOGIES, LLC

CLEAN EARTH OF GEORGIA, LLC

CLEAN EARTH OF GREATER WASHINGTON, LLC

CLEAN EARTH OF MARYLAND, LLC

CLEAN EARTH OF NEW CASTLE, LLC

CLEAN EARTH OF NORTH JERSEY, INC.

CLEAN EARTH OF PHILADELPHIA, LLC

CLEAN EARTH OF SOUTHEAST PENNSYLVANIA, LLC

CLEAN EARTH OF SOUTHERN FLORIDA, LLC

CLEAN EARTH OF WILLIAMSPORT, LLC

CLEAN EARTH OF MICHIGAN, LLC

CLEAN ROCK PROPERTIES LTD.

GENERAL ENVIRONMENTAL MANAGEMENT OF RANCHO CORDOVA LLC

LUNTZ ACQUISITION (DELAWARE), LLC

NORTHLAND ENVIRONMENTAL, LLC

NORTRU, LLC

PHILIP RECLAMATION SERVICES, HOUSTON, LLC

Signature Page to Amendment No. 7

PSC ENVIRONMENTAL SERVICES LLC

PSC RECOVERY SYSTEMS, LLC

REAL PROPERTY ACQUISITION LLC

REPUBLIC ENVIRONMENTAL RECYCLING (NEW JERSEY), INC.

REPUBLIC ENVIRONMENTAL SYSTEMS (PENNSYLVANIA), LLC

REPUBLIC ENVIRONMENTAL SYSTEMS (TRANSPORTATION GROUP), LLC

RHO-CHEM, LLC

SOLVENT RECOVERY, LLC

GARDNER ROAD OIL, LLC

CLEAN EARTH MOBILE SERVICES, LLC

CLEAN EARTH OF PUERTO RICO, LLC

ENVIRONMENTAL SOIL MANAGEMENT INC

ENVIRONMENTAL SOIL MANAGEMENT OF NEW YORK, LIMITED LIABILITY COMPANY

MKC ACQUISITION CORPORATION

By:	/s/ Sarah Kowalczyk
	Name:	Sarah Kowalczyk
	Title:	Secretary

Signature Page to Amendment No. 7

CITIBANK, N.A., as Administrative Agent, Collateral Agent and an Issuing Lender

By:	/s/ Matthew Burke
Name: Matthew Burke
Title: Vice President & Managing Director

Signature Page to Amendment No. 7

[CONSENTING LENDERS SIGNATURE PAGES ON FILE WITH THE

ADMINISTRATIVE AGENT]

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 7 to Third Amended and Restated Credit Agreement (the “Amendment Agreement”), dated as of March 10, 2021, which amends the Third Amended and Restated Credit Agreement dated as of November 2, 2016 (as amended by Amendment No. 1 to Credit Agreement, dated as of December 8, 2017, Amendment No. 2 to Credit Agreement, dated as of June 18, 2018, Amendment No. 3 to Credit Agreement, dated as of June 18, 2018, Amendment No. 4 to Credit Agreement dated as of June 28, 2019, Amendment No. 5 to Credit Agreement, dated as of March 31, 2020, and Amendment No. 6 to Credit Agreement, dated as of June 26, 2021, the “Existing Credit Agreement”), among Harsco Corporation, a Delaware corporation, Citibank, N.A., as Administrative Agent, and the several lenders from time to time party thereto. Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Amended Credit Agreement (as defined in the Amendment Agreement). In connection with the execution and delivery of the Amendment Agreement, each of the undersigned (i) ratifies and affirms all the provisions in the Amended Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents, (ii) agrees that the terms and conditions of the Loan Documents, including the security provisions set forth therein, shall continue in full force and effect as amended thereby, and shall not be impaired or limited by the execution or effectiveness of the Amendment Agreement and (iii) acknowledges and agrees that the Collateral continues to secure, to the fullest extent possible in accordance with the Amended Credit Agreement and the Guarantee and Collateral Agreement, the payment and performance of all Obligations. All references in the Loan Documents to (i) the “Credit Agreement” shall hereafter mean and refer to the Existing Credit Agreement as amended pursuant to the Amendment Agreement and (ii) the term “Obligations” shall hereafter mean and refer to the Obligations as redefined in the Amended Credit Agreement and shall include all additional Obligations resulting from or incurred pursuant to the Amended Credit Agreement.

The terms and conditions of the Guarantee and Collateral Agreement and the other Security Documents are hereby reaffirmed by the Subsidiary Guarantors.

Dated: March 10, 2021

[Signature Pages Follow]

HARSCO CORPORATION as Borrower

By:	/s/ Michael Kolinsky
	Name:	Michael Kolinsky
	Title:	Vice President - Treasurer, Tax and Real Estate

Signature Page to Consent and Reaffirmation

HARSCO DEFENSE HOLDING LLC

HARSCO MINNESOTA FINANCE, INC.

PROTRAN TECHNOLOGY LIMITED LIABILITY COMPANY

HARSCO MINERALS TECHNOLOGIES LLC

CEHI ACQUISITION, LLC

CLEAN EARTH HOLDINGS, LLC

CEI HOLDING, LLC

HARSCO FINANCIAL HOLDINGS, INC.

By:	/s/ Michael H. Kolinsky
	Name:	Michael H. Kolinsky
	Title:	President

Signature Page to Consent and Reaffirmation

HARSCO MINNESOTA LLC HARSCO TECHNOLOGIES LLC

By:	/s/ Daniel G. King
	Name:	Daniel G. King
	Title:	President

Signature Page to Consent and Reaffirmation

HARSCO RAIL, LLC HARSCO METRO RAIL, LLC

By:	/s/ Jon S. Ploetz
	Name:	Jon S. Ploetz
	Title:	Vice President and Secretary

Signature Page to Consent and Reaffirmation

ALTEK, L.L.C. CALRISSIAN HOLDINGS, LLC CLEAN EARTH, LLC ESOL TOPCO LLC

By:	/s/ Jon S. Ploetz
	Name:	Jon S. Ploetz
	Title:	Secretary

Signature Page to Consent and Reaffirmation

21ST CENTURY ENVIRONMENTAL MANAGEMENT OF NEVADA, LLC

21ST CENTURY ENVIRONMENTAL MANAGEMENT, LLC OF RHODE ISLAND

ADVANCED REMEDIATION & DISPOSAL TECHNOLOGIES OF DELAWARE, LLC

AERC ACQUISITION CORPORATION

ALLIED ENVIRONMENTAL GROUP, LLC

ALLWORTH, LLC

BURLINGTON ENVIRONMENTAL, LLC

CHEMICAL POLLUTION CONTROL OF FLORIDA, LLC

CHEMICAL RECLAMATION SERVICES, LLC

CHEMICAL POLLUTION CONTROL, LLC OF NEW YORK

CLEAN EARTH ENVIRONMENTAL SERVICES, INC.

AES ASSET ACQUISITION CORPORATION

CLEAN EARTH ENVIRONMENTAL SOLUTIONS, INC.

CLEAN EARTH SPECIALTY WASTE SOLUTIONS, INC.

CLEAN EARTH OF ALABAMA, INC.

CLEAN EARTH OF CARTERET, LLC

CLEAN EARTH DREDGING TECHNOLOGIES, LLC

CLEAN EARTH OF GEORGIA, LLC

CLEAN EARTH OF GREATER WASHINGTON, LLC

CLEAN EARTH OF MARYLAND, LLC

CLEAN EARTH OF NEW CASTLE, LLC

CLEAN EARTH OF NORTH JERSEY, INC.

CLEAN EARTH OF PHILADELPHIA, LLC

CLEAN EARTH OF SOUTHEAST PENNSYLVANIA, LLC

CLEAN EARTH OF SOUTHERN FLORIDA, LLC

CLEAN EARTH OF WILLIAMSPORT, LLC

CLEAN EARTH OF MICHIGAN, LLC

CLEAN ROCK PROPERTIES LTD.

GENERAL ENVIRONMENTAL MANAGEMENT OF RANCHO CORDOVA LLC

LUNTZ ACQUISITION (DELAWARE), LLC

NORTHLAND ENVIRONMENTAL, LLC

NORTRU, LLC

Signature Page to Consent and Reaffirmation

PHILIP RECLAMATION SERVICES, HOUSTON, LLC

PSC ENVIRONMENTAL SERVICES LLC

PSC RECOVERY SYSTEMS, LLC

REAL PROPERTY ACQUISITION LLC

REPUBLIC ENVIRONMENTAL RECYCLING (NEW JERSEY), INC.

REPUBLIC ENVIRONMENTAL SYSTEMS (PENNSYLVANIA), LLC

REPUBLIC ENVIRONMENTAL SYSTEMS (TRANSPORTATION GROUP), LLC

RHO-CHEM, LLC

SOLVENT RECOVERY, LLC

GARDNER ROAD OIL, LLC

CLEAN EARTH MOBILE SERVICES, LLC

CLEAN EARTH OF PUERTO RICO, LLC

ENVIRONMENTAL SOIL MANAGEMENT INC

ENVIRONMENTAL SOIL MANAGEMENT OF NEW YORK, LIMITED LIABILITY COMPANY

MKC ACQUISITION CORPORATION

By:	/s/ Sarah Kowalczyk
	Name:	Sarah Kowalczyk
	Title:	Secretary

Signature Page to Consent and Reaffirmation

SCHEDULE I

TERM B-3 LOAN COMMITMENTS

Term B-3 Lender	Term B-3 Loan Commitment
Goldman Sachs Bank USA	$500,000,000.00

Total:	$500,000,000.00

SCHEDULE II

REVOLVING CREDIT COMMITMENTS

Extending Revolving Credit Lender	Revolving Credit Commitment
BMO Harris Bank N.A.	$60,000,000
Goldman Sachs Bank USA	$60,000,000
Bank of America, N.A.	$52,500,000
Royal Bank of Canada	$52,500,000
U.S. Bank National Association	$52,500,000
PNC Bank, National Association	$52,500,000
Citibank, N.A.	$50,000,000
Fifth Third Bank, National Association	$50,000,000
HSBC Bank USA, National Association	$45,000,000
KeyBank National Association	$42,500,000
lNG Bank N.V., Dublin Branch	$40,000,000
The Huntington National Bank	$35,000,000
Truist Bank	$35,000,000
Deutsche Bank AG New York Branch	$25,000,000
Bank of the West	$23,750,000
Arab Banking Corporation (B.S.C.)	$23,750,000

Total:	$700,000,000.00

EXHIBIT A

AMENDED CREDIT AGREEMENT

To be attached.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

among

HARSCO CORPORATION and

THE APPROVED BORROWERS

REFERRED TO HEREIN

as Borrowers,

The Several Lenders

from Time to Time Parties Hereto,

CITIBANK, N.A.,

ROYAL BANK OF CANADA and

PNC BANK, NATIONAL ASSOCIATION,

as Issuing Lenders,

GOLDMAN SACHS BANK USA,

~~CITIBANK, N.A.,~~

~~HSBC SECURITIES (USA) INC.,~~

CITIGROUP GLOBAL MARKETS INC. on behalf of CITI1,

BMO CAPITAL MARKETS CORP.,

BOFA SECURITIES, INC.,

HSBC SECURITIES (USA) INC.,

RBC CAPITAL MARKETS~~1~~2~~,~~

~~U.S.~~/ROYAL BANK OF CANADA,

PNC BANK, NATIONAL ASSOCIATION, and

~~KEYBANC CAPITAL MARKETS,~~

FIFTH THIRD BANK,

as Joint Bookrunners and Joint Lead Arrangers,

~~PNC~~ U.S. BANK NATIONAL ASSOCIATION,

KEYBANC CAPITAL MARKETS ~~LLC~~,

ING BANK N.V., DUBLIN BRANCH, and

HUNTINGTON SECURITIES, INC.,

as Senior Co-Managers,

~~FIFTH THIRD BANK, NATIONAL ASSOCIATION~~

~~and~~

~~ING BANK N.V.,~~

TRUIST SECURITIES, INC.,

DEUTSCHE BANK SECURITIES INC.,

BNP PARIBAS SECURITIES CORP., and

ARAB BANKING CORPORATION,

as Co-Managers,

~~GOLDMAN SACHS BANK USA,~~

~~CITIBANK, N.A.,~~

~~HSBC BANK USA, N.A.,~~

~~as Syndication Agents,~~

~~BANK OF AMERICA, N.A,~~

~~ROYAL BANK OF CANADA,~~

U.S. BANK NATIONAL ASSOCIATION, and

~~KEYBANK, N.A,~~

KEYBANC CAPITAL MARKETS,

as Syndication Agents,

ING BANK N.V., DUBLIN BRANCH, and

HUNTINGTON SECURITIES, INC.,

as Documentation Agents,

and

CITIBANK, N.A.,

as Administrative Agent and as Collateral Agent

Dated as of November 2, 2016

as amended as of December 8, 2017, June 18, 2018, June 28, 2019, March 31, 2020, June 26, 2020 and March ~~31~~10, ~~2020~~2021

[1]	Citigroup Global Markets Inc., Citibank, Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates
~~1~~[2]	RBC Capital Markets is a marketing name for the capital markets activities of Royal Bank of Canada and its affiliates.

TABLE OF CONTENTS

PAGE
ARTICLE 1
DEFINITIONS

Section 1.01.	Defined Terms	3
Section 1.02.	Other Definitional Provisions	~~59~~62
Section 1.03.	Accounting Changes	~~60~~63
Section 1.04.	Redenomination Of Certain Alternative Currencies	63
Section 1.05.	Limited Condition Acquisitions	~~61~~63
Section 1.06.	Letter of Credit Amounts	64
Section 1.07.	Exchange Rates; Currency Equivalents	64
Section 1.08.	Divisions	~~62~~65
Section 1.09.	~~LIBOR Successor Rate~~Benchmark Replacement Setting	65

ARTICLE 2
AMOUNT AND TERMS OF COMMITMENTS

Section 2.01.	Term Loan Commitments	~~64~~74
Section 2.02.	Procedure for Term ~~A~~B-~~1~~3 Loan Borrowing	~~64~~74
Section 2.03.	Repayment of Term Loans	~~65~~75
Section 2.04.	Revolving Credit Commitments	~~65~~75
Section 2.05.	Revolving Credit Loans	~~66~~76
Section 2.06.	Competitive Bid Procedure	~~68~~78
Section 2.07.	Standby Borrowing Procedure	~~70~~80
Section 2.08.	Repayment of Loans; Evidence of Debt	~~71~~81
Section 2.09.	Fees	~~72~~82
Section 2.10.	Termination or Reduction of Commitments	~~73~~83
Section 2.11.	Optional Prepayments	~~75~~85
Section 2.12.	Mandatory Prepayments	~~75~~85
Section 2.13.	Conversion and Continuation Options	~~78~~88
Section 2.14.	Minimum Amounts and Maximum Number of Eurocurrency Tranches	~~80~~89
Section 2.15.	Interest Rates and Payment Dates	~~80~~90
Section 2.16.	Default Interest	~~81~~91
Section 2.17.	Inability To Determine Interest Rate	~~81~~91
Section 2.18.	Pro Rata Treatment and Payments	~~83~~93
Section 2.19.	Requirements of Law	~~85~~95
Section 2.20.	Taxes	~~87~~96
Section 2.21.	Indemnity	~~90~~100
Section 2.22.	Illegality	~~91~~100
Section 2.23.	Change of Lending Office	~~92~~102
Section 2.24.	Incremental Credit Extensions	~~92~~102
Section 2.25.	Approved Borrowers	~~96~~105
Section 2.26.	Cash Collateral	~~97~~106

i

Section 2.27.	Defaulting Lenders	~~97~~107
Section 2.28.	Additional Costs	~~100~~109
Section 2.29.	Extension of Loans	~~100~~110
Section 2.30.	Refinancing Amendments	~~102~~112

ARTICLE 3
LETTERS OF CREDIT

Section 3.01.	L/C Commitment	~~105~~115
Section 3.02.	Procedure for Issuance of Letter of Credit	~~105~~115
Section 3.03.	Fees and Other Charges	~~106~~116
Section 3.04.	L/C Participations	~~106~~116
Section 3.05.	Reimbursement Obligation of the Borrowers	~~107~~117
Section 3.06.	Obligations Absolute	~~108~~118
Section 3.07.	Letter of Credit Payments	~~109~~119
Section 3.08.	Applications	~~109~~119
Section 3.09.	Resignation	~~109~~119
Section 3.10.	Additional Issuing Lenders	~~110~~119

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Section 4.01.	Financial Condition	~~110~~120
Section 4.02.	No Change	~~110~~120
Section 4.03.	Corporate Existence; Compliance with Law	~~110~~120
Section 4.04.	Corporate Power; Authorization; Enforceable Obligations	~~111~~120
Section 4.05.	No Legal Bar	~~111~~121
Section 4.06.	No Material Litigation	~~112~~121
Section 4.07.	No Default	~~112~~121
Section 4.08.	Ownership of Property; Liens; Insurance	~~112~~121
Section 4.09.	Intellectual Property	~~112~~122
Section 4.10.	Taxes	~~112~~122
Section 4.11.	Federal Regulations	~~113~~122
Section 4.12.	Labor Matters	~~113~~123
Section 4.13.	ERISA	~~113~~123
Section 4.14.	Investment Company Act	~~114~~123
Section 4.15.	Subsidiaries	~~114~~123
Section 4.16.	Environmental Matters	~~114~~124
Section 4.17.	Accuracy of Information, Etc	~~115~~125
Section 4.18.	Security Documents	~~116~~125
Section 4.19.	Solvency	~~116~~126
Section 4.20.	Sanctioned Persons	~~116~~126
Section 4.21.	Foreign Corrupt Practices Act	~~116~~126
Section 4.22.	Use of Proceeds	~~116~~126

ARTICLE 5
CONDITIONS PRECEDENT

Section 5.01.	Conditions to Effectiveness of this Agreement and the Initial Extension of Credit	~~117~~126
Section 5.02.	First Borrowing By Each Approved Borrower	~~118~~128
Section 5.03.	Conditions to each Extension of Credit	~~119~~129
Section 5.04.	Conditions to Delayed Draw Term A-1 Loans	~~120~~130

ARTICLE 6
AFFIRMATIVE COVENANTS

Section 6.01.	Financial Statements	~~121~~131
Section 6.02.	Certificates; Other Information	~~122~~131
Section 6.03.	Payment of Taxes	~~123~~133
Section 6.04.	Conduct of Business and Maintenance of Existence; Compliance	~~124~~133
Section 6.05.	Maintenance of Property; Insurance	~~124~~134
Section 6.06.	Inspection of Property; Books and Records; Discussions; Maintenance of Ratings	~~125~~134
Section 6.07.	Notices	~~125~~135
Section 6.08.	Additional Collateral, Etc	~~126~~136
Section 6.09.	Further Assurances	~~129~~138
Section 6.10.	Use of Proceeds	~~129~~138
Section 6.11.	Designation of Subsidiaries	~~129~~139
~~Section 6.12.~~	~~Post Closing Matters~~	~~130~~

ARTICLE 7
NEGATIVE COVENANTS

Section 7.01.	Financial Covenants	~~130~~140
Section 7.02.	Limitation on Indebtedness	~~131~~141
Section 7.03.	Limitation on Liens	~~134~~144
Section 7.04.	Limitation on Fundamental Changes	~~137~~147
Section 7.05.	Limitation on Disposition of Property	~~137~~147
Section 7.06.	Limitation on Restricted Payments	~~139~~149
Section 7.07.	Limitation on Investments	~~141~~151
Section 7.08.	Limitation on Optional Payments and Modifications of Debt Instruments, Etc	~~143~~153
Section 7.09.	Limitation on Transactions with Affiliates	~~144~~153
Section 7.10.	Limitation on Sales and Leasebacks	~~144~~154
Section 7.11.	Limitation on Changes in Fiscal Periods	~~144~~154
Section 7.12.	Limitation on Negative Pledge Clauses	~~144~~154
Section 7.13.	Limitation on Restrictions on Subsidiary Distributions	~~145~~155
Section 7.14.	Limitation on Lines of Business	~~146~~156
Section 7.15.	Limitation on Hedge Agreements	~~146~~156
Section 7.16.	Use Of Proceeds	~~146~~156

ARTICLE 8
EVENTS OF DEFAULT

ARTICLE 9
THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Section 9.01.	Appointment and Authority	~~150~~160
Section 9.02.	Duties of Administrative Agent; Exculpatory Provisions	~~151~~161
Section 9.03.	Delegation of Duties	~~152~~162
Section 9.04.	Resignation of Agent	~~152~~162
Section 9.05.	Non-Reliance on Agent and other Lenders	~~153~~163

ARTICLE 10
MISCELLANEOUS

Section 10.01.	Amendments and Waivers	~~154~~164
Section 10.02.	Notices	~~158~~168
Section 10.03.	No Waiver; Cumulative Remedies	~~160~~171
Section 10.04.	Survival of Agreement	~~161~~171
Section 10.05.	Payment of Expenses; Indemnity	~~161~~172
Section 10.06.	Successors and Assigns; Participations and Assignments	~~163~~174
Section 10.07.	Adjustments; Set Off	~~170~~181
Section 10.08.	Counterparts	~~171~~182
Section 10.09.	Severability	~~171~~182
Section 10.10.	Integration	~~172~~182
Section 10.11.	GOVERNING LAW	~~172~~182
Section 10.12.	Submission to Jurisdiction; Waivers	~~172~~183
Section 10.13.	Judgment Currency	~~173~~183
Section 10.14.	Acknowledgments	~~173~~184
Section 10.15.	Confidentiality	~~173~~184
Section 10.16.	Release of Collateral and Guarantee Obligations	~~174~~185
Section 10.17.	WAIVERS OF JURY TRIAL	~~176~~186
Section 10.18.	USA PATRIOT Act Notice	~~176~~186
Section 10.19.	Replacement Lenders	~~176~~186
Section 10.20.	Headings	~~177~~188
Section 10.21.	Lender Action	~~177~~188
Section 10.22.	Interest Rate Limitation	~~177~~188
Section 10.23.	Joint and Several Liability	~~178~~188
Section 10.24.	Specified Cash Management Agreements / Specified Hedge Agreements / Designated Bilateral Letters of Credit	~~178~~189
Section 10.25.	No Advisory or Fiduciary Responsibility	~~179~~189
Section 10.26.	Keepwell	~~179~~189
Section 10.27.	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~179~~190
Section 10.28.	Acknowledgement Regarding Any Supported QFCs	~~180~~190
Section 10.29.	Certain ERISA Matters	~~180~~191

ANNEXES:

A	Commitments

SCHEDULES:

1.1	Existing Designated Bilateral Letters of Credit
2.25	Approved Borrowers
4.04	Consents, Authorizations, Filings and Notices
4.06	Material Litigation
4.09	Intellectual Property
4.15(a)	Subsidiaries
4.15(b)	Rights in Capital Stock
4.18(c)	Real Property
6.12	Mortgaged Properties / Civil Aircraft Airframe and Engines Collateral / Notes Collateral
7.02(d)	Existing Indebtedness
7.03(f)	Existing Liens
7.07	Existing Investments
7.12	Existing Limitations on Negative Pledge Clauses
7.13	Existing Limitations on Restrictions on Subsidiary Distributions

EXHIBITS:

A-1	Form of Competitive Bid Request
A-2	Form of Notice of Competitive Bid Request
A-3	Form of Competitive Bid
A-4	Form of Competitive Bid/Accept Reject Letter
A-5	Form of Standby Borrowing Request
A-6	Form of Term Loan Borrowing Request
A-7	Form of Interest Election Request
B	Form of Compliance Certificate
C	[Reserved]
D	Form of Assignment and Acceptance
E	[Reserved]
F-1	Form of Term Note
F-2	Form of Revolving Credit Note
~~F-3~~	~~Form of Term A-1 Note~~
G-1	Form of Exemption Certificate (For Non-US Lenders That Are Not Partnerships)
G-2	Form of Exemption Certificate (For Non-US Lenders That Are Partnerships)
G-3	Form of Exemption Certificate (For Non-US Participants That Are Not Partnerships)
G-4	Form of Exemption Certificate (For Non-US Participants That Are Partnerships)
H	Form of Designation Letter
I	Form of Affiliate Subordination Agreement
J	Auction Procedures
K	Form of Termination Letter
L	Form of Solvency Certificate
M	Form of Guarantee and Collateral Agreement

v

THIRD AMENDED AND RESTATED CREDIT AGREEMENT ~~(this “Agreement”)~~, dated as of November 2, 2016 (as amended pursuant to Amendment No. 1, dated as of December 8, 2017, Amendment No. 2, dated as of June 18, 2018, Amendment No. 3 dated as of June 18, 2018, Amendment No. 4 dated as of June 28, 2019, Amendment No. 5 dated as of March 31, 2020, Amendment No. 6 dated June 26, 2020, and Amendment No. ~~5~~7 dated ~~as of~~ March ~~31~~10 , ~~2020~~2021 ), among HARSCO CORPORATION, a Delaware corporation (the “Company”), the APPROVED BORROWERS from time to time parties to this Agreement, the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), CITIBANK, N.A., ROYAL BANK OF CANADA and PNC BANK, NATIONAL ASSOCIATION, as Issuing Lenders, CITIBANK, N.A., as Administrative Agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders. Capitalized terms used but not defined in these introductory statements have the meaning specified in Section 1.01.

WHEREAS, on the Closing Date, the Lenders lent to the Company $550,000,000 in the form of term loans (the “Initial Term Loans”), and made available to the Company and the Approved Borrowers a $400,000,000 revolving credit facility for the making of Revolving Credit Loans and the issuance of Letters of Credit from time to time. The proceeds from the Initial Term Loans and the Revolving Loans made on the Closing Date were used to (i) refinance all of the loans and commitments outstanding under the Second Amended and Restated Agreement dated as of December 2, 2015 (the “Original Credit Agreement”), (ii) repay and discharge in full all of the Company’s obligations in respect of the 2018 Senior Notes (as defined below), and (iii) pay the costs and expenses related thereto (collectively, the “Transactions”). After the Closing Date, the Letters of Credit and proceeds under the Revolving Credit Loans will be used to (x) fund working capital and for general corporate purposes of the Company and its subsidiaries (including capital expenditures and Permitted Acquisitions (as defined below)) and (y) pay fees and expenses in connection with the foregoing transactions.

WHEREAS, on the Amendment No. 1 Effective Date, the Term B-1 Lenders lent to the Company $124,223,730.07 in the form of Term B-1 Loans (the “Term B-1 Loans”). The proceeds of the Term B-1 Loans made on the Amendment No. 1 Effective Date were used on the Amendment No. 1 Effective Date, together with the Term B-1 Loans allocated to the Cashless Option Lenders in accordance with Amendment No. 1 to (i) refinance all of the outstanding Initial Term Loans and (ii) pay the costs and expenses related thereto.

WHEREAS, on the Amendment No. 2 Effective Date, pursuant to Amendment No. 2, the Incremental Revolving Credit Commitment Lenders party to Amendment No. 2 made available additional Revolving Credit Commitments in an aggregate principal amount of $100,000,000.

WHEREAS, on the Amendment No. 3 Effective Date, the Company has requested that the Term B-2 Loan Lenders lend to the Company $78,337,626.95 in the form of Term B-2 Loans (the “Term B-2 Loans”) . The proceeds of the Term B-2 Loans made on the Amendment No. 3 Effective Date ~~will be~~were used on the Amendment No. 3 Effective Date, together with the Term B-2 Loans allocated to the Cashless Option Lenders in accordance with Amendment No. 3 to (i) refinance all of the outstanding Term B-1 Loans and (ii) pay the costs and expenses related thereto and costs and expenses related to Amendment No. 2 (collectively, the “Amendment No. 3 Transactions”).

~~WHEREAS, pursuant to Amendment No. 3 and upon satisfaction of the conditions set forth therein, the Existing Credit Agreement is being further amended on the Amendment No. 3 Effective Date in the form of this Agreement in connection with the Amendment No. 3 Transactions.~~

WHEREAS, on the Amendment No. 4 Effective Date, pursuant to Amendment No. 4, the Incremental Revolving Credit Commitment Lenders party to Amendment No. 4 made available additional Revolving Credit Commitments in an aggregate principal amount of $200,000,000 and the Revolving Credit Lenders refinanced the Revolving Credit Facility pursuant to a Refinancing Amendment, together with certain other amendments approved by Lenders constituting the Required Lenders and the Supermajority Lenders.

WHEREAS, on the Amendment No. 5 Effective Date, ~~the Company has requested that~~pursuant to Amendment No. 5, the Delayed Draw Lenders ~~establish~~party to Amendment No. 5 made available to the Company Delayed Draw Commitments~~. The proceeds of~~ for a loan in the form of Term A-1 Loans (the “Term A-1 Loans”). The proceeds of the Term A-1 Loans made on the Delayed Draw Funding Date ~~will be~~were used on the Delayed Draw Funding Date to (i) fund part of the consideration for the Borrower’s acquisition of the Stericycle Environmental Solutions business from Stericycle, Inc. (the “Stericycle Acquisition”) and (ii) pay the costs and expenses related to Amendment No. 5 ~~(collectively, the “Amendment No. 5 Transactions”).~~.

WHEREAS, on the Amendment No. 6 Effective Date, pursuant to Amendment No. 6, certain amendments requested by the Company were approved by Lenders constituting the Required Lenders on the terms set forth in Amendment No. 6.

WHEREAS, on the Amendment No. 7 Effective Date, (i) the Term B-3 Loan Lenders wish to lend to the Company $500,000,000 in the form of Term B-3 Loans, the proceeds of which will be used to refinance Term A-1 Loans and Term B-2 Loans outstanding under the Existing Credit Agreement and to pay related fees and expenses (collectively, the “Term A-1/B-2 Loans Refinancing”) and (ii) the Revolving Credit Lenders wish to extend the Revolving Credit Termination Date in effect immediately before the Amendment No. 7 Effective Date under the Existing Credit Agreement to the Revolving Credit Termination Date set forth in this Agreement (such extension, the “Revolving Credit Facility Extension” , and the Revolving Credit Facility Extension together with the Term A-1/B-2 Loans Refinancing, collectively, the “Amendment No. 7 Transactions”).

WHEREAS, pursuant to Amendment No. ~~5~~7 and upon satisfaction of the conditions set forth therein, the Existing Credit Agreement is being further amended on the Amendment No. ~~5~~7 Effective Date in the form of this Agreement in connection with the Amendment No.  ~~5~~7 Transactions.

WHEREAS, the applicable Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.    Defined Terms. As used in this Agreement, the terms listed in this Section 1.01 shall have the respective meanings set forth in this Section 1.01.

“2008 Indenture”: that certain indenture, dated as of May 15, 2008 by and between the Company and The Bank of New York, as trustee (together with its successors and assigns in such capacity, the “2018 Senior Note Trustee”), as supplemented by that certain First Supplemental Indenture, dated as of May 15, 2008, by and between the Company and the 2018 Senior Note Trustee.

“2018 Senior Notes”: the Notes issued on May 15, 2008 under the 2008 Indenture.

“2019 Indenture”: that certain indenture, dated as of June 28, 2019 by and between the Company and U.S. Bank National Association, as trustee (together with its successors and assigns in such capacity, the “2019 Senior Note Trustee” ), as supplemented by that certain First Supplemental Indenture, dated as of August 28, 2019, by and between the Company and the 2019 Senior Note Trustee and that certain Second Supplemental Indenture dated as of July 30, 2020, by and between the Company and the 2019 Senior Note Trustee.

“2027 Senior Notes”: the Notes issued on June 28, 2019 under the 2019 Indenture.

“Accepting Lenders”: as defined in Section 2.29.

“Accounting Change”: as defined in Section 1.03.

“Additional Lender”: at any time, any Person that is not an existing Lender and that agrees to provide any portion of any (a) Incremental Facilities in accordance with Section 2.24 or (b) Credit Agreement Refinancing Debt pursuant to a Refinancing Amendment in accordance with Section 2.30; provided that such Additional Lender shall be (x) with respect to Incremental Term Loans, Incremental Term Loan Commitments, Other Term Loans or Other Term Commitments, an institution that would be an Eligible Assignee with respect to Term Loans and (y) with respect to Incremental Revolving Credit Commitments or Other Revolving Credit Commitments, an institution that would be an Eligible Assignee with respect to Revolving Credit Commitments; provided further, that (i) the Administrative Agent and each Issuing Lender shall have consented (not to be unreasonably withheld or delayed) to such Additional Lender if a consent to an assignment to such Person by the Administrative Agent or such Issuing Lender, as applicable, would be required pursuant to Section 10.06 and (ii) the Company shall have consented to such Additional Lender if a consent to an assignment to such Person by the Company would be required pursuant to Section 10.06.

“Adjusted EURIBO Rate”: with respect to any Eurocurrency Borrowing in Euros under the Revolving Credit Facility, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted LIBO Rate”: with respect to any Eurocurrency Borrowing in Dollars or any Alternative Currency (other than Euros), for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate; provided that, with respect to any Eurocurrency Borrowing that is denominated in an Alternative Currency (other than Euros) for any Interest Period, Adjusted LIBO Rate shall mean an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the LIBO Rate for such Interest Period.

“Administrative Agent”: as defined in the preamble hereto.

“Administrative Questionnaire”: an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Affiliate Subordination Agreement”: an Affiliate Subordination Agreement substantially in the form of Exhibit I pursuant to which intercompany obligations and advances owed by any Loan Party to a non-Loan Party are subordinated to the Obligations.

“Agents”: the collective reference to the Administrative Agent, the Collateral Agent, the Senior Co-Managers, the Co-Managers, the Documentation Agents, the Joint Bookrunners and Joint Lead Arrangers and the Syndication Agents.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans, and, if applicable, the aggregate amount of such Lender’s Delayed Draw Commitment then in effect, and (ii) the amount of such Lender’s Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Agreement”: this Third Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Alternative Currency”: Euros and Sterling.

“Alternative Currency Borrowing”: a Borrowing comprised of Alternative Currency Loans. All Alternative Currency Borrowings shall be Eurocurrency Borrowings.

“Alternative Currency Equivalent”: with respect to any amount of Dollars on any date in relation to any specified Alternative Currency, the amount of such specified Alternative Currency that may be purchased with such amount of Dollars at the Spot Exchange Rate with respect to Dollars on such date. The term “Alternative Currency Equivalent” may be preceded by a reference to an Alternative Currency (e.g., “EUR Alternative Currency Equivalent”), in which case the Alternative Currency so referenced shall be the “specified” Alternative Currency.

“Alternative Currency Loan”: any Revolving Credit Loan denominated in an Alternative Currency.

“Amendment No. 1”: Amendment No. 1 dated as of December 8, 2017 among the Loan Parties, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“Amendment No. 1 Effective Date”: December 8, 2017.

“Amendment No. 2”: Amendment No. 2 dated as of June 18, 2018 among the Loan Parties, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“Amendment No. 2 Effective Date”: June 18, 2018.

“Amendment No. 3”: Amendment No. 3 dated as of June 18, 2018 among the Loan Parties, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“Amendment No. 3 Effective Date”: June 18, 2018.

“Amendment No. 3 Transactions”: has the meaning set forth in the recitals.

“Amendment No. 4”: Amendment No. 4 dated as of June 28, 2019 among the Loan Parties, the Lenders party thereto, the Issuing Lenders, the Administrative Agent and the Collateral Agent.

“Amendment No. 4 Effective Date”: June 28, 2019.

“Amendment No. 4 Existing Letters of Credit”: the Letters of Credit outstanding immediately prior to the Amendment No. 4 Effective Date.

“Amendment No. 5”: Amendment No. 5 dated as of March 31, 2020 among the Loan Parties, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“Amendment No. 5 Effective Date”: March 31, 2020.

“Amendment No. 6”: Amendment No. 6, dated as of June 26, 2020, among the Loan Parties, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“Amendment No. 6 Effective Date”: June 26, 2020.

“ Amendment No. 7 ”: Amendment No. 7, dated as of March 10, 2021, among the Loan Parties, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“ Amendment No. 7 Effective Date”: March 10, 2021.

“Amendment No. 7 Transactions”: has the meaning set forth in the recitals.

“ Ancillary Fees”: as defined in Section 10.01(ii).

“Annual Financial Statements”: the audited consolidated balance sheet of the Company as of each of December 31, 2015 and 2014 and the related audited consolidated statements of operations and cash flows for the Company for each of the fiscal years ended December 31, 2015 and 2014.

“Applicable Disposition”: a Disposition in excess of $10,000,000 individually (or series of related Dispositions).

“Applicable Margin”:

(a)    with respect to the Term B-~~2~~3 Loans, a percentage per annum equal to (i) with respect to Eurocurrency Loans, 2.25% and (ii) with respect to Base Rate Loans, 1.25%; and

(b)    with respect to the Revolving Credit ~~Loans and with respect to the Term A-1~~ Loans, a percentage per annum equal to the following percentages per annum, based upon, (i) prior to the Amendment No. 7 Effective Date, the Total Leverage Ratio, and (ii) from and after the Amendment No. 7 Effective Date, the Total Net Leverage Ratio, in each case as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

~~Prior to the Amendment No. 4 Effective Date~~

~~Pricing Level~~	~~Total Leverage Ratio~~	~~Eurocurrency Loans~~		~~Base Rate Loans~~
~~1~~	~~< 1.75:1.00~~	~~1.875~~	%	~~0.875~~	%
~~2~~	~~≥ 1.75:1.00 and < 2.00:1.00~~	~~2.00~~	%	~~1.00~~	%
~~3~~	~~≥ 2.00:1.00 and < 2.25:1.00~~	~~2.25~~	%	~~1.25~~	%
~~4~~	~~≥ 2.25:1.00 and < 3.25:1.00~~	~~2.50~~	%	~~1.50~~	%
~~5~~	~~≥ 3.25:1.00~~	~~3.00~~	%	~~2.00~~	%

From and after the Amendment No. 4 Effective Date and prior to the Amendment No. 7 Effective Date (but other than during the Relief Period)

Pricing Level	Total Leverage Ratio	Eurocurrency Loans	Base Rate Loans
1	< 2.75:1.00	1.50%	0.50%
2	≥ 2.75:1.00 and < 3.25:1.00	1.75%	0.75%
3	≥ 3.25:1.00 and < 4.00:1.00	2.00%	1.00%
4	≥ 4.00:1.00	2.25%	1.25%

~~During~~From and after the Amendment No. 4 Effective Date and prior to the Amendment No. 7 Effective Date (during the Relief Period)

Pricing Level	Total Leverage Ratio	Eurocurrency Loans	Base Rate Loans
1	< 2.75:1.00	1.50%	0.50%
2	≥ 2.75:1.00 and < 3.25:1.00	1.75%	0.75%
3	≥ 3.25:1.00 and < 4.00:1.00	2.00%	1.00%
4	≥ 4.00:1.00 and < 4.50:1.00	2.25%	1.25%
5	≥ 4.50:1.00	2.50%	1.50%

From and after the Amendment No. 7 Effective Date

Pricing Level	Total Net Leverage Ratio	Eurocurrency Loans	Base Rate Loans
1	< 2.75:1.00	1.50%	0.50%
2	≥ 2.75:1.00 and < 3.25:1.00	1.75%	0.75%

Pricing Level	Total Net Leverage Ratio	Eurocurrency Loans	Base Rate Loans
3	≥ 3.25:1.00 and < 4.00:1.00	2.00%	1.00%
4	≥ 4.00:1.00 and < 4.50:1.00	2.25%	1.25%
5	≥ 4.50:1.00	2.50%	1.50%

Any increase or decrease in the Applicable Margin resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, that upon the request of the Majority Revolving Credit Facility ~~and Delayed Draw~~ Lenders, the highest Pricing Level in the chart in clause (b) above shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply up to and including the date on which such Compliance Certificate is so delivered (and thereafter the applicable Pricing Level set forth in the chart in clause (b) above otherwise determined in accordance with this definition shall apply). In the event that any Compliance Certificate is shown by the Administrative Agent to be inaccurate (whether as a result of an inaccuracy in the financial statements on which such Compliance Certificate is based, a mistake in calculating the applicable Total Net Leverage Ratio or otherwise) at any time that this Agreement is in effect and any Loans or Commitments are outstanding such that the Applicable Margin for any period (an “Applicable Period”) should have been higher than the Applicable Margin applied for such Applicable Period, then (i) the Company shall promptly (and in no event later than five Business Days thereafter) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period; (ii) the Applicable Margin shall be determined by reference to the corrected Compliance Certificate (but in no event shall the Lenders owe any amounts to the Company); and (iii) the Company shall pay to the Administrative Agent promptly (and in no event later than five Business Days after the date such corrected Compliance Certificate is delivered) any additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. Notwithstanding anything to the contrary in this Agreement, any nonpayment of such interest as a result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and no default interest shall be due in respect thereof pursuant to Section 2.16, at any time prior to the date that is five Business Days following the date such corrected Compliance Certificate is delivered. The Company’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other amounts due hereunder.

“Approved Borrower”: any wholly owned Subsidiary of the Company (other than any ~~EEA~~Affected Financial Institution) as to which a Designation Letter shall have been delivered to the Administrative Agent in accordance with Section 2.25 hereof and as to which a Termination Letter shall not have been delivered to the Administrative Agent. The Approved Borrowers as of the Closing Date are set forth on Schedule 2.25.

“Application”: an application or letter of credit issuance request, in such customary form as the applicable Issuing Lender may reasonably specify from time to time, requesting that such Issuing Lender issue a Letter of Credit.

“Asset Sale”: any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by Section 7.05 (other than Dispositions made pursuant to paragraphs (g), (h) or (i) thereof)) which yields gross proceeds to the Company or any of its Restricted Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at Fair Market Value in the case of other non-cash proceeds) in excess of $5,000,000.

“Assigned Dollar Value”: in respect of any Borrowing denominated in an Alternative Currency, the Dollar Equivalent thereof determined based upon the applicable Spot Exchange Rate as of the Denomination Date for such Borrowing. In the event that any Borrowing denominated in an Alternative Currency shall be prepaid in part, the Assigned Dollar Value of such Borrowing shall be allocated ratably to the prepaid portion of such Borrowing and the portion of such Borrowing remaining outstanding.

“Assignee”: as defined in Section 10.06(c).

“Assignment and Acceptance”: as defined in Section 10.06(c).

“Assignor”: as defined in Section 10.06(c).

“Available Amount”: on any date (the “Determination Date”), an amount equal to:

(a)    $25,000,000; plus

(b)    an amount equal to 50% of the Consolidated Net Income of the Company and its Restricted Subsidiaries for each Determination Period (commencing with the fiscal year of the Company ending December 31, 2017) completed prior to such Determination Date for which financial statements have been delivered pursuant to Section 6.01(a) (or, if such amount is a loss, minus 100% of such loss); plus

(c)    the aggregate Net Equity Proceeds received by the Company after the Closing Date and on or prior to such Determination Date pursuant to any Permitted Equity Issuance; plus

(d)    the aggregate principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Capital Stock, of the Company (other than Indebtedness or Disqualified Capital Stock issued to the Company or another Restricted Subsidiary) that has been converted into or exchanged for Qualified Capital Stock in the Company after the Closing Date; plus

(e)    in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, the Fair Market Value of the Investments originally made by the Company and the Restricted Subsidiaries following the Closing Date in such Unrestricted Subsidiary pursuant to Section 7.07(o) (or of the assets transferred or conveyed, as applicable); minus

(f)    Restricted Payments made pursuant to Section 7.06(h) after the Closing Date and on or prior to the respective Determination Date; minus

(g)    Investments made pursuant to Section 7.07(o) after the Closing Date and on or prior to the respective Determination Date; minus

(h)    payments of Junior Debt made pursuant to Section 7.08(a)(ii) after the Closing Date and on or prior to the respective Determination Date.

“Available Revolving Credit Commitment”: with respect to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Credit Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding.

“Bail-In Action” the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Plan”: any plan of reorganization pursuant to Title 11 of the United States Code.

“Bankruptcy Code”: Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Base Rate”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, if such rate is less than 0.00% per annum, the Base Rate shall deemed to be 0.00% per annum for purposes of this Agreement, provided, further, that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m. London time on such day. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the

Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Base Rate Borrowing”: a Borrowing comprised of Base Rate Loans.

“Base Rate Loans”: Loans for which the applicable rate of interest is based upon the Base Rate.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefitted Lender”: as defined in Section 10.07.

“BHC Act Affiliate”: with respect to any party, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrowers”: the Company and, in the case of the Revolving Credit Facility, each Approved Borrower (each, a “Borrower”).

“Borrowing Date”: any Business Day specified by the applicable Borrower as a date on which ~~the~~such Borrower requests the relevant Lenders to make Loans hereunder.

“Borrowing”: a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.06).

“Borrowing Minimum”: (a) in the case of a Borrowing denominated in Dollars, $5,000,000 and (b) in the case of a Borrowing denominated in any Alternative Currency, 5,000,000 units (or, in the case of Sterling, 2,500,000 units) of such currency.

“Borrowing Multiple”: (a) in the case of a Borrowing denominated in Dollars, $1,000,000 and (b) in the case of a Borrowing denominated in any Alternative Currency, 1,000,000 units (or, in the case of Sterling, 500,000 units) of such currency.

“Borrowing Request”: a Term Loan Borrowing Request, a Standby Borrowing Request or a Competitive Bid Request, as applicable.

“Brand Disposition”: the sale of the Company’s interest in Brand Energy & Infrastructure Services, Inc. (“Brand”), to Brand on September 15, 2016.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that (a) when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which commercial banks are not open for dealings in deposits in the applicable currency in the London interbank market and (b) when used in connection with a Loan denominated in Euro, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euro.

“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person or any Restricted Subsidiary thereof during such period for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that, in conformity with GAAP, are required to be included as capital expenditures in the consolidated statement of cash flows of the Company and the Restricted Subsidiaries.

“Capital Lease Obligations”: with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (excluding any lease that would be required to be so classified as a result of a change in GAAP after the Closing Date); and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase or otherwise acquire any of the foregoing.

“Cash Collateralize”: to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the Issuing Lenders or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents”: (i) with respect to the Company or any of its Restricted Subsidiaries, (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Revolving Credit Lender or by any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (d) fully collateralized repurchase obligations of any Revolving Credit Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of such securities generally; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Revolving Credit Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; and (ii) with respect to any Foreign Subsidiaries, the approximate equivalent of any of clauses (i)(a) through (g) above, in each case, by reference to such Foreign Subsidiary’s jurisdiction of organization or any jurisdiction(s) where such Foreign Subsidiary is engaged in material operations.

“Cash Management Agreement”: any agreement to provide (i) cash management services, including treasury, depositary, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements (including commercial cards and working capital lines of credit) to the Company or any of its Restricted Subsidiaries and (ii) other loans to Foreign Subsidiaries in an aggregate outstanding principal amount (as to such other loans) at any one time of up to $50 million.

“Cash Management Bank”: (i) with respect to any Cash Management Agreement entered into after the Closing Date, any counterparty thereto that, at the time such Cash Management Agreement was entered into, was a Lender or an Affiliate of a Lender or of the Administrative Agent or the Collateral Agent, or (ii) with respect to any Cash Management Agreement entered into prior to the Closing Date, any counterparty thereto that, was, as of the Closing Date, a Lender or an Affiliate of a Lender or of the Administrative Agent or the Collateral Agent.

“Cashless Option Lender”: has the meaning set forth in Amendment No. 1 or Amendment No. 3, as applicable in context.

“Change of Control”: the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date) shall become, or obtain rights (whether by means of warrants, options or the like) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the Closing Date), directly or indirectly, of more than 35% of the outstanding common stock of the Company or (b) any change in control (or similar event, however denominated) with respect to the Company shall occur under and as defined in any indenture or agreement in respect of Indebtedness in excess of the Threshold Amount to which the Company or any other Loan Party is a party.

“Change in Law”: (a) the adoption or taking effect of any law, rule or regulation after the Closing Date, (b) any change in any law, rule, regulation or treaty or in the administration, implementation, interpretation or application thereof by any Governmental Authority after the Closing Date, (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority after the Closing Date or (d) compliance by any Lender or any Issuing Lender (or, for purposes of Section 2.19, by any lending office of such Lender or by such Lender’s or such Issuing Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority first made or issued after the Closing Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith by any Governmental Authority and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class”: (a) when used with respect to Lenders, whether such Lenders are Revolving Credit Lenders or Delayed Draw Lenders or Term Loan Lenders or Lenders under a particular Facility, (b) when used with respect to Commitments, whether such Commitments are Initial Revolving Credit Commitments, Incremental Revolving Credit Commitments, Extended Revolving Credit Commitments, Other Revolving Credit Commitments, Delayed Draw Commitments, Term B-~~2~~3 Loan Commitments, Incremental Term Loan Commitments, Extended Term Commitments or Other Term Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Incremental Revolving Credit Loans, Extended Revolving Credit Loans, Other Revolving Credit Loans, Term B-~~2~~3 Loans, Term A-1 Loans, Incremental Term Loans, Extended Term Loans or Other Term Loans.

“Closing Date”: November 2, 2016.

“Co-Managers”: ~~Fifth Third Bank, National Association and ING Bank N.V.~~Truist Securities, Inc., Deutsche Bank Securities Inc., BNP Paribas Securities Corp., and Arab Banking Corporation, in their capacities as co-managers of the ~~Facilities~~Facility governing the Term B-3 Loans hereunder.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Co-Collateral Agent”: shall mean Bank of America, N.A.

“Collateral”: all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Agent”: as defined in the preamble hereto.

“Commitment”: with respect to any Lender, each of the Term Loan Commitment, Delayed Draw Commitments and the Revolving Credit Commitment of such Lender.

“Committed Credit Exposure”: with respect to any Revolving Credit Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding Standby Loans of such Lender denominated in Dollars, plus (b) the Assigned Dollar Value at such time of the aggregate principal amount at such time of all outstanding Standby Loans of such Lender that are Alternative Currency Loans.

“Commitment Fee”: as defined in Section 2.09(a).

“Commitment Fee Percentage”: on any date, a percentage per annum equal to (i) until delivery of the first Compliance Certificate to the Administrative Agent after the Closing Date, 0.40% and (ii) thereafter, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Prior to the Amendment No. 4 Effective Date

Pricing Level	Total Leverage Ratio	Commitment Fee Percentage
1	< 1.75:1.00	0.25%
2	≥ 1.75:1.00 and < 2.00:1.00	0.30%
3	≥ 2.00:1.00 and < 2.25:1.00	0.35%
4	≥ 2.25:1.00 and < 3.25:1.00	0.40%
5	≥ 3.25:1.00	0.50%

From and after the Amendment No. 4 Effective Date

Pricing Level	Total Leverage Ratio	Commitment Fee Percentage
1	< 2.75:1.00	0.25%
2	≥ 2.75:1.00 and < 3.25:1.00	0.30%
3	≥ 3.25:1.00 and < 4.00:1.00	0.40%
4	≥ 4.00:1.00	0.50%

Any increase or decrease in the Commitment Fee Percentage resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, that upon the request of the Majority Revolving Credit Facility Lenders, the highest Pricing Level in the above chart shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply up to and including the date on which such Compliance Certificate is so delivered (and thereafter the applicable Pricing Level in the above chart otherwise determined in accordance with this definition shall apply). In the event that any Compliance Certificate is shown by the Administrative Agent to be inaccurate (whether as a result of an inaccuracy in the financial statements on which such Compliance Certificate is based, a mistake in calculating the applicable Total Leverage Ratio or otherwise) at any time that this Agreement is in effect and any Loans or Commitments are outstanding such that the Commitment Fee Percentage for any period (an “Applicable Period”) should have been higher than the Commitment Fee Percentage applied for such Applicable Period, then (i) the Company shall promptly (and in no event later than five Business Days thereafter) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period; (ii) the Applicable Margin shall be determined by reference to the corrected Compliance Certificate (but in no event shall the Revolving Credit Lenders owe any amounts to the Company); and (iii) the Company shall pay to the Administrative Agent promptly (and in no event later than five Business Days after the date such corrected Compliance Certificate is delivered) any additional commitment fees owing as a result of such increased Commitment Fee Percentage for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. Notwithstanding anything to the contrary in this Agreement, any nonpayment of such commitment fees as a result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and no default interest shall be due in respect thereof pursuant to Section 2.16, at any time prior to the date that is five Business Days following the date such corrected Compliance Certificate is delivered. The Company’s obligations under this paragraph shall survive the termination of the Revolving Credit Commitments and the repayment of all other amounts due hereunder.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group that includes the Company and that is treated as a single employer under Section 414 of the Code.

“Company”: as defined in the preamble hereto.

“Company Notice”: as defined in Section 6.08(b).

“Competitive Bid”: an offer by a Lender to make a Competitive Loan pursuant to Section 2.06.

“Competitive Bid Accept/Reject Letter”: a notification made by a Borrower pursuant to Section 2.06(d) in the form of Exhibit A-4 hereto.

“Competitive Bid Rate”: as to any Competitive Bid made by a Lender pursuant to Section 2.06(b), (i) in the case of a Eurocurrency Loan, the Competitive Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

“Competitive Bid Request”: a request made pursuant to Section 2.06 in the form of Exhibit A-l hereto.

“Competitive Borrowing”: a borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Revolving Credit Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by a Borrower under the bidding procedure described in Section 2.06.

“Competitive Loan”: a loan from a Lender to a Borrower pursuant to the bidding procedure described in Section 2.06. Each Competitive Loan shall be a Eurocurrency Competitive Loan or a Fixed Rate Loan.

“Competitive Margin”: as to any Eurocurrency Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from, in the case of Eurocurrency Competitive Loans denominated in Dollars or any Alternative Currency (other than Euros), the LIBO Rate and, in the case of Eurocurrency Competitive Loans denominated in Euros, the EURIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B, or in such other form as is reasonably acceptable to the Administrative Agent.

“Consent and Reaffirmation”: the Consent and Reaffirmation dated the date hereof by the Company and each other Loan Party party thereto in favor of the Collateral Agent for the benefit of the Secured Parties.

“Consolidated Current Assets”: at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the ~~Borrower~~Company and its Restricted Subsidiaries at such date, other than amounts related to current or deferred Taxes based on income or profits, assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees, derivative financial instruments and assets under any Swap Obligations.

“Consolidated Current Liabilities”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the ~~Borrower~~Company and its Restricted Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the ~~Borrower~~Company and its Restricted Subsidiaries, (b) without duplication of clause (a) above, the current portion of all Indebtedness consisting of Loans to the extent otherwise included therein, (c) the current portion of accrued interest, (d) liabilities relating to current or deferred Taxes based on income or profits, (e) any loans or letters of credit under any other revolving facility, (f) liabilities in respect of deferred purchase price holdbacks and earn-out obligations, (g) non-cash compensation costs and expenses, (h) customer advances in excess of $10 million (per contract or program) received after the Closing Date less inventory purchases associated with the customer advances and (i) liabilities under any Swap Obligations.

“Consolidated EBITDA”: at any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for the most recently completed consecutive four fiscal quarters plus (a) the following to the extent deducted in calculating Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income or excise taxes payable by the Company and its Restricted Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) losses on sales of assets outside the ordinary course of business and losses from discontinued operations, (v) any other extraordinary, unusual, infrequent or nonrecurring or noncash items for such period, and (vi) the amount of loss on any sale of Securitization Assets in connection with any Permitted Securitization Financing that is not shown as a liability on a consolidated balance sheet prepared in accordance with GAAP, minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) any extraordinary income or gains, (ii) gains on sales of assets outside the ordinary course of business and gains from discontinued operations, (iii) the amount of gain on any sale of Securitization Assets in connection with any Permitted Securitization Financing that is not shown as an asset on a consolidated balance sheet prepared in accordance with GAAP and (iv) any other nonrecurring or non-cash income; provided that Consolidated EBITDA shall be determined on a Pro Forma Basis.

“Consolidated Interest Charges”: for the most recently completed consecutive four fiscal quarters, for the Company and its Restricted Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Restricted Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Restricted Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP; provided that Consolidated Interest Charges shall be determined on a Pro Forma Basis.

“Consolidated Net Income”: for any period, the net income of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Non-Cash Charges”: with respect to the ~~Borrower~~Company and the Restricted Subsidiaries for any period, the aggregate depreciation, amortization (including amortization of intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees, the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of the Borrowers’ outstanding Indebtedness and commissions, discounts, yield and other fees and charges but excluding amortization of prepaid cash expenses that were paid in a prior period), non-cash impairment, non-cash compensation, non-cash rent, and other non-cash charges of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Total Assets”: of any Person at any date, all assets that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries at such date.

“Consolidated Working Capital”: at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Consolidated Working Capital Adjustment”: for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than (in which case the Consolidated Working Capital Adjustment will be a negative number)) Consolidated Working Capital as of the end of such period.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Covered Entity”: any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning assigned to such term in Section 10.28.

“Credit Agreement Refinancing Debt”: Indebtedness constituting a Permitted Refinancing incurred under this Agreement pursuant to a Refinancing Amendment, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans, outstanding Revolving Credit Commitments and/or existing Revolving Credit Loans (including any successive Credit Agreement Refinancing Debt) (“Refinanced Credit Agreement Debt”); provided that (a) except to the extent otherwise permitted under this Agreement (subject to a dollar for dollar usage of any other basket set forth in Section 7.02 to the extent of any excess, if applicable), such extending, refunding, renewing, replacing or refinancing Indebtedness (including, if such Indebtedness includes any Other Revolving Credit Commitments, the unused portion of such Other Revolving Credit Commitments) is in an original aggregate principal amount (or accreted value, if applicable) not greater than the aggregate principal amount (or accreted value, if applicable) of the Refinanced Credit Agreement Debt (and, in the case of Refinanced Credit Agreement Debt consisting in whole or in part of unused Revolving Credit Commitments or Other Revolving Credit Commitments, the amount thereof) except by an amount equal to unpaid accrued interest and premium or make-whole payments applicable thereto and any fees and expenses (including upfront fees and original issue discount) in connection with such extension, exchange, modification, refinancing, refunding, renewal or replacement, (b) such Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the Collateral, (c) such Indebtedness shall not be guaranteed by any Restricted Subsidiaries other than the Restricted Subsidiaries that are Loan Parties and (d) such Indebtedness shall otherwise satisfy the requirements applicable thereto pursuant to Section 2.30.

“Customary Intercreditor Agreement”: (a) to the extent executed in connection with the incurrence or assumption of secured Indebtedness, the Liens on the Collateral securing such Indebtedness which are intended to rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies), a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Company, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies) and (b) to the extent executed in connection with the incurrence or assumption of secured Indebtedness, the Liens on the Collateral securing such Indebtedness which are intended to rank junior (or senior, as applicable) in priority to the Liens on the Collateral securing the Obligations, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Company, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior (or senior, as applicable) in priority to the Lien on the Collateral securing the Obligations.

“Declined Proceeds”: as defined in Section 2.12(j).

“Default”: any of the events or conditions specified in Article 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Right”: has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender”: at any time, a Lender (i) that has failed for three or more Business Days to comply with its obligations under this Agreement to make a Loan or make any other payment due hereunder (including in respect of its participations in Letters of Credit) (each, a “funding obligation”), unless with respect to the making of a Loan such Lender has notified the Administrative Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified (and calculated, if applicable) in such writing), (ii) that has notified the Administrative Agent and the Company in writing, or has stated publicly, that it does not intend to comply with its funding obligation hereunder unless with respect to the making of a Loan such writing or statement states that such position is based on such Lender’s good faith determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified (and calculated, if applicable) in such writing or public statement), (iii) that has, for five or more Business Days after written request of the Administrative Agent or the Company, failed to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder; provided that a Lender shall cease to be a Defaulting Lender under this clause (iii) upon receipt by the Administrative Agent and the Company of such written confirmation, (iv) as to which a Lender Insolvency Event has occurred and is continuing, or (v) that becomes the subject of a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (i) through (v) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.27(b)) upon written notification of such determination by the Administrative Agent to the Company and the Lenders.

“Delayed Draw Commitment Period”: the period from but excluding the Amendment No. 5 Effective Date through and including the Delayed Draw Termination Date.

“Delayed Draw Funding Date”: the date during the Delayed Draw Commitment Period on which the Term A-1 Loans are funded pursuant to Section 2.01.

“Delayed Draw Commitments”: with respect to each Delayed Draw Lender, the commitment, if any, of such Delayed Draw Lender to make a Term A-1 Loan hereunder on the Delayed Draw Funding Date in the amount not to exceed such Delayed Draw Lender’s Delayed Draw Commitment as set forth on Schedule I of Amendment No. 5 under the caption “Delayed Draw Commitments.”. As of the Amendment No. 5 Effective Date, the aggregate amount of the Delayed Draw Commitments ~~is~~was equal to $280,000,000, which amount will be reduced in accordance with Section 2.10(a) and the terms hereof.

“Delayed Draw Lenders”: each Lender that has a Delayed Draw Commitment or a Term A-1 Loan.

“Delayed Draw Termination Date”: the earliest to occur of (i) the Delayed Draw Funding Date, (ii) the date that the Stericycle Acquisition is consummated without the funding of the Term A-1 Loans, (iii) the date on which the Stericycle Acquisition Agreement is terminated, (iv) the date on which Delayed Draw Commitments are terminated in accordance with Section 2.10(a) and (v) November 6, 2020 (or, if the “Initial Outside Date” (as such term is defined in the Stericycle Acquisition Agreement) is extended, February 6, 2021~~).~~

~~“Delayed Draw Ticking Fee” has such meaning as provided in Section 2.09(b~~).

~~“Delayed Draw Ticking Fee Percentage”: (i) from and including the Amendment No. 5 Effective Date to and including the date that is 45 days after the Amendment No. 5 Effective Date, 0%, (ii) from but not including the date that is 45 days after the Amendment No. 5 Effective Date, to and including the date that is 90 days after the Amendment No. 5 Effective Date, 50% of the Applicable Margin applicable to the Term A-1 Loans that are Eurocurrency Loans; (iii) from but not including the date that is 90 days after the Amendment No. 5 Effective Date, until and including the date that is 180 days after the Amendment No. 5 Effective Date, 100% of the Applicable Margin applicable to the Term A-1 Loans that are Eurocurrency Loans, from time to time in effect and (iv) from but not including the date that is 180 days after Amendment No. 5 Effective Date, until and including the Delayed Draw Termination Date, the Adjusted LIBO Rate (after giving effect to the proviso to the definition of LIBO Rate) assuming a one month Interest Period plus the Applicable Margin applicable to Term A-1 Loans that are Eurocurrency Loans, from time to time in effect.~~

“Denomination Date”: at any time, in relation to any Alternative Currency Borrowing, the date that is two Business Days before the later of (a) the date such Borrowing is made and (b) the date of the most recent conversion or continuation of such Borrowing pursuant to Section 2.13.

“Designated Bilateral Letters of Credit”: each Existing Designated Bilateral Letters of Credit and, to the extent designated as such in a certificate delivered by the Company to the Administrative Agent and the Collateral Agent pursuant to Section 8.15 of the Guarantee and Collateral Agreement, obligations of the Company or any of its Restricted Subsidiaries under letters of credit (other than Letters of Credit), performance bond, surety bond, bank guarantee or other similar arrangements entered into by the Company or any of its Restricted Subsidiaries with a Designated Bilateral Letter of Credit Issuer.

“Designated Bilateral Letter of Credit Issuer”: with respect to any Designated Bilateral Letter of Credit, the issuer thereof.

“Designated Non-Cash Consideration”: the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer.

“Designation Letter”: as defined in Section 2.25.

“Determination Date”: as defined in the definition of “Available Amount”.

“Determination Period”: as of any Determination Date, the immediately preceding fiscal year of the Company.

“De Minimis Disposition”: any Disposition of Property or series of related Dispositions of Property with an aggregate fair market value, as determined by the Company in good faith, of less than $30,000,000.

“Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (other than, in each case, a Specified Distribution); and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock”: any Capital Stock of any Person, which by its terms (or by the terms of any security or Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, matures or requires such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of such Person or any other Person or any warrants, rights or options to acquire such Capital Stock, in each case, while the Revolving Credit Commitments, Extended Revolving Credit Commitments, Incremental Revolving Credit Commitments, Other Revolving Credit Commitments, Term Loans, Incremental Term Loans, Extended Term Loans and Other Term Loans remain outstanding or prior to the date that is 91 days following the Latest Maturity Date at the time of incurrence of such Disqualified Capital Stock; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable prior to such date shall be deemed to be Disqualified Capital Stock, other than Capital Stock that so matures or is mandatorily redeemable as a result of a change of control or asset sale (provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the Asset Sale and Change of Control provisions applicable to this Facility and any prepayment requirement triggered thereby may not become operative until compliance with the Asset Sale and Change of Control provisions applicable to this Facility); provided, further, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Restricted Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Institutions”: those Persons that are identified in writing by the Company to the Administrative Agent on or prior to October 13, 2016, which list shall be available for inspection upon the request of any Lender.

“Documentation Agents”: ING Bank ~~of America,~~ N.~~A~~V ., ~~Royal Bank of Canada, U.S. Bank National Association~~Dublin Branch, and ~~KeyBank~~Huntington Securities, ~~N.A~~Inc ., in their capacities as documentation agents of the ~~Facilities~~of the Facility governing the Term B-3 Loans hereunder.

“Dollar Equivalent”: at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the ~~Borrower~~Company at such time on the basis of the Spot Exchange Rate (determined in respect of the most recent applicable date of determination) for the purchase of Dollars with such currency.

“Dollars” ~~or~~, “$” or “USD ”: the lawful currency of the United States of America.

“Domestic Subsidiary”: any Subsidiary of the Company organized under the laws of any jurisdiction within the United States of America.

“Dutch Auction”: an auction conducted by the Company to purchase Term Loans as contemplated by Section 10.06(k) substantially in accordance with the procedures set forth in Exhibit J.

“ECF Percentage”: with respect to any fiscal year of the Company, 50%; provided that the ECF Percentage shall be reduced to (i) 25% if the Senior Secured Net Leverage Ratio for the Test Period ending on the last day of the relevant fiscal year is less than 2.25 to 1.00 but greater than or equal to 1.75 to 1.00 and (ii) 0% if the Senior Secured Net Leverage Ratio for the Test Period ending on the last day of the relevant fiscal year is less than 1.75 to 1.00.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield”: as to any Loans, the effective all-in-yield on such Loans as determined in good faith by the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the weighted average life to maturity of such

Loans and (y) the four years following the date of incurrence thereof) payable generally to lenders making such Loans, but excluding any commitment, arrangement, underwriting, structuring or other fees payable in connection therewith that are not generally shared with the relevant lenders and customary consent fees paid generally to consenting lenders.

“Eligible Assignee”: (a) in the case of Term Loans (other than Delayed Draw Commitments and Term A-1 Loans), (i) a Lender, (ii) an Affiliate of a Lender, (iii) a Related Fund of a Lender, and (iv) any other Person approved by the Administrative Agent and the Company, to the extent such approval is required under Section 10.06(c) and (b) in the case of any assignment of a Revolving Credit Commitment or Delayed Draw Commitments or Term A-1 Loans, (i) a Revolving Credit Lender or Delayed Draw Lender, (ii) an Affiliate of a Revolving Credit Lender or Delayed Draw Lender, (iii) a Related Fund of a Revolving Credit Lender or Delayed Draw Lender, and (iv) any other Person (other than a natural person) approved by the Administrative Agent, each Issuing Lender and the Company, to the extent such approval is required under Section 10.06(c); provided, further that notwithstanding the foregoing, “Eligible Assignee” shall not include (w) the Company or any of the Company’s Affiliates (it being understood and agreed that assignments to the Company may only be made pursuant to Section 10.06(k)), (x) any Defaulting Lender, (y) any natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) or (z) unless approved in writing by the Company, any Disqualified Institution.

“EMU Legislation”: the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

“Environmental Laws”: any and all laws, rules, orders, regulations, statutes, ordinances, legally binding guidelines, codes, decrees, or other legally enforceable requirements or binding agreements (including, without limitation, common law) of any Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety or exposure to or releases of any toxic, radioactive or otherwise hazardous substances or materials, as has been, is now, or may at any time hereafter be, in effect.

“Environmental Liability”: any liability, loss, damage, cost, expense, fine, penalty, sanction or interest, fixed or contingent, known or unknown, resulting from or related to Environmental Laws or exposure to, or emission, leaking, disposal or the arranging for disposal or transport for disposal, or releases of, Materials of Environmental Concern.

“Environmental Permits”: any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Event”: (a) the failure to satisfy the minimum funding standard with respect to a Single Employer Plan within the meaning of Section 412 of the Code or Section 302 of ERISA, (b) a determination that a Single Employer Plan is in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (c) a determination that a Multiemployer Plan is in

“endangered status” or “critical status” (as defined in Section 305(b) of ERISA) or (d) the filing pursuant to Section 302(c) of ERISA or Section 412(c) of the Code of an application for a waiver of the minimum funding standard with respect to any Single Employer Plan.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBO Rate”: with respect to any Eurocurrency Borrowing in Euros for any Interest Period, (i) the interest rate per annum for deposits in Euros which appears on Reuters Screen EURIBOR01 Page (or any successor page) as of 11:00 a.m., Brussels time, on the Quotation Day for such Interest Period or, if such a rate does not appear on such rate page, (ii) an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which deposits in Euros approximately equal in principal amount to the Loan of the Administrative Agent, in its capacity as a Lender (or, if the Administrative Agent is not a Lender in respect of such Borrowing, then the Loan of the Lender in respect of such Borrowing with the greatest Loan amount), included in such Eurocurrency Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the European interbank market for Euros at approximately 11:00 a.m., Brussels time, on the Quotation Day for such Interest Period, provided that (x) the EURIBO Rate with respect to the Term B-~~2~~3 Loans shall at no time be less than ~~1.00~~0.50% per annum and (y) the EURIBO Rate in all other circumstances shall at no time be less than 0.00% per annum.

“Euro”: the single currency of the European Union as constituted by the treaty on European Union.

“Eurocurrency Borrowing”: a Borrowing comprised of Eurocurrency Loans.

“Eurocurrency Competitive Borrowing”: a Competitive Borrowing comprised of Eurocurrency Competitive Loans.

“Eurocurrency Competitive Loan”: any Competitive Loan bearing interest at a rate determined by reference to, in the case of Eurocurrency Competitive Loan denominated in Dollars or any Alternative Currency (other than Euros), the LIBO Rate and, in the case of Eurocurrency Competitive Loans denominated in Euros, the EURIBO Rate in accordance with the provisions of Article 2.

“Eurocurrency Loan”: any Eurocurrency Competitive Loan or Eurocurrency Standby Loan.

“Eurocurrency Standby Borrowing”: a Standby Borrowing comprised of Eurocurrency Standby Loans.

“Eurocurrency Standby Loan”: any Standby Loan bearing interest at a rate determined by reference to, in the case of Eurocurrency Standby Loans denominated in Dollars or any Alternative Currency (other than Euros), the LIBO Rate and, in the case of Eurocurrency Standby Loans denominated in Euros, the EURIBO Rate in accordance with the provisions of Article 2.

“Eurocurrency Term Borrowing”: a Term Borrowing comprised of Eurocurrency Term Loans.

“Eurocurrency Term Loan”: any Term Loan bearing interest at a rate determined by reference to, in the case of Eurocurrency Term Loans denominated in Dollars or any Alternative Currency (other than Euros), the LIBO Rate and, in the case of Eurocurrency Term Loans denominated in Euros, the EURIBO Rate in accordance with the provisions of Article 2.

“Eurocurrency Tranche”: the collective reference to Eurocurrency Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Article 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Evidence of Flood Insurance”: as defined in Section 6.08(b).

“Excess Cash Flow”: for any Excess Cash Flow Period, the excess, if positive, of

(a)    the sum, without duplication, of

(i)    Consolidated Net Income for such Excess Cash Flow Period,

(ii)    the amount of all Consolidated Non-Cash Charges deducted in arriving at such Consolidated Net Income, but excluding any such Consolidated Non-Cash Charges representing an accrual or reserve for a potential cash item in any future period that is reflected in Consolidated Working Capital,

(iii)    the Consolidated Working Capital Adjustment for such Excess Cash Flow Period (it being understood that such number may be negative), (excluding from the calculation of the Consolidated Working Capital Adjustment decreases or increases arising from (A) acquisitions or Dispositions of all or substantially all of the Capital Stock of any Restricted Subsidiary of the ~~Borrower~~Company or any business line, unit or division of the ~~Borrower~~Company or any such Restricted Subsidiary, in each case by the ~~Borrower~~Company and its Restricted Subsidiaries completed during such period, (B) the application of acquisition and/or purchase recapitalization accounting, (C) the effect of reclassification during such period between Current Assets and long-term assets and Current Liabilities and long-term liabilities (with a corresponding restatement to the prior period to give effect to such reclassification), and (D) a Permitted Securitization Financing or other accounts receivable sale program),

(iv)    the aggregate net amount of loss on the Disposition of property by the ~~Borrower~~Company and the Restricted Subsidiaries during such Excess Cash Flow Period (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income,

(v)    the amount of income tax expense or benefit in excess of the amount of taxes paid in cash during such Excess Cash Flow Period to the extent such tax expense was deducted in determining Consolidated Net Income for such period, and

(vi)    cash receipts in respect of Swap Obligations during such Excess Cash Flow Period to the extent not otherwise included in Consolidated Net Income, over

(b)    the sum, without duplication, of

(i)    the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing a reversal of an accrual or reserve described in clause (a)(ii)),

(ii)    the aggregate amount actually paid by the ~~Borrower~~Company and Restricted Subsidiaries in cash during such Excess Cash Flow Period on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures (other than Indebtedness under any revolving facility) and Capital Expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following clause (iii) was previously delivered),

(iii)    Capital Expenditures, Permitted Acquisitions and other Investments permitted hereunder that the ~~Borrower~~Company or any of its Restricted Subsidiaries shall, during such Excess Cash Flow Period, become obligated to make within the 100 day period following the end of such Excess Cash Flow Period but that are not made during such Excess Cash Flow Period; provided that the ~~Borrower~~Company shall deliver a certificate to the Administrative Agent not later than 100 days after the end of such Excess Cash Flow Period, signed by a Responsible Officer of the ~~Borrower~~Company and certifying that such Capital Expenditure, Permitted Acquisition or other Investment permitted hereunder, as applicable, will be made in the following Excess Cash Flow Period; provided, further, however, that if such Capital Expenditures, Permitted Acquisition or other Investment permitted hereunder, as applicable, are not actually made in cash within 100 days after the end of such Excess Cash Flow Period, such amount shall be added back to Excess Cash Flow for the subsequent Excess Cash Flow Period,

(iv)    to the extent not deducted in determining Consolidated Net Income, net income taxes of the ~~Borrower~~Company or any of its Restricted Subsidiaries that were paid or refunded in cash in excess of income tax expense or benefit during such Excess Cash Flow Period,

(v)    all mandatory prepayments of the Term Loans pursuant to Section 2.12 made during such Excess Cash Flow Period as a result of any Asset Sale or Recovery Event, or the amount reserved for acquisition or repair of assets or other reinvestment with respect to any Asset Sale or Recovery Event, but only to the extent that such Asset Sale or Recovery Event resulted in a corresponding increase in Consolidated Net Income, without duplication of the effect of clauses (a)(iv) and (b)(ix),

(vi)     the aggregate amount actually paid by the ~~Borrower~~Company and its Restricted Subsidiaries in cash during such Excess Cash Flow Period on account of Permitted

Acquisitions or other Investments permitted hereunder (including any earn-out and other contingent consideration obligations and adjustments thereto, but excluding the principal amount of Indebtedness incurred in connection with such expenditures other than Indebtedness under any revolving credit facility),

(vii)    to the extent not funded with the proceeds of Indebtedness (other than Indebtedness in respect of any revolving credit facility), the aggregate amount of all regularly scheduled principal amortization payments of Funded Debt made on their due date during such Excess Cash Flow Period (including payments in respect of Capital Lease Obligations to the extent not deducted in the calculation of Consolidated Net Income),

(viii)    to the extent not funded with the proceeds of Indebtedness (other than Indebtedness in respect of any revolving credit facility), the aggregate amount of all optional prepayments, repurchases and redemptions of Indebtedness (other than (x) the Loans and (y) in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder) made during such Excess Cash Flow Period,

(ix)    the aggregate net amount of gains on the Disposition of property by the ~~Borrower~~Company and the Restricted Subsidiaries during such Excess Cash Flow Period (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income,

(x)    to the extent not funded with the proceeds of Indebtedness (other than any revolving credit facility) or deducted in determining Consolidated Net Income, Restricted Payments made under Section 7.06(c), (d), (e), or (f),

(xi)    the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the ~~Borrower~~Company and any Restricted Subsidiary during such period that are required to be made in connection with any prepayment or satisfaction and discharge of Indebtedness,

(xii)    cash expenditures in respect of Swap Obligations during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income,

(xiii)    the amount of cash payments made in respect of pensions, multi-employer pension plan withdrawal payments, other post-employment benefits, restructuring reserves (including severance, lease run-outs, and disposal costs), self-insurance (including workers compensation, employer’s liability, auto liability, general liability and product liability), completion and surety bonds, or other obligations requiring advance payments, funding or deposits not otherwise specified in this definition in such period to the extent not deducted in arriving at such Consolidated Net Income,

(xiv)    the amount of any increase during such period of Cash Equivalents subject to cash collateral or other deposit arrangements made with respect to letters of credit, Swap Obligations or other obligations; provided, that if such Cash Equivalents cease to be subject to those arrangements, the amount of decrease in the Cash Equivalents so held shall be added back to Excess Cash Flow for the subsequent Excess Cash Flow Period when such arrangements cease,

(xv)    a reserve established by the ~~Borrower~~Company in good faith in respect of deferred revenue that Borrower or any Restricted Subsidiary generated during such Excess Cash Flow Period; provided that, to the extent all or any portion of such deferred revenue is not returned to customers during the immediately succeeding Excess Cash Flow Period or otherwise included in the Consolidated Net Income in the immediately subsequent year, such deferred revenue shall be added back to Excess Cash Flow for such subsequent Excess Cash Flow Period,

(xvi)    cash payments by the ~~Borrower~~Company and its Restricted Subsidiaries in respect of long-term liabilities to the extent not deducted in arriving at such Consolidated Net Income,

(xvii)     other items as shown on the Company’s “Consolidated Statement of Cash Flows” for the applicable period, as having the effect of reducing cash and cash equivalents not otherwise specified above, including changes in exchange rates;

(c)    provided that: (i) the Consolidated Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded; provided that Excess Cash Flow shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the Company or a Domestic Subsidiary thereof in respect of such period, and (ii) Consolidated Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Excess Cash Flow of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to the Company or any of its Domestic Subsidiaries in respect of such period, to the extent not already included therein.

“Excess Cash Flow Application Date”: as defined in Section 2.12(d).

“Excess Cash Flow Period”: any fiscal year of the Company, commencing with the fiscal year ending December 31, ~~2019~~2022.

“Exchange Act”: the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Subsidiary”: any (a) Foreign Subsidiary of the Company or any direct or indirect Subsidiary thereof, (b) Unrestricted Subsidiary, (c) captive insurance Subsidiary, (d) a not-for-profit Subsidiary, (e) Immaterial Subsidiary, (f) Subsidiary that is not permitted by law or regulation, or contract (with respect to Subsidiaries not permitted to provide guarantees by contract, provided that the applicable prohibition exists on the Closing Date or on the date of formation or acquisition of such Subsidiary, to the extent such restriction was not entered into in contemplation of such acquisition or formation), to provide such guarantee, or would require governmental (including regulatory) consent, approval, license or authorization to provide such guarantee, unless such consent, approval, license or authorization has been received, (g) any Subsidiary if the provision of a guaranty under the Guarantee and Collateral Agreement would result in a material adverse tax consequence to the Company or one of its Subsidiaries (as reasonably determined by the Company in consultation with the Administrative Agent), (h) special purpose entities designated in writing to the Administrative Agent (and approved by the Administrative Agent), (i) any Domestic Subsidiary substantially all of whose assets consist of Capital Stock and/or Indebtedness of one or more direct or indirect Foreign Subsidiaries, intellectual property relating to such Foreign Subsidiaries and any other assets incidental thereto (such Domestic Subsidiary, a “FSHCO”), or any direct or indirect Subsidiary of such Domestic Subsidiary and (j) any Special Purpose Securitization Subsidiary.

“Excluded Swap Obligation”: with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantor Obligation (as defined in the Guarantee and Collateral Agreement) of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantor Obligation thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantor Obligation of such Subsidiary Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantor Obligation or security interest is or becomes illegal.

“Excluded Taxes”: as defined in Section 2.20(a).

“Existing Credit Agreement”: that certain Third Amended and Restated Credit Agreement, dated as of November 2, 2016 (as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, and Amendment No. ~~4~~6), among the Company ~~and~~, the Administrative Agent, and the Lenders party thereto.

“Existing Designated Bilateral Letters of Credit”: each Designated Bilateral Letters of Credit entered into by the Company or any of its Restricted Subsidiaries that is outstanding on the Closing Date and set forth on Schedule 1.01.

“Extended Revolving Credit Commitments”: one or more Classes of extended Revolving Credit Commitments that result from a Loan Extension Amendment.

“Extended Revolving Credit Loans”: the Revolving Credit Loans made pursuant to any Extended Revolving Credit Commitment or otherwise extended pursuant to a Loan Extension Amendment.

“Extended Term Commitments”: one or more Classes of Extended Term Commitments hereunder that result from a Loan Extension Amendment.

“Extended Term Loans”: one or more classes of extended Term Loans that result from a Loan Extension Amendment.

“Facility”: each of (a) the Term B-~~2~~3 Loan Commitments and the Term B-~~2~~3 Loans made thereunder, (b) the Delayed Draw Commitments and the Term A-1 Loans made thereunder and (c) the Revolving Credit Commitments and the extensions of credit made thereunder.

“Fair Market Value”: with respect to any Investment, asset, property or transaction, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the Company).

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“FCPA”: as defined in Section 4.21.

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If the Federal Funds Effective Rate is less than zero, it shall be deemed to be zero hereunder.

“Financial Covenants”: means the Total Net Leverage Ratio Covenant and the Interest Coverage Ratio Covenant.

“Fixed Rate”: with respect to any Competitive Loan (other than a Eurocurrency Competitive Loan), the fixed rate of interest per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

“Fixed Rate Borrowing”: a Borrowing comprised of Fixed Rate Loans.

“Fixed Rate Loan”: any Competitive Loan bearing interest at a Fixed Rate.

“Flood Determination Form”: as defined in Section 6.08(b).

“Flood Documents”: as defined in Section 6.08(b).

“Flood Laws”: collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance

Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (e) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Subsidiary” any Subsidiary of the Company that is not a Domestic Subsidiary.

“Fronting Exposure”: at any time there is a Defaulting Lender, with respect to any Issuing Lender, such Defaulting Lender’s Revolving Credit Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“FSHCO”: as defined in the definition of Excluded Subsidiary.

“Funded Debt”: with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e), (h) and (j) (only to the extent of drawn and unreimbursed letters of credit) of the definition of “Indebtedness” in this Section 1.01.

“Funding Office”: the office specified from time to time by the Administrative Agent as its funding office by notice to the Company and the Lenders.

“GAAP”: generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement dated as of the Original Closing Date by the Company and each other Loan Party from time to time party thereto in favor of the Collateral Agent for the benefit of the Secured Parties in substantially the form of Exhibit M, as amended pursuant to the Amendment and Restatement Agreement and supplemented by the Consent and Reaffirmation, in each case, on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

“Hedge Agreements”: all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Company or its Restricted Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Immaterial Subsidiary”: a Subsidiary that does not, as of the last day of the most recently completed four fiscal quarter period of Company for which financial statements have been (or are required to have been) delivered pursuant to Section 6.01, (a) have assets with a value in excess of 5% of Consolidated Total Assets of the Company and its Restricted Subsidiaries on a Pro Forma Basis and did not have assets, in the aggregate for all such Immaterial Subsidiaries and their respective Restricted Subsidiaries, exceeding 10% of Consolidated Total Assets the Company and its Restricted Subsidiaries on a Pro Forma Basis or (b) generate revenue in excess of 5% of consolidated revenues of the Company and its Restricted Subsidiaries on a Pro Forma Basis and does not generate revenue, in the aggregate for all such immaterial Subsidiaries and their respective Subsidiaries, exceeding 10% of consolidated revenue of the Company and its Restricted Subsidiaries on a Pro Forma Basis as of the last day of the most recently ended Test Period.

“Incremental Amendment”: as defined in Section 2.24.

“Incremental Cap Amount”: at any date of determination, an aggregate amount equal to the sum of

(a)    such maximum amount as would not, after giving effect thereto (and assuming any Incremental Revolving Credit Commitment or any delayed draw Incremental Term Loan Commitment is fully drawn without netting the cash proceeds from such incremental loans), cause the Senior Secured Net Leverage Ratio to exceed 2.25:1.00, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period; plus

(b)    the aggregate amount of all voluntary prepayments, loan buybacks (with credit given to the par value of such repurchase) or yank-a-banks of the Term Loans and Revolving

Credit Loans (to the extent accompanied by a permanent commitment reduction in respect thereof) made following the Closing Date and prior to such date (to the extent not funded with the proceeds of long-term Indebtedness (other than revolving Indebtedness)); plus

(c)    ~~from and after the Amendment No. 5 Effective Date and without deducting amounts incurred on or prior to the Amendment No. 5 Effective Date pursuant to this clause (c),~~ (i) $0 on any date within the Relief Period and (ii) $175,000,000 on any date outside of the Relief Period;

provided that the amounts under clauses (b) and (c) above may be incurred without regard to the Senior Secured Net Leverage Ratio and unless the Company elects otherwise, each Incremental Facility will be deemed to be incurred first under clause (a), with the balance being incurred under clauses (b) and (c) as specified by the Company, and if an Incremental Facility is incurred in part under clause (a) and in part under clauses (b) and/or (c), the Company shall not be required to give pro forma effect to amounts incurred under clauses (b) and/or (c) when calculating availability under clause (a); provided, further, that the amounts incurred under clauses (b) and/or (c) shall automatically be reclassified as having been incurred under clause (a) upon the achievement of a Senior Secured Net Leverage Ratio of less than or equal to 2.25:1.00.

“Incremental Facilities”: collectively, the Incremental Term Loans and the Incremental Revolving Credit Commitments.

“Incremental Revolving Credit Commitment”: as defined in Section 2.24.

“Incremental Revolving Credit Commitment Lender”: as defined in Section 2.24.

“Incremental Revolving Credit Loans”: Loans made pursuant to Incremental Revolving Credit Commitments.

“Incremental Term Loan Commitments”: as defined in Section 2.24

“Incremental Term Loans”: as defined in Section 2.24.

“Indebtedness”: of any person, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services, (f) all obligations of the type described in clauses (a) – (e) above and (g) – (j) below of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all guarantees by such person of obligations of the type described in clauses (a) – (f) above and (h) – (j) below of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements valued as determined in accordance with GAAP, (j) all obligations of such person as an account party in respect of letters of credit and bankers’ acceptances (based on the maximum amount then available to be drawn thereunder) and (k) all obligations of such Person in respect of Disqualified Capital

Stock, valued in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; provided, however, that Indebtedness shall not include (x) trade accounts payable in the ordinary course of such Person’s business, (y) obligations under or in respect of any Permitted Securitization Financing or (z) obligations under the 2018 Senior Notes or the 2008 Indenture; provided that the 2008 Indenture has been satisfied and discharged in accordance with its terms. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

“Indemnitee”: as defined in Section 10.05(b).

“Initial Revolving Credit Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Letters of Credit on the Closing Date.

“Initial Revolving Credit Loans”: collectively, Standby Loans and Competitive Loans.

“Initial Term Loans”: as defined in the recitals.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: as defined in the Guarantee and Collateral Agreement.

“Interest Coverage Ratio Covenant”: the interest coverage ratio covenant set forth in Section 7.01(b).

“Interest Coverage Ratio Covenant Default”: (i) a failure to comply with the Interest Coverage Ratio Covenant or (ii) the taking of any action by the Company or its Restricted Subsidiaries if such action was prohibited hereunder solely due to the existence of an Interest Coverage Ratio Covenant Default of the type described in clause (i) of this definition.

“Interest Election Request”: a request by a Borrower to convert or continue a Term Borrowing or Standby Borrowing in accordance with Section 2.13.

“Interest Payment Date”: with respect to any Loan, the last day of each Interest Period applicable thereto and, in the case of a Eurocurrency Loan with an Interest Period of more than three months’ duration or a Fixed Rate Loan with an Interest Period of more than 90 days’ duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months’ duration or 90 days’ duration, as the case may be, been applicable to such Loan and, in addition, any date on which such Loan shall be prepaid.

“Interest Period”: (a) as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months (or, if all the applicable Lenders agree, 12 months) thereafter, as the applicable Borrower may elect; provided that with respect to Borrowings in Euro the 2-month period will not be available,

(b) as to any Base Rate Borrowing, the period commencing on the date of such Borrowing and ending on the earlier of (i) the next succeeding day which shall be the last Business Day of any March, June, September or December and (ii) the Termination Date and (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurocurrency Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Standby Borrowing or a Term Borrowing, as applicable, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Screen Rate”: in relation to the LIBO Rate for any Loan, the rate which results from interpolating on a linear basis between: (a) the rate appearing on the ICE Benchmark Administration page (or on any successor or substitute page of such service) for the longest period (for which that rate is available) which is less than the Interest Period and (b) the rate appearing on the ICE Benchmark Administration page (or on any successor or substitute page of such service) for the shortest period (for which that rate is available) which exceeds the Interest Period each as of approximately 11:00 A.M., London time, on the Quotation Day for such Interest Period.

“Investment Grade Rating”: a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the ~~Borrower~~Company .

“Investment Grade Securities”:

(1)    securities that have an Investment Grade Rating; and

(2)    investments in any fund that invests at least 95% of its assets in investments of the type described in clause (1), cash and/or Cash Equivalents.

“Investments”: as to any Person, any (a) purchase or other acquisition of Capital Stock or debt or other securities of another Person, (b) loan, advance, extension of credit (by way of guaranty of otherwise) or capital contribution to, guaranty or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) purchase or other acquisition (in one transaction or a series of transactions, including by way of merger) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of the definition of “Unrestricted Subsidiary” and Section 7.07:

(1)	“Investments” shall include the portion (proportionate to the Company or the applicable Restricted Subsidiary’s equity interest in such Subsidiary) of the Fair

Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a)	the Company’s “Investment” in such Subsidiary at the time of such redesignation, less

(b)	the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment (without adjustment for any increases or decreases in the value of such Investments), reduced by (except in the case of any Investments made under Section 7.07(o) which returns which are included in the definition of “Available Amount”) any dividends, distributions, return of capital, returns of principal, profits on sale, repayments, income and similar amounts received in cash by the Company or a Restricted Subsidiary in respect of such Investment.

“Issuing Lender”: each of Citibank, N.A., Royal Bank of Canada and PNC Bank, National Association, acting through any of its Affiliates or branches, in its capacity as an issuer of Letters of Credit hereunder, and any other Revolving Credit Lender from time to time designated by the Company as an Issuing Lender with the consent of such Revolving Credit Lender and the Administrative Agent; provided that no Issuing Lender shall be required to issue Letters of Credit exceeding such amount as shall be agreed to in a separate writing by such Issuing Lender (such amount with respect to each Issuing Lender, such Issuing Lender’s “Fronting Cap”); it being agreed that the Fronting Cap as of the Closing Date with respect to (x) Citibank, N.A. is $12,500,000, (y) Royal Bank of Canada is $20,000,000 and (z) PNC Bank, National Association is $12,500,000. An Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“Joint Bookrunners and Joint Lead Arrangers”: Goldman Sachs Bank USA~~, Citibank, N.A~~ Citigroup Global Markets Inc. on behalf of Citi3, BMO Capital Markets Corp., BOFA Securities, Inc., HSBC Securities (USA) Inc., ~~BofA Securities, Inc.,~~ RBC Capital Markets~~, U.S.~~4/Royal Bank of Canada, PNC Bank, National Association, and ~~KeyBanc Capital Markets~~Fifth Third Bank, in their capacities as joint bookrunners and joint lead arrangers of the ~~Facilities~~Facility governing the Term B-3 Loans hereunder.

[3]	Citigroup Global Markets Inc., Citibank, Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates
[4]	RBC Capital Markets is a marketing name for the capital markets activities of Royal Bank of Canada and its affiliates.

“Junior Debt”: collectively, (a) any Indebtedness incurred under Section 7.02(j), to the extent unsecured or secured on a junior basis to the Obligations, (b) Credit Agreement Refinancing Debt, to the extent unsecured or secured on a junior basis to the Obligations, (c) [reserved], (d) Permitted Acquisition Indebtedness, to the extent unsecured or secured on a junior basis to the Obligations and (e) any Indebtedness that is subordinated in right of payment to the Obligations hereunder.

“L/C Commitment”: $50,000,000.

“L/C Disbursement”: a payment or disbursement made by any Issuing Lender pursuant to a Letter of Credit issued by such Issuing Lender.

“L/C Fee”: as defined in Section 3.03.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.05.

“L/C Participants”: with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than each Issuing Lender that issued such Letter of Credit.

“Latest Maturity Date”: at any time, the latest maturity or expiration date applicable to any Loan or Commitment (or, if so specified, applicable to the specified Loans or Commitments or the Class thereof), including the latest maturity or expiration date of any Other Term Loan, Other Revolving Credit Loan, Other Term Commitment, Other Revolving Credit Commitment, Extended Term Loan, Extended Revolving Credit Loan, Extended Term Commitment, Extended Revolving Credit Commitment, Incremental Revolving Credit Commitment, Incremental Term Loan Commitment, Incremental Revolving Credit Loan or Incremental Term Loan hereunder at such time.

“Lender Insolvency Event”: (i) a Lender or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such person or its assets to be, insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has indicated its consent to or acquiescence in any such proceeding or appointment; provided, that, for the avoidance of doubt, a Lender Insolvency Event shall not have occurred with respect to a Lender solely (A) as the result of the acquisition or maintenance of an ownership interest in such Lender or its Parent Company or the exercise of control over a Lender or its Parent Company by a Governmental Authority or an instrumentality thereof or (B) in the case of a solvent Lender, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority or instrumentality thereof under or based on the law of the country where such Lender or its Parent Company is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in any such case where such action does not result in or provide such Lender or its Parent Company with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender or its Parent Company (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lender Presentation”: the Lender Presentation dated October 2016 and furnished to the Administrative Agent in connection with this Agreement.

“Lenders”: as defined in the preamble hereto.

“Letters of Credit”: any letter of credit issued pursuant to Article 3 of this Agreement.

“LIBO Rate”: with respect to each day during each Interest Period pertaining to a Eurocurrency Loan in Dollars or any Alternative Currency (other than Euros), the rate per annum determined by the Administrative Agent to be:

(a)    LIBOR for deposits in Dollars or any Alternative Currency (other than Euros) for a duration equal to or comparable to the duration of such Interest Period which appear on the relevant Reuters Monitor Money Rates Service page (being currently the page designated as “LIBO”) (or such other commercially available source providing quotations of the London Interbank Offered Rates for deposits in Dollars or any Alternative Currency (other than Euros) as may be designated by the Administrative Agent from time to time and as consented to by the Company) at or about 11:00 A.M. (London time) on the Quotation Day for such Interest Period or

(b)    if no such page (or other source) is available, the Interpolated Screen Rate;

provided that (x) the LIBO Rate with respect to the Term A-1 Loans and the Term B-~~2~~3 Loans shall at no time be less than ~~1.00~~0.50% per annum and (y) the LIBO Rate in all other circumstances shall at no time be less than 0.00% per annum.

“LIBOR”: the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate).

~~“LIBOR Successor Rate”: as defined in Section 1.09(a).~~

~~“LIBOR Successor Rate Conforming Changes”: with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).~~

“Lien”: any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any similar security arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, any other title retention agreement, any capital lease or any other financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction”: any Permitted Acquisition or other permitted Investment or acquisition the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

“Loan”: any Competitive Loan, Standby Loan or Term Loan.

“Loan Documents”: this Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7, the Security Documents, the Applications, the Notes and the Designation Letters.

“Loan Extension Agreement”: as defined in Section 2.29.

“Loan Extension Amendment”: as defined in Section 2.29.

“Loan Extension Offer”: as defined in Section 2.29.

“Loan Parties”: each Borrower and each Subsidiary Guarantor.

“Majority Delayed Draw Lenders”: the Majority Facility Lenders in respect of the Term Loan A-1 Facility.

“Majority Facility Lenders”: with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, (i) in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments and (ii) in the case of the Term Loan A-1 Facility, prior to any termination of the Delayed Draw Commitments, the holders of more than 50% of the Delayed Draw Commitments). The outstanding Term Loans, Delayed Draw Commitments and Revolving Credit Commitments of any Defaulting Lender shall be disregarded in determining the Majority Facility Lenders at any time.

“Majority Revolving Credit Facility Lenders”: the Majority Facility Lenders in respect of the Revolving Credit Facility.

“Majority Revolving Credit Facility and Delayed Draw Lenders”: with respect to the Revolving Credit Facility and the Term Loan A-1 Facility, the holders of more than 50% of the sum of the aggregate unpaid principal amount of the Term A-1 Loans and the Total Revolving Extensions of Credit outstanding under such Facilities in the aggregate (or, (i) in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments and (ii) in the case of the Term Loan A-1 Facility, prior to any termination of the Delayed Draw Commitments, the holders of more than 50% of the Delayed Draw Commitments). The outstanding Delayed Draw Commitments, Term A-1 Loans and Revolving Credit Commitments of any Defaulting Lender shall be disregarded in determining the Majority Revolving Credit Facility and Delayed Draw Lenders at any time.

“Material Adverse Effect”: a material adverse change in or an event or occurrence materially and adversely affecting (a) the business, assets, property, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Company and the other Loan Parties, taken as a whole, to perform their obligations under the Loan Documents to which they are or will be a party or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of the Agents and the Lenders hereunder or thereunder.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances, wastes or materials defined as hazardous or toxic under any Environmental Law or that are regulated pursuant to or could give rise to liability under any Environmental Law.

“Minimum Extension Condition”: as defined in Section 2.29.

“Minimum Liquidity Test”: at any time, the sum of (a) cash and Cash Equivalents of the Company and its Restricted Subsidiaries, at such time, (other than (i) cash and Cash Equivalents that would appear as “restricted” in favor of any Person other than the Collateral Agent (in its capacity as such) on a consolidated balance sheet of the Company prepared in accordance with GAAP and (ii) cash and Cash Equivalents subject to Liens permitted under Section 7.03(d) or 7.03(t)) plus (b) unused Revolving Credit Commitments shall not be less than $100,000,000.

“Moody’s”: Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties”: the real properties of the Loan Parties specified on Schedule 6.12, and the real properties which become subject to a Mortgage pursuant to Section 6.08(b) as to which the Collateral Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to one or more Mortgages.

“Mortgages”: each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, in such form or forms as are reasonably satisfactory to the Collateral Agent and amendments or modifications thereto.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, and any other cash proceeds subsequently received in respect of noncash consideration initially received, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys’ fees, accountants’ fees, broker’s fees and commissions, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any such Indebtedness assumed by the purchaser of such asset and other than any Lien pursuant to a Security Document, but including premium, make-whole or penalty payments applicable thereto and any fees and expenses (including upfront fees and expenses and original issue discount), other customary fees and expenses actually incurred in connection therewith and amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or Recovery Event or (y) any other liabilities retained by the Company or any Subsidiary thereof associated with the properties sold in such Asset Sale or subject to such Recovery Event (provided that, in each case, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), and net of taxes paid or reasonably estimated to be payable as a result thereof, including any taxes payable, reasonably estimated to be payable, or reserved against as a result of the repatriation (or deemed repatriation under Section 956 of the Code) of any proceeds to the ~~Borrower~~Company (after taking into account any available tax credits or deductions and any tax sharing arrangements), and, in the case of any non-wholly owned Restricted Subsidiaries, net of the pro rata portion of Net Cash Proceeds attributable to minority interests and not available for the account of the Company and its wholly-owned Subsidiaries and (b) in connection with any issuance or sale of debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“Net Equity Proceeds”: with respect to each capital contribution to any Person or sale or issuance by any Person of its Capital Stock, the cash proceeds (including cash and Cash Equivalents) received by such Person therefrom net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary discounts and commissions and reasonable legal, advisory and other fees and expenses associated therewith).

“NFIP”: as defined in Section 6.08(b).

“Non-Defaulting Lender”: at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Excluded Taxes”: as defined in Section 2.20(a).

“Non-U.S. Lender”: as defined in Section 2.20(e).

“Note”: any promissory note evidencing any Loan.

“Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Restricted Subsidiary party thereto (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Loan Parties to the Administrative Agent, the Collateral Agent or to any Lender, any Qualified Counterparty, any Cash Management Bank

or any Designated Bilateral Letter of Credit Issuer, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement, any Specified Cash Management Agreement or any Designated Bilateral Letter of Credit or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent, the Collateral Agent or to any Lender that are required to be paid by the Loan Parties pursuant to any Loan Document) or otherwise; provided, that (i) obligations of any Borrower or any Subsidiary Guarantor under any Specified Hedge Agreement, any Specified Cash Management Agreement or any Designated Bilateral Letters of Credit shall be secured and guaranteed only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Subsidiary Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements, Specified Cash Management Agreements or any Designated Bilateral Letters of Credit. Notwithstanding the foregoing, (x) the Obligations shall in no event include any Excluded Swap Obligations, (y) the aggregate principal amount of all obligations in respect of Designated Bilateral Letters of Credit that shall constitute an “Obligation” shall not exceed $300,000,000 and (z) the aggregate principal amount of all obligations in respect of loans to Foreign Subsidiaries described in clause (ii) of the definition of Cash Management Agreement that shall constitute an “Obligation” shall not exceed $50,000,000.

“OFAC”: the Office of Foreign Assets Control of the U.S. Treasury Department.

“Original Closing Date”: December 2, 2015.

“Original Credit Agreement”: has the meaning set forth in the recitals.

“Other Revolving Credit Commitments”: one or more Classes of Revolving Credit Commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Credit Loans”: one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment.

“Other Taxes”: any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except such Taxes imposed with respect to an assignment (other than an assignment pursuant to Section 10.19) that are imposed as a result of a present or former connection between the Administrative Agent or Lender and the Governmental Authority imposing such Tax (other than any such connection arising solely from such Agent’s or Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document).

“Other Term Commitments”: one or more Classes of Term Loan Commitments hereunder that result from a Refinancing Amendment.

“Other Term Loans”: one or more Classes of Term Loans that result from a Refinancing Amendment.

“ Overnight Rate”: for any day, (a) with respect to any amount denominated in Dollars, the greater of (i)  the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent or the Issuing Issuers, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the Issuing Lenders, as the case may be, in accordance with banking industry rules on interbank compensation.

“Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Regulation Y of the Board), if any, of such Lender, and/or any person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant”: as defined in Section 10.06(b).

“Participant Register”: as defined in Section 10.06(b).

“Payment Amount”: as defined in Section 3.05.

“Payment Date”: the last Business Day of each March, June, September and December.

“Payment Office”: the office specified from time to time by the Administrative Agent as its payment office by notice to the Company and the Lenders.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Perfection Certificate”: the Perfection Certificate substantially in the form of Exhibit B to the Guarantee and Collateral Agreement.

“Permitted Acquisition”: an acquisition or any series of related acquisitions by the Company or any of its Restricted Subsidiaries (including any merger where the Company or any of its Restricted Subsidiaries is the surviving entity) of (a) all or substantially all of the assets of a Person or a majority of the outstanding voting Capital Stock or economic interests of a Person that, upon consummation of such acquisition, will be a Subsidiary of the Company or merged with or into the Company or a Subsidiary of the Company or (b) any division, line of business or other business unit of a Person (such Person or such division, line of business or other business unit of such Person shall be referred to herein as the “Permitted Acquisition Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in pursuant to Section 7.14, so long as (i) no Event of Default shall then exist or would exist after giving effect thereto, (ii) the Company shall demonstrate to the reasonable satisfaction of the Administrative Agent that, both at the time of the proposed acquisition and after giving effect to the acquisition on a Pro Forma Basis as of the last day of the most recently ended Test Period, the Company is in compliance with the Financial Covenants and (iii) after giving effect thereto, the Company and its Restricted Subsidiaries shall comply with Section 6.08 to the extent applicable.

“Permitted Acquisition Indebtedness”: collectively, Permitted Assumed Acquisition Indebtedness and Permitted Incurred Acquisition Indebtedness.

“Permitted Acquisition Target”: as defined in the definition of Permitted Acquisition.

“Permitted Assumed Acquisition Indebtedness”: Indebtedness of a Permitted Acquisition Target that is not incurred by such Permitted Acquisition Target, the Company or any Subsidiary in contemplation of (or in connection with) the applicable Permitted Acquisition.

“Permitted Equity Issuance”: any sale or issuance of any Qualified Capital Stock of the Company to any Person other than a Subsidiary of the Company, or capital contribution of cash or Cash Equivalents to the Company from any Person other than a Subsidiary of the Company in respect of any Qualified Capital Stock.

“Permitted Incurred Acquisition Indebtedness”: Indebtedness incurred by any Loan Party to finance a Permitted Acquisition (excluding any obligations under agreements providing for earn outs, deferred purchase price, indemnification, adjustment of purchase price or similar obligations until such time as such obligations are past due for ten days), or from guaranty obligations or letters of credit, surety bonds or performance bonds securing the performance of the Company or any Restricted Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions.

“Permitted Refinancing”: any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness; provided that:

(i)    the principal amount (or accreted value, if applicable) of such Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so exchanged, extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest and premium, make-whole, penalty, exit or other payments applicable thereto and any fees and expenses (including upfront fees and original issue discount) in connection therewith);

(ii)    other than in respect of Permitted Refinancing of Indebtedness incurred under Section 7.02(c), such Indebtedness has a final maturity date no earlier than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being exchanged, extended, refinanced, renewed, replaced, defeased or refunded;

(iii)    such Indebtedness shall not have any obligors other than the obligors on the Indebtedness being exchanged, extended, refinanced, renewed, replaced, defeased or refunded; and

(iv)    if such Indebtedness being exchanged, extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Obligations, such new, extension, refinancing, renewal, replacement, defeasance or refunding Indebtedness shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders, taken as a whole, as those contained in the documentation governing the Indebtedness being exchanged, extended, refinanced, renewed, replaced, defeased or refunded.

“Permitted Securitization Documents”: all documents and agreements evidencing, relating to or otherwise governing a Permitted Securitization Financing.

“Permitted Securitization Financing”: any transaction or series of transactions pursuant to which any non-Guarantor Subsidiaries of the Company may (a) sell, convey or otherwise transfer, on a standalone or revolving basis, Securitization Assets to a Securitization SPE or any other person and/or (b) grant a security interest in any Securitization Assets; provided that (i) recourse to any Borrower or any Subsidiary (other than any Securitization SPE) in connection with such transactions shall be limited to the extent customary for similar transactions in the applicable jurisdictions and/or to the extent necessary to comply with applicable laws or regulations and (ii) the Securitization Net Investment outstanding thereunder at any time shall not exceed $100.0 million at any time.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan that is covered by Title IV of ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledged Stock”: as defined in Guarantee and Collateral Agreement.

“Prime Rate”: the rate of interest per annum determined from time to time by the Administrative Agent as its generally applicable prime rate in effect at its principal office in New York City and notified to the Company. The prime rate is a rate set by the Administrative Agent based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Pro Forma Basis”: for purposes of calculating the Senior Secured Net Leverage Ratio, Total Leverage Ratio, the Total Net Leverage Ratio and the Consolidated EBITDA to Consolidated Interest Charges ratio:

(a)    any Permitted Acquisition or Disposition of any Restricted Subsidiary, line of business, business unit or division that has been made by the Company or any of its Restricted Subsidiaries, and incurrences or repayments of Indebtedness in connection with such Permitted Acquisition or Disposition, during the applicable reference period or subsequent to such reference period and on or prior to the date of determination will be given pro forma effect, as if they had occurred on the first day of the applicable reference period;

(b)    any Person that is a Restricted Subsidiary of the Company on the date of determination will be deemed to have been a Restricted Subsidiary of the Company at all times during such reference period;

(c)    any Person that is not a Restricted Subsidiary of the Company on the date of determination will be deemed not to have been a Restricted Subsidiary of the Company at any time during such reference period; and

For purposes of this definition, whenever pro forma effect is given to a transaction, the pro forma calculations shall be made in good faith by a Responsible Officer of the Company and, except as set forth in the next sentence, in a manner consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as set forth in a certificate of a Responsible Officer of the Company (with supporting calculations) and reasonably acceptable to the Administrative Agent. In addition to any adjustments consistent with Regulation S-X, such certificate may set forth additional pro forma adjustments arising out of factually supportable and identifiable synergies and/or cost savings initiatives attributable to such Permitted Acquisition or Disposition (net of any additional costs associated with such Permitted Acquisition or Disposition) and expected in good faith to be realized within 12 months following such Permitted Acquisition or Disposition, including, but not limited to, (w) reduction in personnel expenses, (x) reduction of costs related to administrative functions, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead (taking into account, for purposes of determining such calculation, any historical financial statements of the business or entities acquired or disposed of, assuming such Permitted Acquisition or Disposition, and all other Permitted Acquisitions or Dispositions that have been consummated since the beginning of such period, and any Indebtedness or other liabilities repaid or incurred in connection therewith had been consummated and incurred or repaid at the beginning of such period); provided, that the aggregate amount of adjustments made pursuant to this sentence shall at no time exceed 15% of Consolidated EBITDA after giving pro forma effect thereto. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the ~~Borrower~~Company may designate.

Notwithstanding the foregoing or anything to the contrary herein, when calculating (A) the ECF Percentage for purposes of Section 2.12(d) and (B) the Senior Secured Net Leverage Ratio, Total Leverage Ratio, the Total Net Leverage Ratio and the Consolidated EBITDA to Consolidated Interest Charges ratio for purposes of (i) the definition of “Applicable Margin”, (ii) the definition of “Commitment Fee Percentage”, and (iii) Section 7.01, the events described in this definition that occurred subsequent to the end of the applicable reference period shall not be given pro forma effect.

“Projections”: as defined in Section 6.02(c).

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Protesting Lender”: shall have the meaning assigned to such term in Section 2.25.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning assigned to such term in Section 10.28.

“Qualified Capital Stock”: any Capital Stock of the Company that is not Disqualified Capital Stock.

“Qualified Counterparty”: (i) with respect to any Specified Hedge Agreement entered into after the Closing Date, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an Affiliate of a Lender, the Administrative Agent or the Collateral Agent or (ii) with respect to any Specified Hedge Agreement entered into prior to the Closing Date, any counterparty thereto that was, as of the Closing Date, a Lender or an Affiliate of a Lender or of the Administrative Agent or the Collateral Agent.

“Qualified ECP Borrower”: in respect of any Swap Obligation, each Borrower that has total assets exceeding $10,000,000 (or total assets exceeding such other amount so that such Borrower is an “eligible contract participant” as defined in the Commodity Exchange Act) at the time such Swap Obligation is incurred.

“Quarterly Financial Statements”: the unaudited condensed consolidated balance sheet of the Company and related unaudited condensed consolidated statements of operations and cash flows of Company for each fiscal quarter ended after the latest Annual Financial Statements and at least 45 days before the Closing Date.

“Quotation Day”: with respect to any Eurocurrency Borrowing and any Interest Period, the day that is two Business Days prior to the first day of such Interest Period.

“Receivable”: any and all claims and rights of a Person to receive payment arising from the provision of goods, credit or services by such Person to another Person pursuant to which such other Person is obligated to pay for such goods, credit or services.

“Recordable Intellectual Property”: as defined in the Guarantee and Collateral Agreement.

“Recovery Event”: any settlement of or payment in respect of, or any series of related settlements of or payments in respect of, any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Company or any of its Restricted Subsidiaries in excess of $25,000,000.

“Refinanced Credit Agreement Debt”: has the meaning given to such term in the definition of “Credit Agreement Refinancing Debt”.

“Refinancing Amendment”: an amendment to this Agreement executed by each of (a) the Borrowers, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Debt being incurred pursuant thereto, in accordance with Section 2.30.

“Register”: as defined in Section 10.06(e).

“Registered Equivalent Notes”: with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reimbursement Obligation”: the obligation of the Borrowers to reimburse each Issuing Lender pursuant to Section 3.05 for amounts drawn under Letters of Credit issued by such Issuing Lender.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.12(b) as a result of the exercise of reinvestment rights by the Company.

“Reinvestment Event”: any Asset Sale or Recovery Event.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in, or otherwise reinvest in, the Company’s business.

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event, provided that such date shall be extended by an additional 180 days if the applicable Reinvestment Deferred Amount shall have been committed to be reinvested prior to the date occurring one year after the applicable Reinvestment Event so long as such Reinvestment Deferred Amount shall have been actually invested by the end of such 180 day period and (b) the date on which the Company shall have determined not to acquire or repair assets useful in, or otherwise reinvest in, the Company’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Rejection Notice”: as defined in Section 2.12(j).

“Related Fund”: with respect to any Lender or Eligible Assignee, any fund that (x) invests in commercial loans and similar extensions of credit and (y) is managed or advised by the same investment advisor as such Lender or Eligible Assignee, by such Lender or Eligible Assignee or an Affiliate of such Lender or Eligible Assignee or such investment advisor.

“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relief Period”: the period commencing on the Amendment No. 6 Effective Date and ending on the Relief Period Termination Date.

“Relief Period Termination ~~Notice”: an irrevocable written notice executed and delivered by a Responsible Officer of the Company to the Administrative Agent (on behalf of and for distribution to the applicable Lenders) stating that on the date specified therein the Relief Period shall be permanently terminated. The Relief Period Termination Notice may be executed and delivered by the Company at any time in its sole discretion and on no more than one occasion.~~

~~“Relief Period Termination~~ Date”: the earlier of (~~x~~i) the date on which the Administrative Agent receives a Compliance Certificate from the Company pursuant to Section 6.02(b) demonstrating a Total Net Leverage Ratio not greater than 4.00:1.00 and (ii) the date on which the Administrative Agent receives a Compliance Certificate from the Company pursuant to Section 6.02(b) in respect of the fiscal ~~year~~quarter ending ~~December~~on March 31, ~~2021 and (y) the date that is specified as such on the Relief Period Termination Notice, if any~~2023.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived.

“Repricing Transaction”: other than in the context of a transaction involving a Change of Control or the financing of any Significant Acquisition, (a) the prepayment, refinancing, substitution or replacement of all or a portion of the Term B-~~2~~3 Loans with the proceeds of a substantially concurrent incurrence by the Company or any controlled Affiliate thereof of any Indebtedness having an Effective Yield that is less than the Effective Yield of such Term B-~~2~~3 Loans and (b) any repricing of the Term B-~~2~~3 Loans pursuant to an amendment hereto resulting in the Effective Yield payable thereon on the date of such amendment being lower than the Effective Yield with respect to the Term B-~~2~~3 Loans immediately prior to the date of such amendment, in each case, the primary purpose of which is to lower the Effective Yield with respect to the Term B-~~2~~3 Loans.

“Required Lenders”: at any time, the holders of more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding plus any Delayed Draw Commitments then in effect and (b) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding; provided that “Required Lenders” shall exclude (A) the Term ~~B-2~~ Loan Lenders (in their capacities as such) and shall be determined without giving effect to outstanding Term ~~B-2~~ Loans, in each case solely in connection with any amendment, waiver, consent or approval with respect to the Interest Coverage Ratio Covenant or Total Net Leverage Ratio Covenant, or any Interest Coverage Ratio Covenant Default~~;~~ or Total Net Leverage Ratio Covenant Default, and (B) the Term Loan Lenders (in their capacities as such) and shall be determined without giving effect to outstanding Term Loans, in each case solely in connection with (i) any extension of the maturity date for the Revolving Credit Facility, (ii) the termination of the Revolving Credit Commitments, any acceleration of Revolving Credit Loans and any requirement to Cash Collateralize the L/C Obligations, (iii) interest rates or fees payable in connection with the Revolving Credit Facility, (iv) any provision of Article 2 relating to payments required to be made (including any Cash Collateral required to be provided) by the Company or any of its Subsidiaries solely with respect to the Revolving Credit Facility and (v) any provision requiring that any payments be made or shared on a pro rata basis solely between or among Revolving Credit Lenders~~, and (C) the Term B-2 Loan Lenders and the Revolving Credit Lenders (in each case, in their capacities as such) and shall be determined without giving effect to outstanding Term B-2 Loans and Revolving Credit Commitments, in each case solely in connection with any amendment, waiver, consent or approval with respect to (i) any extension of the expiration or maturity date for the Delayed Draw Commitments or Term A-1 Loans, (ii) the termination of the Delayed Draw Commitments or any acceleration of Term A-1 Loans, (iii) interest rates or fees payable in connection with the Delayed Draw Commitments or the Term A-1 Loans, (iv) any provision of Article 2 relating to payments required to be made by the Company or any of its Subsidiaries solely with respect to the Delayed Draw Commitments or the Term A-1 Loans and (v) any provision requiring that any payments be made or shared on a pro rata basis solely between or among Delayed Draw Lenders~~. The outstanding Term Loans, Delayed Draw Commitments and Revolving Credit Commitments of any Defaulting Lender shall be disregarded in determining the Required Lenders at any time.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person (the “Organizational Documents”), and any law, treaty, rule or regulation, policy, order, judgment or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”: the chief executive officer, president, chief financial officer, treasurer, vice president of corporate finance, general counsel or chief legal officer of the Company, but in any event, with respect to financial matters, the chief financial officer, treasurer or vice president of corporate finance of the Company.

“Restricted Payments”: as defined in Section 7.06.

“Restricted Subsidiary”: the Company and any other Subsidiary of the Company other than an Unrestricted Subsidiary.

“Revolving Credit Commitment”: the Initial Revolving Credit Commitment, any Incremental Revolving Credit Commitments pursuant to an Incremental Amendment under Section 2.24, Extended Revolving Credit Commitments pursuant to a Loan Extension Amendment under Section 2.29 and/or Other Revolving Credit Commitments, if any, issued after the Closing Date pursuant to a Refinancing Amendment entered into pursuant to Section 2.30, as the context may require. The aggregate amount of the Revolving Credit Commitments as of the Amendment No.  ~~5~~7 Effective Date is $700,000,000, as set forth in respect of each Revolving Credit Lender under the heading “Revolving Credit Commitment” opposite such Revolving Credit Lender’s name on Annex B hereto.

“Revolving Credit Commitment Period”: the period from and including the Closing Date to the earlier of (x) the Revolving Credit Termination Date and (y) the termination of the Revolving Credit Commitments in accordance with the terms hereof.

“Revolving Credit Facility”: at any time, the facility governing the Initial Revolving Credit Commitments, each facility governing a Class of Extended Revolving Credit Commitments, each Incremental Facility comprising a Class of Incremental Revolving Credit Commitments and/or each facility governing a Class of Other Revolving Credit Commitments, as applicable.

“ Revolving Credit Facility Extension”: has the meaning set forth in the recitals.

“Revolving Credit Lender”: each Lender that has a Revolving Credit Commitment or a Revolving Credit Loan at such time and shall include an Additional Lender, as applicable.

“Revolving Credit Loan”: (a) the Initial Revolving Credit Loans, (b) an Incremental Revolving Credit Loan, (c) an Extended Revolving Credit Loan and/or (d) Other Revolving Credit Loan, as the context requires.

“Revolving Credit Note”: as defined in Section 2.08(e).

“Revolving Credit Percentage”: as to any Revolving Credit Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the Total Revolving Extensions of Credit then outstanding).

“Revolving Credit Termination Date”: ~~June 28~~March  10, ~~2024~~2026; provided that if such day is not a Business Day, the Revolving Credit Termination Date shall be the immediately preceding Business Day.

“Revolving Extensions of Credit”: as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender’s Revolving Credit Percentage of the L/C Obligations then outstanding.

“S&P”: Standard & Poor Global Ratings, a subsidiary of S&P Global Inc., and any successor thereto.

“ Same Day Funds”: (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the Issuing Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanctions”: all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country”: at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned 50% or more by any such Person or Persons described in the foregoing clauses (a) or (b).

~~“Scheduled Unavailability Date”: as defined in Section 1.09(a).~~

“SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“Secured Parties”: as defined in the Guarantee and Collateral Agreement.

“Securitization Assets”: any or all Receivables (including any bills of exchange) from time to time originated, acquired or otherwise owned by the ~~Borrower~~Company or any Subsidiary, and all related assets and property, including all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such Receivable, proceeds collected on such Receivables, the accounts into which such proceeds are deposited and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions and any related hedging obligations, in each case, whether now existing or arising in the future.

“Securitization Net Investment”: at any time and with respect to any Permitted Securitization Financing, where the Securitization Assets are sold to a Securitization SPE, the cash amount advanced by the lenders against such Securitization Assets or otherwise the cash amount paid to purchase such Securitization Assets, in each case, net of (a) any Investment made by the Company or any of its Subsidiaries in connection with such Permitted Securitization Financing, (b) the aggregate principal balance of the relevant Receivables which have been collected in full or written off and (c) the aggregate amount of any credit adjustments with respect to the relevant Receivables.

“Securitization SPE”: any Special Purpose Securitization Subsidiary or any Person other than a Subsidiary of the Company which is, in each case, formed solely for the purposes of engaging in a Permitted Securitization Financing and any activities incidental or related thereto.

“Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Mortgages (if applicable), intellectual property security agreements and all other guarantee agreements, instruments and other documents delivered to the Collateral Agent guaranteeing the obligations and liabilities of the Loan Parties under the Loan Documents or granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Senior Co-Managers”: ~~PNC~~U.S. Bank National Association, KeyBanc Capital Markets ~~LLC, in its capacity~~, ING Bank N.V., Dublin Branch, Huntington Securities, Inc., in their capacities as senior co-managers of the ~~Facilities~~Facility governing the Term B-3 Loans hereunder.

“ Senior Indebtedness”: as defined in Section 10.01(ii).

“Senior Secured Net Leverage Ratio”: the Total Net Leverage Ratio but excluding from the numerator all Indebtedness of the Company and its Restricted Subsidiaries described in the definition of “Total Net Debt” that is not secured by a Lien on any assets or properties of the Company or any of its Restricted Subsidiaries.

“Significant Acquisition”: an acquisition (or a series of related acquisitions) with an aggregate consideration that is equal to or greater than $150,000,000.

“Significant Subsidiary”: any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Solvent”: with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“SPC”: as defined in Section 10.06(i).

“Special Purpose Securitization Subsidiary”: any Subsidiary of the Company which is (a) designated by the Board of Directors of the Company as a Special Purpose Securitization Subsidiary in a resolution of its board of directors (or committees thereof) or by a certificate signed by a Responsible Officer and (b) organized in a manner intended to reduce the likelihood that it would be substantively consolidated with the Company or any of the Subsidiaries (other than Special Purpose Securitization Subsidiaries) in the event the Company or any such Subsidiary or Unrestricted Subsidiary becomes subject to a proceeding under the Bankruptcy Code (or other insolvency law) and whose only material assets consist of Securitization Assets, Investments received in respect thereof or other proceeds thereof.

“Specified Cash Management Agreement”: any Cash Management Agreement entered into by any Loan Party or any Restricted Subsidiary and any Cash Management Bank.

“Specified Class”: as defined in Section 2.29.

“Specified Disposition”: a Disposition of all or substantially all of the Company’s “Metals & Minerals” business segment (rebranded in 2019 as the “Harsco Environmental Segment”) (for the avoidance of doubt, excluding any Specified Distribution).

“Specified Distribution”: a distribution by the Company or any of its Subsidiaries to the shareholders of the Company of all or any portion of the Capital Stock of any Person that owns or operates, directly or indirectly, any material portion of the Company’s “Metals and Minerals” business segment (rebranded in 2019 as the “Harsco Environmental Segment”).

“Specified Hedge Agreement”: any Hedge Agreement entered into by any Loan Party or any Restricted Subsidiary and any Qualified Counterparty.

“Specified Representations”: representations and warranties set forth Sections 4.03(a), 4.04 (but only in respect of the Loan Documents), 4.05 (but only in respect of the Organizational Documents), 4.11, 4.14, 4.18(a), 4.19 (with such representation made as of the applicable date after giving effect to the applicable transactions), 4.20, 4.21 and, in respect of the use of proceeds of the applicable Incremental Facility, 4.22.

“Spot Exchange Rate”: on any day, (a) with respect to any Alternative Currency, the rate at which such Alternative Currency may be exchanged into Dollars, which shall be the Historical Currency Exchange Rate for converting such Alternative Currency into Dollars on the immediately prior Business Day as determined by OANDA Corporation and made available on its website at http://www.oanda.com/currency/historical-rates; provided, that if at the time of any such determination, for any reason, no such rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error, and (b) with respect to Dollars in relation to any specified Alternative Currency, the rate at which Dollars may be exchanged into such Alternative Currency, which shall be the Historical Currency Exchange Rate for converting Dollars into such Alternative Currency on the immediately prior Business Day as determined by OANDA Corporation and made available on its website at http://www.oanda.com/currency/historical-rates; provided, that if at the time of any such determination, for any reason, no such rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error. For purposes of determining the Spot Exchange Rate in connection with an Alternative Currency Borrowing, such Spot Exchange Rate shall be determined as of the Denomination Date for such Borrowing with respect to transactions in the applicable Alternative Currency that will settle on the date of such Borrowing, and, upon the Company’s request, the Administrative Agent shall inform the Company of such Spot Exchange Rate.

“Standby Borrowing”: a borrowing consisting of simultaneous Standby Loans from each of the Revolving Credit Lenders.

“Standby Borrowing Request”: a request made pursuant to Section 2.07 in the form of Exhibit A-5 hereto.

“Standby Loan”: a revolving loan made by a Lender pursuant to Section 2.07. Each Standby Loan shall be a Eurocurrency Loan or a Base Rate Loan.

“Statutory Reserve Rate”: a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurocurrency Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “GBP” : lawful money of the United Kingdom.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Stericycle Acquisition”: has the meaning set forth in the recitals.

“Stericycle Acquisition Agreement”: the Stock Purchase Agreement, dated as of February 6, 2020, among Stericycle, Inc., Harsco Corporation and CEI Holding, LLC.

“Subsidiary Guarantor”: each Domestic Subsidiary of the Company that is a party to the Guarantee and Collateral Agreement from time to time; provided, for the avoidance of doubt, that “Subsidiary Guarantor” shall not include any Excluded Subsidiary.

“Supermajority Lenders”: at any time, the holders of more than 66.66% of the sum of (a) the aggregate unpaid principal amount of the Term Loans plus any Delayed Draw Commitments in each case then outstanding and (b) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding. The outstanding Term Loans, Delayed Draw Commitments and Revolving Credit Commitments of any Defaulting Lender shall be disregarded in determining the Supermajority Lenders at any time.

“Supported QFC” shall have the meaning assigned to such term in Section 10.28.

“Swap Obligation”: with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Syndication Agents”: ~~Goldman Sachs~~U.S. Bank ~~USA, Citibank, N.A., and HSBC Bank USA, N.A.~~National Association, and KeyBanc Capital Markets, in their respective capacities as Syndication Agents of the Facilities hereunder.

“Tax”: as defined in Section 2.20(a).

~~“Term A-1 Loans”: as defined in Section 2.01.~~

“ Term A-1 Loans”: has the meaning set forth in the recitals. The aggregate principal amount of the Term A-1 Loans outstanding as of immediately before the Amendment No. 7 Effective Date was $280,000,000.00.

“Term A-1 Maturity Date”: has the meaning specified in the definition of “Term Loan Maturity Date”.

“Term A-1 Note”: as defined in Section 2.08(e).

“ Term A-1/B-2 Loans Refinancing”: has the meaning set forth in the recitals.

“Term B-1 Loan Commitments”: as to any Term B-1 Loan Lender, the commitment of such Term B-1 Loan Lender, to make a Term B-1 Loan to the Company hereunder on the Amendment No. 1 Effective Date pursuant to the terms of Amendment No. 1 in a principal amount not to exceed the amount set forth under the heading “Term B-1 Loan Commitment” opposite such Lender’s name on Annex A as in effect immediately prior to the Amendment No. 3 Effective Date. The aggregate amount of the Term B-1 Loan Commitments as of the Amendment No. 1 Effective Date was $124,223,730.07.

“Term B-1 Loan Lender”: each Lender that has a Term B-1 Loan Commitment or is a holder of a Term B-1 Loan.

“Term B-1 Loans”: has the meaning set forth in the recitals.

“Term B-2 Loan Commitments”: as to any Term Loan B-2 Lender, the commitment of such Term B-2 Loan Lender, to make a Term B-2 Loan to the Company hereunder on the Amendment No. 3 Effective Date pursuant to the terms of Amendment No. 3 in a principal amount not to exceed the amount set forth under the heading “Term B-2 Loan Commitment” opposite such Lender’s name on Annex A. The aggregate amount of the Term B-2 Loan Commitments as of the Amendment No. 3 Effective Date ~~is~~was $544,510,312.50.

“Term B-2 Loan Lender”: each Lender that has a Term B-2 Loan Commitment or is a holder of a Term B-2 Loan.

“Term B-2 Loans”: has the meaning set forth in the recitals. The aggregate principal amount of the Term B-2 Loans outstanding as of immediately before the Amendment No. 7 Effective Date was $ 218,187,675.36.

“Term B-3 Loan Commitments”: as to any Term Loan B-3 Lender, the commitment of such Term B-3 Loan Lender, to make a Term B-3 Loan to the Company hereunder on the Amendment No. 7 Effective Date pursuant to the terms of this Agreement and Amendment No. 7 in a principal amount not to exceed the amount set forth under the heading “Term B-3 Loan Commitment” opposite such Lender’s name on Annex A hereto. The aggregate amount of the Term B-3 Loan Commitments as of the Amendment No. 7 Effective Date is $500,000,000.

“ Term B-3 Loans”: as defined in Section 2.01.

“Term B-~~2~~3 Loan Lender”: each Lender that has a Term B-3 Loan Commitment or is a holder of a Term B-3 Loan.

“ Term B-3 Loan Springing Maturity Date”: the day that is 91 days prior to the maturity date of the 2027 Senior Notes; provided, that no Term B-3 Loan Springing Maturity Date shall occur if no 2027 Senior Notes are outstanding at such time or the outstanding 2027 Senior Notes at such time have otherwise been refinanced (including by amendment) to have a scheduled maturity date that is at least 91 calendar days after March 10, 2028; provided, further, that if such day is not a Business Day, the Term B-3 Loan Springing Maturity Date shall be the immediately preceding Business Day.

“Term B-3 Maturity Date”: has the meaning specified in the definition of “Term Loan Maturity Date”.

“Term B-~~2~~3 Standstill Period”: as described in Article 8(c).

“Term Borrowing”: a borrowing consisting of simultaneous Term Loans of the same Class by each of the Term Loan Lenders.

“Term Loan”: an Initial Term Loan, a Term B-1 Loan, a Term B-2 Loan, a Term ~~A~~B-~~1~~3 Loan, an Incremental Term Loan, an Extended Term Loan and/or an Other Term Loan, as applicable.

“Term Loan A-1 Facility”: the facility governing the Delayed Draw Commitments and the Term A-1 Loans.

“Term Loan Borrowing Request”: a request made pursuant to Section 2.02 in the form of Exhibit A-6 hereto.

“Term Loan Commitment”: the Delayed Draw Commitments, Term B-3 Loan Commitments, Term B-2 Loan Commitments, any Incremental Term Loan Commitment pursuant to an Incremental Amendment under Section 2.24, any Extended Term Commitment pursuant to a Loan Extension Amendment under Section 2.29 and/or Other Term Commitment pursuant to a Refinancing Amendment under Section 2.30, if any, issued after the Amendment No.  ~~5~~7 Effective Date, as the context may require.

“Term Loan Facility”: the facility governing the Term B-~~2~~3 Loans, Term A-1 Loans, each Incremental Facility comprising a Class of Incremental Term Loans and Incremental Term Loan Commitments, each facility governing a Class of Extended Term Loans and Extended Term Commitments and/or each facility governing a Class of Other Term Loans and Other Term Commitments, as the context requires.

“Term Loan Lender”: each Lender that has a Term Loan Commitment or is a holder of a Term Loan and shall include any Additional Lender, as applicable.

“Term Loan Maturity Date”: (~~i~~a) with respect to the Term A-1 Loans, June 28, 2024 (the “Term A-1 Maturity Date”), and (~~ii~~b) with respect to the Term B-~~2~~3 Loans, ~~December 8~~the earlier of (such date, ~~2024 (~~the “Term B-~~2~~3 Maturity Date”): (i) March 10, 2028 and (ii) the Term B-3 Loan Springing Maturity Date, if any; provided, in each case, that if such day is not a Business Day, the applicable Term Loan Maturity Date shall be the immediately preceding Business Day.

“Term Loan Percentage”: as to any Term Loan Lender at any time, the percentage which such Lender’s Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Amendment No.  ~~3~~7 Effective Date after giving effect to the incurrence of Term B-3 Loans, the percentage which the aggregate principal amount of such Lender’s Term Loan then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

“Term Note”: as defined in Section 2.08(e).

“Termination Date”: the Term Loan Maturity Date or Revolving Credit Termination Date, as applicable.

“Termination Letter”: as defined in Section 2.25.

“Test Period”: for any determination under this Agreement, the most recent period of four consecutive fiscal quarters of the Company ended on or prior to such date of determination (taken as one accounting period) for which financial statements have been (or are required to be) delivered under Section 6.01(a) or Section 6.01(b).

“Threshold Amount”: $25,000,000.

“Total Debt”: at any time, the aggregate outstanding principal amount of all Indebtedness of the Company and its Restricted Subsidiaries at such time (other than Indebtedness described in clause (f) (with respect to such clause (f), to the extent arising in connection with an obligation described in clauses (i) or (j) of such definition), (g), (i) and (j) (provided that Indebtedness described in clause (j) of such definition shall be included in Total Debt to the extent of drawn and unreimbursed letters of credit) of the definition of the term “Indebtedness”) determined on a consolidated basis (without duplication) in accordance with GAAP~~,~~; provided that for purposes of calculating the Senior Secured Net Leverage Ratio and the Total Net Leverage Ratio for the Financial Covenants, for incurrence purposes under Article 7, Indebtedness described in clause (i) of the definition of the term “Indebtedness ” shall be included in the calculation of Total Debt to the extent that at the relevant date of determination, an Early Termination Date (as defined in the applicable Hedge Agreement) resulting from (x) any event of default under such Hedge Agreement as to which the Company or any Restricted Subsidiary is the Defaulting Party (as defined in such Hedge Agreement) or (y) any Termination Event (as so defined) under such Hedge Agreement as to which the Company or any Restricted Subsidiary is an Affected Party (as so defined), has occurred and is continuing, and in either event as a consequence thereof, a positive amount is due and owing by the Company or such Restricted Subsidiary to the relevant Qualified Counterparty under such Hedge Agreement.

“Total Delayed Draw Commitments”: at any time, the aggregate amount of the Delayed Draw Commitments then in effect.

“Total Leverage Ratio”: as of any date of determination, the ratio of (a) Total Debt on such date, to (b) Consolidated EBITDA for the most recently ended four consecutive fiscal quarter period for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b).

“Total Net Debt: as of any date of determination, (a) Total Debt minus (b) the lesser of (i) the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries (other than any cash and Cash Equivalents that would appear as “restricted” in favor of any Person other than the Collateral Agent (in its capacity as such) on a consolidated balance sheet of the Company prepared in accordance with GAAP) as of such date and (ii) $100,000,000.

“Total Net Leverage Ratio”: with respect to any date of determination, (a) Total Net Debt on such date, to (b) Consolidated EBITDA for the most recently ended four consecutive fiscal quarter period for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b).

“Total Net Leverage Ratio Covenant”: the total net leverage ratio covenant set forth in Section 7.01(a).

“ Total Net Leverage Ratio Covenant Default”: (i) a failure to comply with the Total Net Leverage Ratio Covenant or (ii) the taking of any action by the Company or its Restricted Subsidiaries if such action was prohibited hereunder solely due to the existence of a Total Net Leverage Ratio Covenant Default of the type described in clause (i)  of this definition.

“Total Revolving Credit Commitments”: at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

“Transactions”: has the meaning set forth in the recitals.

“Transferee”: as defined in Section 10.15.

“Type”: when used in respect of any Loan or Borrowing, shall refer to the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined and the currency in which such Loan or the Loans comprising such Borrowings are denominated. For purposes hereof, “rate” shall include the LIBO Rate, the EURIBO Rate, the Base Rate and the Fixed Rate, and “currency” shall include Dollars and any Alternative Currency permitted hereunder.

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uniform Customs”: as defined in Section 10.11.

“Unrestricted Subsidiary”: (i) any Subsidiary of the Company designated by the board of directors (or similar governing body) of the Company as an Unrestricted Subsidiary pursuant to Section 6.11 subsequent to the date hereof and (ii) each Special Purpose Securitization Subsidiary (unless the Company shall elect, by delivering a certificate to the Administrative Agent signed by a Responsible Officer, to designate the Special Purpose Securitization Subsidiary as a Restricted Subsidiary). The Company may designate any Subsidiary of the Company other than an Approved Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Subsidiary of Company (other than any Subsidiary of the Subsidiary to be so designated); provided that each of (A) the Subsidiary to be so designated and (B) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

“U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 10.28.

“USA PATRIOT Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02.    Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(a)    As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Company and its Restricted Subsidiaries not defined in Section 1.01 and accounting terms partly defined in Section 1.01, to the extent not defined, shall have the respective meanings given to them under GAAP and (ii) references to fiscal year or fiscal quarter are, unless otherwise indicated, references to the fiscal year or fiscal quarter of the Company (the Company’s fiscal year ends December 31).

(b)    The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d)    (i) The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) the word “incur” shall be construed to mean incur, create, issue, assume or become liable in respect of (and the words “incurred” and “incurrence” shall have correlative meanings), (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, real property, leasehold interests and contract rights, (iv) the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person, (v) references to organizational documents, agreements or other Contractual Obligations (including any of the Loan Documents) shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated, amended and restated or otherwise modified from time to time and (vi) references to any law, statute, guideline, code, rule, regulation or any legal or administrative interpretation thereof shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, statute, guideline, code, rule, regulation or any legal or administrative interpretation thereof.

(e)    When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (unless otherwise set forth herein) or performance shall extend to the immediately succeeding Business Day.

(f)    All calculations of financial ratios set forth in Section 7.01 shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.

Section 1.03.    Accounting Changes. If any “Accounting Change” shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Company and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Company’s financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Company, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to any change in generally accepted accounting principles set forth in the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

Section 1.04.    Redenomination Of Certain Alternative Currencies.

(a)     Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent in consultation with the Company may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

Section 1.05.    Limited Condition Acquisitions. In connection with a Limited Condition Transaction:

(a)    at the Company’s option, in the case of the incurrence of any indebtedness or liens or the making of any investments, restricted payments, restricted debt payment, asset sales or fundamental changes or the designation of any restricted subsidiaries or Unrestricted Subsidiaries, the relevant ratios and baskets shall be determined, and any default or event of default blocker shall be tested, as of the date the definitive acquisition agreements for such Limited Condition Transaction is entered into and calculated as if the acquisition and other pro forma events in connection therewith were consummated on such date; provided that if the Company has made such an election, in connection with the calculation of any ratio or basket with respect to the incurrence of any debt or liens, or the making of any investments, restricted payments, restricted debt payments, asset sales, fundamental changes or the designation of a Restricted Subsidiary or Unrestricted Subsidiary used in connection with such Limited Condition Transaction on or following such date and prior to the earlier of the date on which such acquisition is consummated or the definitive agreement for such acquisition is terminated, any such ratio shall be calculated on a pro forma basis assuming such acquisition and other pro forma events in connection therewith (including any incurrence of indebtedness) have been consummated; and

(b)    calculations of Consolidated Net Income (and any other financial defined term derived therefrom) shall not include any consolidated net income of or attributable to the target company or assets associated with such Limited Condition Transaction for usages other than in connection with the applicable transaction pertaining to such Limited Condition Transaction unless and until the closing of such Limited Condition Transaction shall have actually occurred.

Section 1.06.    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Application (or related document) related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.07.    Exchange Rates; Currency Equivalents. (i) Notwithstanding anything to the contrary contained herein, for purposes of any determination under Article 6 and Article 7 and the calculation of compliance with any financial ratio for purposes of taking any action hereunder or other transaction, event or circumstance, or any other determination under any other provision of this Agreement not covered elsewhere in this Section 1.07 (any of the foregoing, a “specified transaction”), in a currency other than Dollars, (i) the equivalent amount in Dollars of a specified transaction in a currency other than Dollars shall be calculated based on the rate of exchange quoted by a publicly available service for displaying exchange rates customarily referenced by the Administrative Agent for such foreign currency, as in effect at 11:00 a.m. (New York time) on the date of such specified transaction (which, (x) in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, (y) in the case of the incurrence of Indebtedness or creation of Permitted Securitization Financings, shall be deemed to be on the date first committed); provided, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 7.02 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i) of this Section.

Section 1.08.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

Section 1.09.    ~~LIBOR Successor Rate~~Benchmark Replacement Setting.

(a)     Benchmark Replacement. Notwithstanding anything to the contrary herein or in any Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred for a currency prior to the Reference Time in respect of any setting of a then-current Benchmark for such currency, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) or (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any such Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders, as applicable.

(b)     Benchmark Replacement Conforming Changes. In connection with the implementation of any Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)     Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Company and the Lenders of (i)  any Benchmark Replacement Date and the related Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement

Conforming Changes, (iii) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (iv) the commencement of any Benchmark Unavailability Period. For the avoidance of doubt, any notice required to be delivered by the Administrative Agent as set forth in this Section 1.09 may be provided, at the option of the Administrative Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 1.09, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 1.09.

(d)     Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i)  above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)     Benchmark Unavailability Period. Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Benchmark for USD, any Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, such Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, to the extent a component of ABR is based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, such Benchmark or tenor will not be used in any determination of ABR. Upon the commencement of a Benchmark Unavailability Period with respect to a Benchmark for any currency other than USD, the obligation of the Lenders to make or maintain Loans referencing such Benchmark in the affected currency shall be suspended (to the extent of the affected Borrowings or Interest Periods).

(f)     Disclaimer. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (i)  the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (ii) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to LIBOR or any other then-current Benchmark or have the same volume or liquidity as did LIBOR or any other then-current Benchmark, (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 1.09 including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by clause (c) above or otherwise in accordance herewith, and (iv) the effect of any of the foregoing provisions of this Section 1.09.

(g)     Certain Defined Terms. As used in this Section 1.09:

“ Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of this Section 1.09.

“ Benchmark” means, initially (i )  with respect to any amounts denominated in USD, USD LIBOR, and (ii) with respect to amounts denominated in GBP, GBP LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of this Section 1.09.

“ Benchmark Replacement” means, for any Available Tenor, the first alternative set forth below and (where applicable) in the order set forth below for the currency that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)    ~~Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined, that~~For USD:

~~(i)    adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBO Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or~~

~~(ii)    the supervisor for the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBO Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”),~~

~~then, after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower shall amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) that has been broadly accepted by the syndicated loan market in the United States in lieu of LIBOR; provided that such rate shall not be less than 0.0% per annum (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and, notwithstanding anything to the contrary in Section 10.01, any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent notice that such Required Lenders do not accept such amendment.~~

(1)	the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)	the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)

the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i)  any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for USD denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion.

(b)    ~~If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist, the obligation of the Lenders to make or maintain Eurocurrency Loans shall be suspended, (to the extent of the affected Eurocurrency Loans or Interest Periods). Upon receipt of such notice, the Borrower may revoke any pending request for a Eurocurrency Borrowing of, conversion to or continuation of Eurocurrency Loans (to the extent of the affected Eurocurrency Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans not based on the Adjusted LIBO Rate in the amount specified therein (or, in the case of a request for a Borrowing denominated in any Alternative Currency, to a request for a Borrowing bearing interest at such rate as the Administrative Agent shall determine adequately and fairly reflects the cost to the affected Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Interest Period (which shall at no time be less than 0.00% per annum) plus the Applicable Margin).~~For all Non-Hardwired Currencies, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i)  any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in such currency at such time in the U.S. syndicated loan market and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clauses (a)(1), (a)(2), (a)(3) or (b) above would be less than the Floor for the applicable Benchmark, the Benchmark Replacement will be deemed to be the Floor applicable to such Benchmark for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)	for purposes of clauses (a)(1) and (a)(2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)     the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor or (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)

for purposes of clause (a)(3) or (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor and currency giving due consideration to (i)  any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities in the U.S. syndicated loan market;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“ Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR, ” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides in consultation with the Company is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“ Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3)

in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i)  if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“ Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), for USD LIBOR, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, and for any Non-Hardwired Currency, any applicable central bank, and in each case an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.09 of this Agreement and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 1.09.

“ Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“ Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“ Early Opt-in Election” means, if the then-current Benchmark is a LIBOR, the occurrence of the following after the Amendment No. 7 Effective Date:

(1)

(a) with respect to USD, a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding USD denominated syndicated credit facilities in the U.S. syndicated loan market at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review); or (b) with respect to a Non-Hardwired Currency utilizing a LIBOR, a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding syndicated credit facilities which include such Non-Hardwired Currency at such time in the U.S. syndicated loan market contain or are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the then current Benchmark with respect to such Non-Hardwired Currency as, a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)

in each case, the joint election by the Administrative Agent and the Company to trigger a fallback from the applicable then-current Benchmark and the provision by the Administrative Agent of written notice of such election to the Lenders.

“ Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any applicable Benchmark.

“ GBP LIBOR” means the London interbank offered rate for Sterling.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“LIBOR” means, collectively, USD LIBOR and GBP LIBOR.

“Non-Hardwired Currencies” means all Alternative Currencies (other than Euro).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body” means (i) with respect to a Benchmark or Benchmark Replacement in respect of any Benchmark applicable to USD, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto, and (ii) with respect to a Benchmark Replacement for any Benchmark applicable to a currency other than USD, (a) the central bank for the applicable currency or any central bank or other supervisor which is responsible for supervising (1) such Benchmark or Benchmark Replacement for such currency or (2) the administrator of such Benchmark or Benchmark Replacement for such currency or (b) any working group or committee officially endorsed or convened by: (1) the central bank for such currency, (2) any central bank or other supervisor that is responsible for supervising either (x) such Benchmark or Benchmark Replacement for such currency or (y) the administrator of such Benchmark or Benchmark Replacement for such currency, or (3) the Financial Stability Board, or a committee officially endorsed or convened by the Financial Stability Board, or any successor thereto. For the avoidance of doubt Relevant Governmental Body shall include, but not be limited to, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD LIBOR” means the London interbank offered rate for U.S. Dollars.

ARTICLE 2

AMOUNT AND TERMS OF COMMITMENTS

Section 2.01.     Term Loan Commitments.

(a)    Term B-~~2~~3 Loans. Subject to the terms and conditions hereof and of Amendment No. ~~3~~7, the Term B-~~2~~3 Loan Lenders severally and not jointly, agree to make term loans in Dollars (each, a “Term B-~~2~~3 Loan”) to the Company on the Amendment No. ~~3~~7 Effective Date pursuant to Amendment No. ~~3~~7 in an amount for each Term B-~~2~~3 Loan Lender not to exceed the amount of the Term B-~~2~~3 Loan Commitment of such Lender~~. Subject to the terms and conditions hereof and of Amendment No. 3, each Cashless Option Lender agrees to exchange on Amendment No. 3 Effective Date all (or such lesser amount as the lead arrangers in respect of Amendment No. 3 allocated to such Cashless Option Lender) of its Term B-1 Loans (and all Term B-1 Loans shall thereafter no longer be deemed outstanding) for Term B-2 Loans in the same aggregate principal amount as such Lender’s Term B-2 Loans (or such lesser amount as such lead arrangers may allocate)~~.

(b)    Term A-1 Loans. Subject to the terms and conditions set forth herein, the Delayed Draw Lenders severally and not jointly agreed to make term loans in Dollars (each, a “Term A-1 Term Loan”) to the Company during the Delayed Draw Commitment Period in a single draw in an amount for each Delayed Draw Lender not to exceed the Delayed Draw Commitment of such Lender.

(c)    Term Loans may from time to time be Eurocurrency Loans or Base Rate Loans, as determined by the Company and notified to the Administrative Agent in accordance with Sections 2.02 and 2.13. Term Loans prepaid or repaid may not be reborrowed. Notwithstanding anything to the contrary, the initial Interest Period with respect to the Term B-~~2~~3 Loans shall commence on the Amendment No. ~~3~~7 Effective Date and end on ~~June 29~~March 31 , ~~2018~~2021 . Notwithstanding anything to the contrary, the initial Interest Period with respect to the Term A-1 Loans shall commence on the Delayed Draw Funding Date and, unless the ~~Borrower~~Company elects a different Interest Period in accordance with the terms of this Agreement, end on last Business Day of the month in which the Delayed Draw Funding Date occurs.

Section 2.02.    Procedure for Term ~~A~~B-~~1~~3 Loan Borrowing. The Company shall deliver to the Administrative Agent a Term Loan Borrowing Request (which Term Loan Borrowing Request must be received by the Administrative Agent prior to 12:00 p.m., New York City time, at least three Business Days prior to the anticipated ~~Delayed Draw Funding~~Amendment No. 7 Effective Date (which shall be a Business Day)), requesting that the ~~Delayed Draw~~Term B-3 Loan Lenders make the Term ~~A~~B-~~1~~3 Loans on the ~~Delayed Draw Funding Date (which Borrowing Request shall be revocable and subject to reissuance at a later date if the Stericycle Acquisition is not consummated on the anticipated Delayed Draw Funding Date, subject to the payment of amounts for such failure to borrow under Section 2.21)~~Amendment No. 7 Effective Date. Upon receipt of such Term Loan Borrowing Request the Administrative Agent shall promptly notify each ~~Delayed Draw~~Term B-3 Loan Lender ~~thereof~~. Not later than 11:00 a.m., New York City time, on the ~~Delayed Draw Funding~~Amendment No. 7 Effective Date, each ~~Delayed Draw~~Term B-3 Loan Lender shall make available to the Administrative Agent at the Funding Office on the Amendment No. 7 Effective Date an amount in immediately available funds equal to the Term

~~A~~B -~~1~~3 Loan or Term ~~A~~B-~~1~~3 Loans to be made by such Lender. The aggregate of the amounts made available to the Administrative Agent by the ~~Delayed Draw~~Term B-3 Loan Lenders will promptly thereafter be made available to the Company by the Administrative Agent on the Amendment No. 7 Effective Date in like funds as received by the Administrative Agent.

Section 2.03.     Repayment of Term Loans.

(a)    Term B-~~2~~3 Loans. The Company shall pay to the Administrative Agent, for the account of the Term B-~~2~~3 Loan Lenders, on each Payment Date commencing with the Payment Date occurring on September ~~28~~30, ~~2018~~2021, a principal amount of Term B-~~2~~3 Loans equal to 0.25% of the aggregate principal amount of Term B-~~2~~3 Loans made on the Amendment No. ~~3~~7 Effective Date, as such amount may be reduced pursuant to Sections 2.11(b) and 2.12(h). To the extent not previously paid, all Term B-~~2~~3 Loans shall be due and payable on the Term B-~~2~~3 Loan Maturity Date. ~~(b) Term A-1 Loans. The Company shall pay to the Administrative Agent, for the account of the Delayed Draw Lenders, on each Payment Date commencing with the Payment Date occurring on June 30, 2021, a principal amount of Term A-1 Loans equal to the percentage of the aggregate principal amount of Term A-1 Loans made on the Delayed Draw Funding Date set forth below, as follows:~~

~~Repayment Period~~	~~Percentage of the aggregate principal amount of Term A-1 Loans made on the Delayed Draw Funding Date~~
~~(I) Beginning June 30, 2021, up to and including March 31, 2022 (but without any retroactivity to the extent any Term A-1 Loans are not outstanding on such Payment Date);~~	~~1.25%;~~
~~(II) June 30, 2022 and thereafter:~~	~~2.50%;~~

~~in each case, as such amount may be reduced pursuant to Sections 2.11(b) and 2.12(h). To the extent not previously paid, all Term A-1 Loans shall be due and payable on the Term A-1 Loan Maturity Date;~~

(b)      ~~(c)~~ All repayments made pursuant to this Section 2.03 shall be accompanied by accrued interest on the amount repaid and shall be subject to Section 2.21.

Section 2.04.     Revolving Credit Commitments.

(a)     Subject to the terms and conditions hereof, the Revolving Credit Lenders severally agree to make Standby Loans to the Borrowers from time to time during the Revolving Credit Commitment Period, in Dollars or one or more Alternative Currencies (as specified in the Borrowing Requests with respect thereto), in an aggregate principal amount at any one time outstanding for each Revolving Credit Lender which will not result in such Revolving Credit Lender’s Committed Credit Exposure, when added to such Lender’s Revolving Credit Percentage of the L/C Obligations then outstanding, exceeding the amount of such Revolving Credit

Lender’s Revolving Credit Commitment, subject, however, to the conditions that (i) at no time shall (A) the sum of (I) the aggregate Committed Credit Exposure of all the Revolving Credit Lenders, plus (II) the outstanding aggregate principal amount or Assigned Dollar Value of all Competitive Loans made by all Revolving Credit Lenders, plus (III) the L/C Obligations of all Revolving Credit Lenders exceed (B) the Total Revolving Credit Commitments and (ii) at all times the outstanding aggregate principal amount of all Standby Loans made by each Lender shall equal such Lender’s Revolving Credit Percentage of the outstanding aggregate principal amount of all Standby Loans made pursuant to Section 2.07. During the Revolving Credit Commitment Period any Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Standby Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Standby Loans may from time to time be Eurocurrency Loans or Base Rate Loans, as determined by the applicable Borrower and notified to the Administrative Agent in accordance with Section 2.05 and Section 2.13. Notwithstanding any provision to the contrary herein, the sum of (x) the aggregate Revolving Credit Loans made to Approved Borrowers that are Foreign Subsidiaries and (y) the aggregate L/C Obligations of all Revolving Credit Lenders in respect of Letters of Credit issued for the account of Approved Borrowers that are Foreign Subsidiaries shall not exceed $25,000,000 in the aggregate at any time outstanding.

(b)    The Borrowers shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

Section 2.05.    Revolving Credit Loans . (a) Each Standby Loan shall be made as part of a Borrowing consisting of Revolving Credit Loans made by the Revolving Credit Lenders ratably in accordance with their applicable Revolving Credit Commitments; provided, however, that the failure of any Revolving Credit Lender to make any Standby Loan shall not in itself relieve any other Revolving Credit Lender of its obligation to lend hereunder (it being understood, however, that no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make any Standby Loan required to be made by such other Revolving Credit Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.06. The Competitive Loans and Standby Loans comprising any Borrowing shall be in (i) an aggregate principal amount which is not less than the Borrowing Minimum and an integral multiple of the Borrowing Multiple or (ii) an aggregate principal amount (when added to the L/C Obligations then outstanding) equal to the remaining balance of the available applicable Revolving Credit Commitments.

(b)    Each Competitive Borrowing shall be comprised entirely of Eurocurrency Competitive Loans or Fixed Rate Loans, and each Standby Borrowing shall be comprised entirely of Eurocurrency Standby Loans or Base Rate Loans, as the Borrowers may request pursuant to Section 2.06 or 2.07, as applicable. Each Revolving Credit Lender may at its option make any Revolving Credit Loan by causing any domestic or foreign branch or Affiliate of such Revolving Credit Lender to make such Revolving Credit Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Revolving Credit Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that none of the Borrowers shall be entitled to request any Borrowing which, if made, would result in an aggregate of more than ten separate

Standby Loans of any Revolving Credit Lender being outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods or denominated in different currencies, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)    Each Revolving Credit Lender shall make each Revolving Credit Loan to be made by it hereunder on the proposed date thereof by wire transfer to such account as the Administrative Agent may designate in federal funds (in the case of any Loan denominated in Dollars) or such other immediately available funds as may then be customary for the settlement of international transactions in the relevant currency not later than 11:00 a.m., New York City time, in the case of fundings to an account in New York City, or 11:00 a.m., local time, in the case of fundings to an account in another jurisdiction, and the Administrative Agent shall by 12:00 (noon), New York City time, in the case of fundings to an account in New York City, or 12:00 (noon), local time, in the case of fundings to an account in another jurisdiction, credit the amounts so received to an account designated by the applicable Borrower in the applicable Borrowing Request, which account must be in the country of the currency of the Loan (it being understood that the funding may be for the credit of an account outside such country) or in a country that is a member of the European Union, in the case of Borrowings denominated in Euros, or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Revolving Credit Lenders. Competitive Loans shall be made by the Revolving Credit Lender or Revolving Credit Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.06 in the amounts so accepted and Standby Loans shall be made by the Revolving Credit Lenders pro rata in accordance with Section 2.18. Unless the Administrative Agent shall have received notice from a Revolving Credit Lender prior to the time of any Borrowing that such Revolving Credit Lender will not make available to the Administrative Agent such Revolving Credit Lender’s portion of such Borrowing, the Administrative Agent may assume that such Revolving Credit Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount in the required currency. If the Administrative Agent shall have so made funds available then to the extent that such Revolving Credit Lender shall not have made such portion available to the Administrative Agent, such Revolving Credit Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon in such currency, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Revolving Credit Loans comprising such Borrowing and (ii) in the case of such Revolving Credit Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error). If such Revolving Credit Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Revolving Credit Lender’s Revolving Credit Loan as part of such Borrowing for purposes of this Agreement.

(d)    Notwithstanding any other provision of this Agreement, none of the Borrowers shall be entitled to request, or to elect to convert or continue, any Borrowing of Revolving Credit Loans if the Interest Period requested with respect thereto would end after the Revolving Credit Termination Date.

Section 2.06.    Competitive Bid Procedure.

(a)    In order to request Competitive Bids, a Borrower shall hand deliver, telecopy or send in *pdf format via electronic mail to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit A-l hereto, to be received by the Administrative Agent (i) in the case of a Eurocurrency Competitive Borrowing, not later than 11:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No Base Rate Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-l hereto may be rejected in the Administrative Agent’s sole discretion, and the Administrative Agent shall promptly notify the applicable Borrower of such rejection by telecopier. Such request shall in each case refer to this Agreement and specify (A) whether the Borrowing then being requested is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing, (B) the date of such Borrowing (which shall be a Business Day), (C) the aggregate principal amount of such Borrowing, (D) the currency of such Borrowing and (E) the Interest Period with respect thereto (which may not end after the Revolving Credit Termination Date). If no election as to the currency of Borrowing is specified in any Competitive Bid Request, then the applicable Borrower shall be deemed to have requested Borrowings in Dollars. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by telecopier (in the form set forth in Exhibit A-2 hereto) the Revolving Credit Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

(b)    Each Revolving Credit Lender may, in its sole discretion, make one or more Competitive Bids to a Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Revolving Credit Lender must be received by the Administrative Agent via telecopier, in the form of Exhibit A-3 hereto, (i) in the case of a Eurocurrency Competitive Borrowing not later than 11:00 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 hereto may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the applicable Borrower, and the Administrative Agent shall notify the Revolving Credit Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (A) the principal amount (which (x) shall be in a minimum principal amount of the Borrowing Minimum and in an integral multiple of the Borrowing Multiple, (y) shall be expressed in Dollars or, in the case of an Alternative Currency Borrowing, in both the Alternative Currency and the Assigned Dollar Value thereof and (z) may equal the entire principal amount of the Competitive Borrowing requested by the applicable Borrower) of the Competitive Loan or Loans that the Revolving Credit Lender is willing to make to the applicable Borrower, (B) the Competitive Bid Rate or Rates at which the Revolving Credit Lender is prepared to make the Competitive Loan or Loans and (C) the Interest Period and the last day thereof. If any Revolving Credit Lender shall elect not to make a Competitive Bid, such

Revolving Credit Lender shall so notify the Administrative Agent by telecopier (I) in the case of Eurocurrency Competitive Loans, not later than 11:00 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 11:00 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Revolving Credit Lender to give such notice shall not cause such Revolving Credit Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Revolving Credit Lender pursuant to this paragraph (b) shall be irrevocable.

(c)    The Administrative Agent shall promptly notify the applicable Borrower by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Revolving Credit Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to the applicable Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.06.

(d)    The applicable Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The applicable Borrower shall notify the Administrative Agent by telephone, confirmed by telecopier or in *pdf format sent via electronic mail in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above, (x) in the case of a Eurocurrency Competitive Borrowing, not later than 11:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (y) in the case of a Fixed Rate Borrowing, not later than 11:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that (i) the failure by the applicable Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) such Borrower shall not accept a bid made at a particular Competitive Bid Rate if such Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if such Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by such Borrower to exceed the amount specified in the Competitive Bid Request, then such Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in (x) a minimum principal amount of the Borrowing Minimum and an integral multiple of the Borrowing Multiple or (y) an aggregate principal amount equal to the remaining balance of the available applicable Revolving Credit Commitments; provided further, however, that if a Competitive Loan must be in an amount less than the Borrowing Minimum because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of 1,000,000 units (or, in the case of Sterling, 500,000 units) of the applicable currency or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of 1,000,000 units (or, in the case of Sterling, 500,000 units) of the applicable currency in a manner which shall be in the discretion of the applicable Borrower. A notice given by the applicable Borrower pursuant to this paragraph (d) shall be irrevocable.

(e)    The Administrative Agent shall promptly notify each bidding Revolving Credit Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

(f)    A Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request.

(g)    If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Revolving Credit Lender, it shall submit such bid directly to the applicable Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to paragraph (b) above.

(h)    All notices required by this Section 2.06 shall be given in accordance with Section 10.02.

(i)    Notwithstanding anything to the contrary in this Section 2.06 or otherwise in this Agreement, no Borrower shall request any Competitive Borrowing.

Section 2.07.    Standby Borrowing Procedure.

In order to request a Standby Borrowing, a Borrower shall hand deliver, telecopy or send in *pdf format via electronic mail to the Administrative Agent a duly completed Standby Borrowing Request in the form of Exhibit A-5 hereto, to be received by the Administrative Agent (a) in the case of a Eurocurrency Standby Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed borrowing (or, in the case of a Standby Borrowing to occur on the Closing Date, such later date as may be agreed by the Administrative Agent in its sole discretion) and (b) in the case of an Base Rate Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Standby Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurocurrency Borrowing or a Base Rate Borrowing; (ii) the date of such Borrowing (which shall be a Business Day), (iii) the aggregate principal amount of the Borrowing (which shall be in a minimum principal amount of the Borrowing Minimum and in an integral multiple of the Borrowing Multiple), (iv) the currency of such Borrowing (which, in the case of a Base Rate Borrowing, shall be Dollars) and (v) if such Borrowing is to be a Eurocurrency Borrowing, the Interest Period with respect thereto. If no election as to the currency of Borrowing is specified in any Standby Borrowing Request, then the applicable Borrower shall be deemed to have requested Borrowings in Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing if denominated in Dollars or a Eurocurrency Borrowing if denominated in an Alternative Currency. If no Interest Period with respect to any Eurocurrency Borrowing is specified, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding the foregoing, if the Dollar Equivalent of a Standby Borrowing would exceed the remaining available Total Revolving Credit Commitments, then such Standby Borrowing shall be reduced to the Alternative Currency Equivalent of available Total Revolving Credit Commitments. The Administrative Agent shall promptly advise the Revolving Credit Lenders of any notice given pursuant to this Section 2.07 (and the contents thereof), of each Lender’s portion of the requested Borrowing and, in the case of an Alternative Currency Borrowing, of the Dollar Equivalent of the Alternative Currency amount specified in the applicable Standby Borrowing Request and the Spot Exchange Rate utilized to determine such Dollar Equivalent.

Section 2.08.    Repayment of Loans; Evidence of Debt. (a) (i) The Borrowers hereby unconditionally, and jointly and severally, promise to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be, (ii) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or on such earlier date on which the Revolving Credit Loans become due and payable pursuant to Article 8), provided that each Revolving Credit Loan that is a Competitive Loan shall be repaid on the last day of the Interest Period applicable to such Competitive Loan and (iii) the principal amount of each Term Loan of such Term Loan Lender made to such Borrower in installments according to the amortization schedule set forth in Section 2.03 (or on such earlier date on which the Term Loans become due and payable pursuant to Article 8). The Borrowers hereby further agree to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the Closing Date (or in the case of the Term B-3 Loans, from the Amendment No. 7 Effective Date) until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.15.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender made to such Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)    The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from any Borrower and each Lender’s share thereof.

(d)    The entries made in the accounts maintained pursuant to Section 2.08(c) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

(e)    Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, such Borrower will promptly execute and deliver to such Lender a promissory note of such Borrower evidencing any Term Loans or Revolving Credit Loans, as the case may be, of such Lender, substantially in the forms of Exhibit F-1~~,~~ or F-2 ~~or F-3~~, respectively (a “Term Note~~,~~” or “Revolving Credit Note~~” or “Term A-1 Note~~,” respectively), with appropriate insertions as to date and principal amount.

Section 2.09.    Fees.

(a)     The Company agrees to pay to each Revolving Credit Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 and on the Revolving Credit Termination Date and any other date on which the Revolving Credit Loans of such Lender shall be repaid (or on the date of termination of such Lender’s Revolving Credit Commitment if such Lender has no Standby Loans outstanding after such date), a commitment fee (a “Commitment Fee”) equal to the Commitment Fee Percentage of the daily average amount of the unused Revolving Credit Commitment of such Lender (whether or not the conditions set forth in Section 5.03 shall have been satisfied), during the preceding quarter (or shorter period commencing with the date hereof or ending with the date on which the Revolving Credit Commitment of such Lender shall be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Revolving Credit Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Revolving Credit Commitment of such Lender is terminated. Anything herein to the contrary notwithstanding, during such period that a Revolving Credit Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any Commitment Fees accruing during such period (without prejudice to the rights of the Revolving Credit Lenders other than Defaulting Lenders in respect of such fees).

(b)    ~~The Company agrees to pay to each Delayed Draw Lender, through the Administrative Agent, on on each Payment Date during the Delayed Draw Commitment Period and on the Delayed Draw Termination Date, a delayed draw ticking fee (a “Delayed Draw  Ticking Fee”) equal to the product of the Delayed Draw Ticking Fee Percentage multiplied by the actual daily amount of the Delayed Draw Commitment of such Delayed Draw Lender. The Delayed Draw Ticking Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Anything herein to the contrary notwithstanding, during such period that a Delayed Draw Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any Delayed Draw Ticking Fees accruing during such period (without prejudice to the rights of the Delayed Draw Lenders other than Defaulting Lenders in respect of such fees).~~[Reserved.]

(c)    If, on or prior to the date that is six months following the Amendment No. ~~3~~7 Effective Date, the Company effects a Repricing Transaction, the Company shall pay to the Administrative Agent, for the ratable account of each of the applicable Term B-~~2~~3 Loan Lenders, (I) in the case of a Repricing Transaction described in clause (a) of the definition thereof, a prepayment premium of 1.00% of the aggregate principal amount of the Term B-~~2~~3 Loans so prepaid, refinanced, substituted or replaced and (II) in the case of a Repricing Transaction described in clause (b) of the definition thereof, a fee equal to 1.00% of the aggregate principal amount of the applicable Term B-~~2~~3 Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

(d)    The Company agrees to pay to the Agents, for their own respective accounts, the fees in the amounts and on the dates agreed to in writing by the Company and the Agents.

(e)    All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the fees shall be refundable under any circumstances.

Section 2.10.    Termination or Reduction of Commitments.

(a)    The Term B-~~2~~3 Loan Commitment of each Term B-~~2~~3 Loan Lender shall terminate in its entirety on the Amendment No. ~~3~~7 Effective Date (after giving effect to the incurrence of the Term B-~~2~~3 Loans on such date). The Delayed Draw Commitment of each Delayed Draw Lender shall automatically terminate in its entirety on the Delayed Draw Termination Date (after giving effect to the incurrence of the Term A-1 Loans on such date, if applicable). The Company may at any time terminate, or from time to time reduce, the Delayed Draw Commitments on a pro rata basis upon three Business Days irrevocable notice to the Administrative Agent; provided that each reduction of the Delayed Draw Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000; provided, further, that such notice may state that it is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be rescinded by the Borrowers if such condition is not satisfied. Unless previously terminated, the Revolving Credit Commitments shall terminate on the Revolving Credit Termination Date.

(b)    Upon at least three Business Days’ prior irrevocable written (provided that such notice may state that it is conditioned upon the effectiveness of other credit facilities, incurrence of other Indebtedness or consummation of another transaction (such as a Change of Control), in which case such notice may be revoked by the Company if such condition is not satisfied prior to the stated effective date of the termination or reduction set forth in such notice) or telecopy notice to the Administrative Agent, the Company (on behalf of all the Borrowers) may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Total Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000 and (ii) no such termination or reduction shall be made which would reduce the Total Revolving Credit Commitments to an amount less than the sum of (x) the aggregate outstanding principal amount (or Assigned Dollar Value, in the case of Revolving Credit Loans denominated in Alternative Currencies) of the Competitive Loans and Standby Loans and (y) the L/C Obligations outstanding at such time. Notwithstanding the foregoing, as long as no Default or Event of Default is continuing, the Company may terminate the unused amount of the Revolving Credit Commitment of a Defaulting Lender upon not less than ten Business Days’ prior notice to the Administrative Agent (which will promptly notify the Revolving Credit Lenders thereof), it being understood that such termination will not be deemed to be a waiver or release of any claim any of the Borrowers or the Administrative Agent may have against such Defaulting Lender.

(c)    Subject to the last sentence of Section 2.10(b) and to Section 2.25, any reduction in the Total Revolving Credit Commitments hereunder shall be made ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments. Subject to the last sentence of Section 2.09(a), the Company shall pay to the Administrative Agent for the account of the Revolving Credit Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued to but not including the date of such termination or reduction.

(d)    A Revolving Credit Commitment terminated or reduced under this Section 2.10 may not be reinstated.

(e)    On the fifth Business Day following the receipt of the Net Cash Proceeds of any Specified Disposition (or, if earlier, the date on which any prepayment of the Term Loans is made with respect to such Specified Disposition pursuant to Section 2.12(b)), the Total Revolving Credit Commitments shall be automatically and permanently reduced (without further action on the part of any Person) to the extent necessary to cause the Total Net Leverage Ratio, on a Pro Forma Basis recomputed as of the end of the most recently ended Test Period (and assuming for such purposes that the Total Revolving Credit Commitments were fully used and, for the avoidance of doubt, after giving effect to any prepayment of the Term Loans made in connection with such Specified Disposition pursuant to Section 2.12(b) and any other prepayment, redemption, repurchase, defeasance or discharge of any Indebtedness made in connection with such Specified Disposition), to be not greater than 2.50:1.00. The amount of any required mandatory termination of Total Revolving Credit Commitments pursuant to this Section 2.10(e) shall be determined in good faith by the Company and set forth in a certificate signed by a Responsible Officer (which certificate shall set forth in reasonable detail the calculation of the amount of such mandatory reduction of the Total Revolving Credit Commitments) delivered to the Administrative Agent not later than the fifth Business Day following the receipt of the Net Cash Proceeds of the applicable Specified Disposition (or, if earlier, the date on which any prepayment of the Term Loans is made in connection with such Specified Disposition pursuant to Section 2.12(b)), and the Administrative Agent shall give the Lenders prompt written notice of the amount of any such required mandatory reduction of the Total Revolving Credit Commitments. The provisions of Section 2.10(c) and 2.12(e) shall apply to any such mandatory reduction of the Total Revolving Credit Commitments.

(f)    On the fifth Business Day following the consummation of any Specified Distribution (or, if earlier, the date on which any prepayment of the Term Loans is made with respect to such Specified Distribution pursuant to Section 2.12(c)), the Total Revolving Credit Commitments shall be automatically and permanently reduced (without further action on the part of any Person) to the extent necessary to cause the Total Net Leverage Ratio, on a Pro Forma Basis recomputed as of the end of the most recently ended Test Period (and assuming for such purposes that the Total Revolving Credit Commitments were fully used and, for the avoidance of doubt, after giving effect to any prepayment of the Term Loans made substantially simultaneously in connection with such Specified Distribution pursuant to Section 2.12(c) and any other prepayment, redemption, repurchase, defeasance or discharge of any Indebtedness made in connection with such Specified Distribution), to be not greater than 2.50:1.00. The amount of any required mandatory termination of Total Revolving Credit Commitments pursuant to this Section 2.12(f) shall be determined in good faith by the Company and set forth in a certificate signed by a Responsible Officer (which certificate shall set forth in reasonable detail the calculation of the amount of such mandatory reduction of the Total Revolving Credit Commitments) delivered to the Administrative Agent not later than the fifth Business Day following the occurrence of the Specified Distribution (or, if earlier, the date on which any prepayment of the Term Loans is made in connection with such Specified Distribution pursuant to Section 2.12(c)), and the Administrative Agent shall give the Lenders prompt written notice of the amount of any such required mandatory reduction of the Total Revolving Credit Commitments. The provisions of Section 2.10(c) shall apply to any such mandatory reduction of the Total Revolving Credit Commitments.

Section 2.11.    Optional Prepayments. (a) The Borrowers may at any time and from time to time prepay the Loans (other than Competitive Loans), in whole or in part, without premium or penalty (subject to Section 2.09(c)), upon irrevocable notice delivered to the Administrative Agent, (i) no later than 11:00 a.m., New York City time, three Business Days prior thereto in the case of Eurocurrency Loans and (ii) no later than 11:00 a.m., New York City time, on the date of the proposed repayment in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, whether such prepayment is of Term Loans or Revolving Credit Loans, and whether such prepayment is of Eurocurrency Loans or Base Rate Loans; provided, that if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the applicable Borrower shall also pay any amounts owing pursuant to Section 2.21, provided, further, that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, incurrence of other Indebtedness or consummation of another transaction (such as a Change of Control), in which case such notice may be revoked by the Company if such condition is not satisfied prior to the stated effective date of the termination or reduction set forth in such notice. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein (unless such notice is revoked as contemplated above), together with (except in the case of Revolving Credit Loans that are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans of any Class shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Notwithstanding the foregoing, the Borrowers shall not have the right to prepay any Competitive Loans.

(b)     Each prepayment of Term Loans pursuant to this Section 2.11 shall be applied pro rata among each Class of Term Loans then outstanding and within each such Class to the scheduled amortization payments under the applicable Term Loan Facility as directed by the applicable Borrower and, in the absence of such direction, to the remaining scheduled installments of the Term Loans in direct order of maturity.

Section 2.12.    Mandatory Prepayments. (a) If any Indebtedness shall be incurred by the Company or any of its Restricted Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.02), then not later than the next Business Day following such incurrence, the Term Loans shall be prepaid by an amount equal to the amount of the Net Cash Proceeds of such incurrence.

(b)     If on any date following the Closing Date the Company or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless the Company intends to acquire or repair assets useful in the business of, or otherwise reinvest in, the Company and its Restricted Subsidiaries with all or any portion of the relevant Net Cash Proceeds, not later than the fifth Business Day following the receipt by the Company or such Subsidiary of such Net Cash Proceeds, the Term Loans shall be prepaid by an amount equal to the amount of such Net Cash Proceeds; provided that (i) any such prepayment shall only be required with the aggregate amount of Net Cash Proceeds from any Asset Sale or Recovery Event received in any fiscal year of the Company in excess of $20,000,000 and (ii) notwithstanding the foregoing, on each Reinvestment Prepayment Date the Loans shall be prepaid by an amount equal to the Reinvestment Prepayment Amount (or, in the case of a Reinvestment Prepayment Date described in clause (b) of the definition thereof with respect to only a portion of the relevant Reinvestment

Deferred Amount, an amount equal to such portion) with respect to the relevant Reinvestment Event, provided however that Net Cash Proceeds from a Specified Disposition shall not be subject to any reinvestment rights and shall instead be applied in its entirety to prepay the Term Loans.

(c)    Not later than five Business Days following a Specified Distribution, the Company shall prepay in full all outstanding Term Loans.

(d)    If, for any Excess Cash Flow Period, there shall be Excess Cash Flow, then, on the relevant Excess Cash Flow Application Date, the Term B-~~2~~3 Loans shall be prepaid by an amount equal to (x) the ECF Percentage of such Excess Cash Flow minus (y) voluntary payments of Term Loans (including Incremental Term Loans) under Section 2.11, Credit Agreement Refinancing Debt that is secured on a pari passu basis with the Obligations and Revolving Credit Loans (to the extent accompanied by a permanent commitment reduction), in each case during such fiscal year or following such fiscal year and prior to such Excess Cash Flow Application Date to the extent not previously deducted pursuant to this clause (y) in any prior period, but only to the extent that such prepayments are not made with the proceeds of long-term Indebtedness (other than revolving Indebtedness). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than five Business Days after the earlier of the date on which the financial statements of the Company referred to in Section 6.01(a), for the fiscal year with respect to which such prepayment is made, (i) are required to be delivered to the Lenders and (ii) are actually delivered.

(e)    In the event of any termination of all the Revolving Credit Commitments, each Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Loans and replace or cause to be canceled (or make other arrangements reasonably satisfactory to the Administrative Agent and each Issuing Lender with respect to) all outstanding Letters of Credit issued by such Issuing Lender. If, after giving effect to any partial reduction of the Revolving Credit Commitments or at any other time, the sum of (i) the aggregate Committed Credit Exposure of all the Revolving Credit Lenders plus (ii) the outstanding aggregate principal amount or Assigned Dollar Value of all Competitive Loans made by all the Revolving Credit Lenders plus (iii) the L/C Obligations then outstanding shall at any time exceed the Total Revolving Credit Commitment, then (A) on the last day of any Interest Period for any Eurocurrency Standby Borrowing and (B) on any other date in the event any Base Rate Borrowing shall be outstanding, the Borrowers shall prepay Standby Loans in an amount equal to the lesser of (x) the amount necessary to eliminate such excess and (y) the amount of the applicable Borrowings referred to in subclauses (i) and (ii) above and, after the Revolving Credit Loans shall have been repaid or prepaid in full, replace or cause to be canceled (or make other arrangements satisfactory to the Administrative Agent and each Issuing Lender with respect to) Letters of Credit issued by such Issuing Lender in an amount sufficient to eliminate such excess; provided, that in the case of any mandatory reduction of the Total Revolving Credit Commitments pursuant to Section 2.10(e), such prepayments of Revolving Credit Loans and replacement or cancellation of (or such making of other arrangements with respect to) Letters of Credit shall be completed simultaneous with the effectiveness of such mandatory reduction of the Revolving Credit Commitments. If, on any date, the sum of (1) the aggregate Committed Credit Exposure of all the Revolving Credit Lenders and (2) the outstanding aggregate principal amount or Assigned Dollar Value of all Competitive Loans made by all the Revolving Credit Lenders shall exceed 105% of the Total Revolving Credit Commitments (less the L/C Commitment), then the Borrowers shall, not later than the third Business Day following the date notice of such excess is received from the Administrative Agent, prepay one or more Standby Borrowings in an aggregate principal amount sufficient to eliminate such excess. On the date of any termination or reduction of the Revolving Credit Commitments pursuant to this clause (d), the Borrowers shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the Revolving Extensions of Credit will not exceed the Total Revolving Credit Commitments after giving effect to such termination or reduction.

(f)    Notwithstanding anything to the contrary in this Agreement (including clauses (b) and (d) above), to the extent that the Company has determined that (i) any of or all the Net Cash Proceeds of any Asset Sale (other than a Specified Disposition) or Recovery Event by a Foreign Subsidiary or Excess Cash Flow attributable to Foreign Subsidiaries (or branches of Foreign Subsidiaries) are prohibited or delayed by applicable local law from being repatriated to the Company (including financial assistance and corporate benefit restrictions and fiduciary and statutory duties of the relevant directors), (ii) such repatriation would present a material risk of liability for the applicable Foreign Subsidiary or its directors or officers (or gives rise to a material risk of breach of fiduciary or statutory duties by any director or officers) or (iii) such repatriation or any distribution of the relevant amounts would result in material adverse Tax consequences, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times set forth in this Section 2.12 but may be retained by the applicable Foreign Subsidiary or branch (the Company hereby agreeing to cause the applicable Foreign Subsidiary or branch to promptly take commercially reasonable actions to permit such repatriation without violating applicable local law, risking the liability described in clause (ii) above, or incurring material adverse Tax consequences); provided, that for a period of 180 days from receipt of such Net Cash Proceeds, if such repatriation, and once such repatriation of any of such affected Net Cash Proceeds becomes permitted under such applicable local law, would not present a material risk as described in clause (ii) above, or no such material adverse Tax consequences would result from such distribution, such distribution will be immediately affected and such distributed Net Cash Proceeds will be promptly (and in any event not later than ten Business Days after such distribution) applied (net of additional Taxes payable or reserved against as a result thereof) to the repayment of loans pursuant to this Section 2.12. For the avoidance of doubt, but without limiting the Company’s obligations under this Section 2.12, in no circumstance shall this Section 2.12 require any Foreign Subsidiary to make any dividend of or otherwise repatriate for the benefit of the Company any portion of any Net Cash Proceeds received by such Foreign Subsidiary or Excess Cash Flow attributable to any such Foreign Subsidiary.

(g)    All prepayments made pursuant to this Section 2.12 shall be subject to Section 2.21, but shall otherwise be without premium or penalty, and shall be accompanied by accrued interest on the principal amount to be repaid to but excluding the date of payment.

(h)    Each prepayment of Term Loans made under clauses (a), (b) or (c) of this Section 2.12 shall be applied pro rata among each Class of Term Loans then outstanding and within each such Class to the remaining principal repayment installments thereof as directed by the Company and, in the absence of such direction, to the remaining principal repayment installments of the Term Loans in direct order of maturity. Each prepayment of the outstanding Term B-~~2~~3 Loans made under clause (d) of this Section 2.12 shall be applied pro rata to the remaining principal repayment installments thereof as directed by the applicable Borrower and, in the absence of such direction, to the remaining principal repayment installments of the Term B-~~2~~3 Loans in direct order of maturity.

(i)    The Company shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.12, a certificate signed by a Responsible Officer setting forth in reasonable detail the calculation of the amount of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid.

(j)    With respect to any mandatory prepayments of the Term Loans under this Section 2.12 (other than Section 2.12(a), 2.12(b) (only with respect to a Specified Disposition) and 2.12(c)), each Term Loan Lender may reject all or a portion of its Term Loan Percentage, or other applicable share provided for under this Agreement, of such mandatory prepayment of Term Loans (such declined amounts, the “Declined Proceeds”) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Company no later than 5:00 p.m., New York time, two Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Term Loan Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Subject to the terms of this Agreement, any Declined Proceeds remaining shall be retained by the Company.

Section 2.13.    Conversion and Continuation Options. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Standby Borrowing and/or Eurocurrency Term Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. The applicable Borrower may elect from time to time to convert its Borrowings to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Standby Borrowing and/or Eurocurrency Term Borrowing, as applicable, may elect Interest Periods therefor, all as provided in this Section. Such Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

(b)     To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone, telecopy or in *pdf format sent via electronic mail by (i) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the effective date of such election and/or conversion and (ii) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, on the effective date of such election and/or conversion. Each such Interest Election Request shall be irrevocable and, if telephonic, shall be confirmed promptly by hand delivery, telecopy or in *pdf format sent via electronic mail to the Administrative Agent of a written Interest Election Request substantially in the form of Exhibit A-7 hereto. Notwithstanding any other provision of this Section, ~~the~~no Borrower shall ~~not~~ be permitted to (i) change the currency of any Borrowing (it being understood that the Term Loans shall always be denominated in Dollars) or (ii) elect an

Interest Period for Eurocurrency Loans that would end after the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.05 (to the extent applicable) and paragraph (e) of this Section:

(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurocurrency Borrowing; and

(iv)    if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)    If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall (i) in the case of a Borrowing denominated in Dollars, be converted to a Base Rate Borrowing and (ii) in the case of any other Eurocurrency Borrowing, continue as a Eurocurrency Borrowing in the same currency and with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Facility Lenders, so notifies the Company in writing, then, so long as an Event of Default is continuing (i) no outstanding Term Borrowing and/or Standby Borrowing that is denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

Section 2.14.     Minimum Amounts and Maximum Number of Eurocurrency Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions,

continuations and optional prepayments of Eurocurrency Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) with respect each Facility after giving effect thereto, the aggregate principal amount of the Eurocurrency Loans comprising each Eurocurrency Tranche for such Facility shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) (i) no more than 5 Eurocurrency Tranches with respect to the Term Loan Facility shall be outstanding at any one time and (ii) no more than 10 Eurocurrency Tranches (which for the avoidance of doubt shall include all Dollar denominated and Alternative Currency denominated Eurocurrency Tranches) with respect to the Revolving Credit Facility shall be outstanding at any one time.

Section 2.15.    Interest Rates and Payment Dates. (a) Subject to the provisions of Section 2.16, the Loans comprising each Eurocurrency Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days), at a rate per annum equal to (i) in the case of each Eurocurrency Standby Loan in Dollars or any Alternative Currency (other than Euros), the Adjusted LIBO Rate for the Interest Period in effect for the Borrowing of which such Loan is part plus the Applicable Margin from time to time in effect, (ii) in the case of each Eurocurrency Standby Loan in Euros, the Adjusted EURIBO Rate for the Interest Period in effect for the Borrowing of which such Loan is part plus the Applicable Margin from time to time in effect, (iii) in the case of each Eurocurrency Competitive Loan denominated in Dollars or any Alternative Currency (other than Euros), the LIBO Rate for the Interest Period in effect for the Borrowing of which such Loan is a part plus the Competitive Margin offered by the Lender making such Loan and accepted by the applicable Borrower pursuant to Section 2.06, (iv) in the case of each Eurocurrency Competitive Loan denominated in Euros, the EURIBO Rate for the Interest Period in effect for the Borrowing of which such Loan is a part plus the Competitive Margin offered by the Lender making such Loan and accepted by the applicable Borrower pursuant to Section 2.06 and (v) in the case of each Eurocurrency Term Loan, the Adjusted LIBO Rate for the Interest Period in effect for the Borrowing of which such Loan is part plus the Applicable Margin from time to time in effect.

(b)    Subject to the provisions of Section 2.16, (i) each Base Rate Borrowing of Term Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as appropriate) at a rate per annum equal to the Base Rate plus the Applicable Margin from time to time in effect with respect to Term Loans that are Base Rate Loans and (ii) each Base Rate Borrowing of Revolving Credit Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as appropriate, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Base Rate plus the Applicable Margin from time to time in effect with respect to Revolving Credit Loans that are Base Rate Loans.

(c)    Subject to the provisions of Section 2.16, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the applicable Borrower pursuant to Section 2.06.

(d)    With respect to each Facility, the Administrative Agent shall as soon as practicable notify the Company and the relevant Lenders of each determination of an Adjusted LIBO Rate and/or Adjusted EURIBO Rate, as applicable. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Statutory Reserves Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company and the relevant Lenders of the effective date and the amount of each such change in interest rate

(e)    Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan; provided that interest accruing pursuant to Section 2.16 shall be payable from time to time on demand. In the event of any conversion of any Eurocurrency Standby Loan and/or Eurocurrency Term Loan, as applicable, prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. The applicable LIBO Rate, EURIBO Rate or Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent of the respective Facility, and such determination shall be conclusive absent manifest error.

(f)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.

Section 2.16.    Default Interest. (a) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (i) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.16 plus 2% or (ii) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, in each case, from the date of such nonpayment until such amount is paid in full (after as well as before judgment).

(b)    If all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder or under any other Loan Document shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount (to the extent legally permitted) shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, from the date of such nonpayment until such amount is paid in full (after as well as before judgment).

Section 2.17.    Inability To Determine Interest Rate.

(a)    ~~In~~Subject to and in any event except as set forth in Section 1.09, in the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing of any Type, the Administrative Agent shall have determined that Dollar deposits or deposits in the Alternative Currency in which such Borrowing is to be denominated in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that reasonable means do not exist for ascertaining the LIBO Rate or EURIBO Rate, and the Administrative Agent shall have determined that none of the circumstances in clauses (~~i~~1), (2) and (~~ii~~3 ) of the term “Benchmark Transition Event” (as such term is defined in Section 1.09(~~a~~g)) apply, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the applicable Borrower and the Lenders and, until the Administrative Agent shall have advised the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by a Borrower for a Eurocurrency Competitive Borrowing pursuant to Section 2.06 shall be of no force or effect and shall be denied by the Administrative Agent, (ii) any request by a Borrower for a Eurocurrency Term Borrowing, Eurocurrency Standby Borrowing of the affected Type or in the affected currency shall be deemed to be a request for a Base Rate Borrowing denominated in Dollars and (iii) any Interest Election Request that requests the conversion of any Standby Borrowing and/or Term Borrowing to, or continuation of any Standby Borrowing or Term Borrowing, as applicable, as, a Eurocurrency Borrowing shall be ineffective, and unless repaid such Borrowing shall be converted to or continued on the last day of the Interest Period applicable thereto (A) if such Borrowing is denominated in Dollars, as a Base Rate Borrowing, or (B) if such Borrowing is denominated in any Alternative Currency, as a Borrowing bearing interest at such rate as the Administrative Agent shall determine adequately and fairly reflects the cost to the affected Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period (which shall at no time be less than 1.00% per annum) plus the Applicable Margin.

(b)    In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing of any Type the Administrative Agent shall have been advised by the Majority Facility Lenders in respect of the relevant Facility that the rates at which Dollar deposits or deposits in the Alternative Currency in which such Borrowing is to be denominated in the principal amounts of the Loans comprising such Borrowing are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurocurrency Loans during such Interest Period, the Administrative Agent, may in consultation with the affected Lenders, give written or telecopy notice of such determination to the Company, the applicable Borrower and the applicable Lenders and until the Administrative Agent shall have advised the Company, the applicable Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by a Borrower for a Eurocurrency Competitive Borrowing pursuant to Section 2.06 may be denied by the Administrative Agent, (ii) any request by a Borrower for a Eurocurrency Standby Borrowing of the affected Type or in the affected currency may deemed to be a request for a Base Rate Borrowing denominated in Dollars, (iii) any request by a Borrower for a Eurocurrency Term Borrowing of the affected Type may deemed to be a request for a Base Rate Borrowing and (iv) any Interest Election Request that requests the conversion of any Term Borrowing and/or Standby Borrowing to, or continuation of any Term Borrowing and/or Standby Borrowing, as applicable, a Eurocurrency Borrowing may be deemed ineffective, and unless repaid such Borrowing may be converted to or continued on the last day of the Interest Period applicable thereto (A) if such Borrowing is denominated in Dollars, as a Base Rate Borrowing, or (B) if such Borrowing is denominated in any Alternative Currency, as a Borrowing bearing interest at such rate as the Administrative Agent shall determine adequately and fairly reflects the cost to the applicable Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period (which shall at no time be less than 1.00% per annum), as notified to the Company no later than one Business Day prior to the last day of such applicable Interest Period, plus the Applicable Margin.

(c)    Each determination by the Administrative Agent under this Section 2.17 shall be conclusive absent manifest error.

Section 2.18.    Pro Rata Treatment and Payments. (a) Each Borrowing of Term Loans by the Company from the Term Loan Lenders hereunder, shall be made pro rata according to the respective Term Loan Percentages of the Term Loan Lenders. Each payment of interest in respect of the Term Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Term Loan Lenders pro rata according to the respective amounts then due and owing to the applicable Term Loan Lenders.

(b)    Each payment on account of principal of the Term Loans outstanding under the Term Loan Facility shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders. Amounts paid or prepaid in respect of Term Loans may not be reborrowed. For the avoidance of doubt, Section 2.18(a) and (b) do not prohibit non pro rata payments of differing Classes of Term Loans to the extent otherwise permitted hereunder.

(c)    Except as required under Section 2.22 or as provided in Section 2.25, each Standby Borrowing, each payment or prepayment of principal of any Standby Borrowing, each payment of interest on the Standby Loans, each payment of the Commitment Fees, each reduction of the Revolving Credit Commitments and each conversion of any Borrowing into, or continuation of, a Standby Borrowing of any Type, shall be allocated pro rata among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments (or, if such Revolving Credit Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Standby Loans). Each payment of the Delayed Draw Ticking Fee and each reduction in Delayed Draw Commitments, shall be allocated pro rata among the Delayed Draw Lenders in accordance with their Delayed Draw Commitments. Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Revolving Credit Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Revolving Credit Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining (i) the aggregate available Revolving Credit Commitments of the Revolving Credit Lenders at any time and (ii) the available Revolving Credit Commitment of each Revolving Credit Lender, each outstanding Competitive Borrowing shall be deemed to have utilized the Revolving Credit Commitments of the Revolving Credit Lenders (including those Revolving Credit Lenders which shall not have made Revolving Credit Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Revolving Credit Commitments; provided, however, that for purposes of determining payments of Commitment Fees under Section 2.09, each outstanding Competitive Borrowing shall be deemed to have utilized the Revolving Credit Commitments of only the Revolving Credit Lenders that have made Competitive Loans comprising such Competitive Borrowing (it being understood that the Revolving Credit Commitment of Revolving Credit Lenders which shall not have made Revolving Credit Loans as part of such Competitive Borrowing shall not be deemed utilized as a result of such Competitive Borrowing). Each Revolving Credit Lender agrees that in computing such Revolving Credit Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Revolving Credit Lender’s Revolving Credit Percentage of such Borrowing to the next higher or lower whole Dollar (or comparable unit of any applicable Alternative Currency) amount.

(d)    Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to each Issuing Lender that issued such Letter of Credit.

(e)    The application of any payment of Loans under any Facility (including optional and mandatory prepayments) shall be made first, to Base Rate Loans under such Facility and second, to Eurocurrency Loans under such Facility. Each payment of the Loans (except in the case of Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

(f)    All payments (including prepayments) to be made by any Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by any Borrower after 1:00 P.M., New York City time, on any Business Day shall be deemed to have been on the next following Business Day. If any payment hereunder (other than payments on Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(g)    Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing that such Lender will not make the amount that would constitute its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the applicable Borrower.

(h)    Unless the Administrative Agent shall have been notified in writing by any Borrower prior to the date of any payment due to be made by any Borrower hereunder that such Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that ~~the~~such Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by such Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against any Borrower.

(i)    This Section 2.18 shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express provisions of this Agreement, including differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders and payments made in connection with an assignment permitted under Section 10.06. This Section 2.18 shall be subject to the provisions of Section 2.22 and Section 2.24.

(j)    Upon receipt by the Administrative Agent of payments on behalf of Lenders, the Administrative Agent shall promptly distribute such payments to the Lender or Lenders entitled thereto, in like funds as received by the Administrative Agent.

Section 2.19.    Requirements of Law. (a) If any Change in Law:

(i)    shall subject any Lender or Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurocurrency Loan made by it, or change the basis of taxation of payments to such Lender or such Issuing Lender in respect thereof (except for (A) Non-Excluded Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes, and (C) net income Taxes, branch profit Taxes and franchise Taxes imposed as a result of a present or former connection between such Lender or Issuing Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender’s or such Issuing Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document in such jurisdiction);

(ii)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of any Lender that is not otherwise included in the determination of the Adjusted LIBO Rate or the Adjusted EURIBO Rate hereunder or any Issuing Lender; or

(iii)    shall impose on any Lender, any Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement, Eurocurrency Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to such Lender or Issuing Lender, by an amount which such Lender or Issuing Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans, Fixed Rate Loans or of maintaining its obligation to make any such Loan or issuing, maintaining or participating in Letters of Credit (or of maintaining its obligation to participate in or issue Letters of Credit), or to reduce any amount received or receivable hereunder in respect thereof (whether principal, interest or any other amount), then, in any such case, the Company shall promptly pay such Lender or Issuing Lender, as the case may be, upon its demand, any additional amounts necessary to compensate such Lender or Issuing Lender, as the case may be, for such increased cost or reduced amount receivable; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Company of such Lender’s or Issuing Lender’s, as the case may be, intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect; provided further that such Lender’s (or Issuing Lender’s) general policy is to make such claims against all similarly situated borrowers. If any Lender or Issuing Lender becomes entitled to claim any additional amounts pursuant to this Section 2.19, it shall promptly notify the Company (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b)    If any Lender or any Issuing Lender shall have determined that any Change in Law affecting such Lender or Issuing Lender or any lending office of such Lender or such Lender’s or Issuing Lender’s holding company, if any, regarding capital adequacy or liquidity has or shall have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by such Lender, or the Letters of Credit issued by any Issuing Lender to a level below that which such Lender, such Issuing Lender or such holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, such Issuing Lender’s or such holding company’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender or such Issuing Lender to be material, then from time to time, after submission by such Lender or such Issuing Lender to the Company (with a copy to the Administrative Agent) of a written request therefor, the Company shall pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Lender or holding company, as the case may be, for such reduction.

(c)    A certificate as to any additional amounts payable pursuant to this Section 2.19 submitted by any Lender or any Issuing Lender to the Company (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Absent manifest error, the Company shall pay such Lender or such Issuing Lender the amount shown as due on any such certificate delivered by it within 15 days after its receipt of the same. The obligations of the Company pursuant to this Section 2.19 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.20.    Taxes. (a) All payments made by or on account of any obligation of any Loan Party under this Agreement and each other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (together, “Taxes”), now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes, branch profit taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent’s or such Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document in such jurisdiction), (ii) any Taxes attributable to such Agent’s or Lender’s failure or inability to comply with the requirements of paragraph (e), (f) or (h) of this Section, (iii) any United States withholding Taxes imposed on amounts payable to such Agent or such Lender at the time such Agent or Lender becomes a party to this Agreement, except (x) to the extent that such Agent’s or Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from any Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a) and (y) in the case of any assignment occurring pursuant to Section 10.19 and (iv) any withholding Tax imposed under FATCA (any Taxes described in clauses (i)- (iv), “Excluded Taxes”). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed on or with respect to any amounts payable to the Agent or any Lender by or on account of any Loan Party under any Loan Document (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes including those imposed or asserted on or attributable to amounts payable pursuant to this paragraph (a)) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement.

(b)    In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)    Whenever any Non-Excluded Taxes or Other Taxes are payable by any Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof, a copy of the return reporting such payment, or other evidence of such payment. The Borrowers shall indemnify each Agent and each Lender for (i) the full amount of any Non-Excluded Taxes or Other Taxes paid by such Agent or Lender and (ii) any reasonable out-of-pocket expenses arising therefrom or with respect thereto, provided such Agent or Lender, as the case may be, provides the Company with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts which shall be conclusive absent manifest error; provided further, that if the Administrative Agent or Lender requests indemnification more than 180 calendar days after the earlier of (i) the date on which such Administrative Agent or Lender makes such payment of Non-Excluded Taxes or Other Taxes or liability arising therefrom or with respect thereto and (ii) the date on which the relevant Governmental Authority or other party makes written demand upon such Agent or Lender for payment of such Non-Excluded Taxes or Other Taxes or liability arising therefrom or with respect thereto, such Agent or Lender shall not be indemnified to the extent such delay results in prejudice to any Borrower.

(d)    Each Lender shall severally indemnify the Administrative Agent, as promptly as possible after demand therefor, for (i) any Non-Excluded Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph.

(e)    Each Lender (or Transferee) that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Company and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) whichever of the following is applicable: (i) two accurate, complete and executed copies of Internal Revenue Service Form W-8ECI (or successor forms), (ii) two accurate and complete signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, (iii) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 and (y) two accurate, complete and executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or successor form), (iv) to the extent that a Non-U.S. Lender is not the beneficial owner (for example, where the Non-U.S. Lender is a partnership or a participating Lender), two accurate, complete and executed copies of Internal Revenue Service Form W-8IMY (or successor form) of the Non-U.S. Lender, accompanied by a Form W-8ECI, Form W-8BEN, Form W-8BEN-E, a certificate substantially in the form of Exhibit G-3 or Exhibit G-4, Internal Revenue Service Form W-9 and/or other documents from each beneficial owner, as applicable, that would be required under this Section 2.20(e) if such beneficial owner were a Lender; provided that if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a certificate substantially in the form of Exhibit G-2 (in lieu of a certificate substantially in the form of Exhibit G-3 or Exhibit G-4) on behalf of each such direct and indirect partner(s), and (v) if it is legally entitled to do so, two accurate and complete signed copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury regulations) as a basis for claiming complete exemption from, or reduction in, U.S. federal withholding tax on any payments to such Lender under this Agreement and any other Loan Document. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Company at any time it determines that it is no longer legally able to provide any previously delivered certificate to the Company (or any other form of certification adopted by the U.S. taxing authorities for such purpose). The Administrative Agent shall deliver to the Company two copies of (i) if the Administrative Agent is a “United States person” as defined in Section 7701(a)(3) of the Code, Internal Revenue Service Form W-9, or (ii) if the Administrative Agent is not a “United States person” as defined in Section 7701(a)(30) of the Code, a duly executed U.S. branch withholding certificate on Internal Revenue Service Form W-8IMY evidencing its agreement with the Borrowers to be treated as a United States person with respect to payments under this Agreement and the Loan Documents. If a payment made to a Lender under any Loan Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lenders’ obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of the foregoing sentence, “FATCA” shall include any amendments made to FATCA after the Closing Date. Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(f)    A Lender (i) that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), upon the reasonable request of the Company, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, or (ii) if requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by a Borrower or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements, and as will enable the Borrowers or the Administrative Agent to comply with their own withholding or information reporting requirements (including pursuant to FATCA or any analogous provisions of non-U.S. law), provided that, in each case, such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s reasonable judgment such completion, execution or submission would not subject such Lender to any material unreimbursed cost or expense and would not materially prejudice the commercial or legal position of such Lender.

(g)    If a Lender determines, in its sole discretion, that it has received a refund of Taxes as to which it has been indemnified by any Borrower, or with respect to which such Borrower has paid additional amounts pursuant to this Section 2.20, it shall within 180 days from the date of its determination pay over the amount of such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.20 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund) to such Borrower, net of all reasonable out-of-pocket expenses of such Lender (including any taxes imposed with respect to such refund) as determined by such Lender in good faith and in its sole discretion and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that each Borrower, upon request of such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Borrower (plus applicable interest imposed by the relevant Governmental Authority) to such Lender if such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will such Lender or the Administrative Agent be required to pay any amount to such Borrower pursuant to this paragraph the payment of which would place such Lender or the Administrative Agent in a less favorable net after-Tax position than such Lender or the Administrative Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns to the Company or any other person.

(h)    Each Lender that is a “U.S. Person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Company and the Administrative Agent, on or before the date such Lender becomes a party to this Agreement, two accurate, complete and executed copies of Internal Revenue Service Form W-9 or any successor or other form prescribed by the Internal Revenue Service.

Section 2.21.    Indemnity. The ~~Borrower~~Company agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss (other than for lost profits) or expense that such Lender may sustain or incur as a consequence of (a) default by ~~the~~any Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans or Fixed Rate Loans after the applicable Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by ~~the~~any Borrower in making any prepayment after ~~the~~such Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment or conversion of Eurocurrency Loans or Fixed Rate Loans on a day that is not the last day of an Interest Period with respect thereto (including as a result of acceleration) or (d) the assignment of any Eurocurrency Loan other than on the last day of an Interest Period therefor as a result of a request by the Company pursuant to Section 10.19(b). Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market. A certificate as to any amounts payable pursuant to this Section submitted to the Company by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.22.     Illegality. (a) Notwithstanding any other provision herein, (x) if any Change in Law shall make it unlawful for any Lender to make or maintain (A) any Eurocurrency Loan or Alternative Currency Loan or (B) any Loan to an Approved Borrower that is a Foreign Subsidiary, in each case as contemplated by this Agreement, as notified in writing by such Lender to the Administrative Agent and the Company or (y) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it impracticable for any Lender to make Loans denominated in such Alternative Currency or to any Borrower, then, in each case, by written notice to the Company and to the Administrative Agent, such Lender may:

(i)    declare that Eurocurrency Loans or Alternative Currency Loans (in the affected currency or currencies or to the affected Borrower), as the case may be, will not thereafter (for the duration of such unlawfulness or impracticability) be made by such Lender hereunder, whereupon any request by a Borrower for a Eurocurrency Standby Borrowing, Eurocurrency Term Borrowing or Alternative Currency Borrowing (in the affected currency or currencies or to the affected Borrower), as the case may be, shall, as to such Lender only, be deemed a request for a Base Rate Loan or a Loan denominated in Dollars, as the case may be, unless such declaration shall be subsequently withdrawn (or, if a Loan to the requesting Borrower cannot be made for the reasons specified above, such request shall be deemed to have been withdrawn), provided further that if such Lender is a Revolving Credit Lender, such Lender shall not submit a Competitive Bid in response to a request for such Alternative Currency Loans or Eurocurrency Competitive Loans;

(ii)    require that all outstanding Eurocurrency Loans or Alternative Currency Loans (in the affected currency or currencies or to the affected Borrower), as the case may be, made by it be converted to Base Rate Loans denominated in Dollars in which event all such Eurocurrency Loans or Alternative Currency Loans (in the affected currency or currencies or to the affected Borrower) shall be automatically converted to Base Rate Loans denominated in Dollars as of the effective date of such notice as provided in paragraph (b) below; and

(iii)    in the case of any Loan made to an Approved Borrower that is a Foreign Subsidiary, require that (A) such Loan be prepaid on the last day of the Interest Period for such Loan occurring after the Administrative Agent has notified the Company or, if earlier, the date specified by such Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable law) and (B) such Borrower take all reasonable actions requested by such Lender to mitigate or avoid such illegality (it being agreed that if a Loan to such requesting Borrower cannot be made for the reasons specified above, such request shall be deemed to have been withdrawn).

(ii)    In the event any Lender shall exercise its rights under (i) or above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurocurrency Loans or Alternative Currency Loans, as the case may be, that would have been made by such Lender or the converted Eurocurrency Loans or Alternative Currency Loans, as the case may be, of such Lender shall instead be applied to repay the Base Rate Loans or Loans denominated in Dollars, as the case may be, made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans or Loans denominated in Dollars, as the case may be. In the event any Alternative Currency Loan is converted into a Loan denominated in Dollars pursuant to this Section, (iii) the principal amount of such Loan shall be deemed to be an amount equal to the

Assigned Dollar Value of such Alternative Currency Loan determined based upon the applicable Spot Exchange Rate as of the Denomination Date for the Borrowing which includes such Alternative Currency Loan and (iv) the applicable Borrower shall indemnify the Lender of such converted Alternative Currency Loan against any loss it sustains as a result of such conversion.

(b)    For purposes of this Section 2.22, a notice to the Company by any Lender shall be effective as to each Eurocurrency Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurocurrency Loan; in all other cases such notice shall be effective on the date of receipt by the Company.

Section 2.23.    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19 or 2.22 or requiring payment of additional amounts pursuant to Section 2.20 with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.19, 2.20 or 2.22.

Section 2.24.     Incremental Credit Extensions. (a) The Company may at any time or from time to time after the Amendment No. ~~5~~7 Effective Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the applicable Lenders), request (x) one or more increases in any existing tranche of Term Loans or one or more additional tranches of term loan commitments (the “Incremental Term Loan Commitments” and the loans made thereunder, the “Incremental Term Loans” ) or (y) one or more increases in the amount of the Revolving Credit Commitments and/or additional tranches of Revolving Credit Commitments (each such increase or additional tranche, an “Incremental Revolving Credit Commitment” and the Revolving Credit Loans made pursuant thereto, the “Incremental Revolving Credit Loans”), provided that (i) immediately prior to and after giving effect to the effectiveness of any Incremental Amendment referred to below (including, in the case of any Incremental Term Loan, after giving effect thereto), no Event of Default (or in connection with any Limited Condition Transaction no Event of Default under Article 8(a) or Article 8(f)) shall have occurred and be continuing, (ii) the aggregate principal amount of Incremental Term Loans and Incremental Revolving Credit Commitments that shall be incurred or that shall become effective shall not exceed, together with any Indebtedness incurred pursuant to Section 7.02(y), the Incremental Cap Amount (it being agreed that the Term B-1 Loans shall not be included in the calculation of the usage of the Incremental Cap Amount for purposes of borrowing the Term B-1 Loans on the Amendment No. 1 Effective Date or thereafter, for purposes of calculating the usage of clause (c) of the definition of Incremental Cap Amount), (iii) the representations and warranties in Article 4 (or, at the option of the Company, in the case of Incremental Term Loans or Incremental Revolving Credit Commitments incurred to finance a Limited Condition Transaction, the Specified Representations) shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the effective date of such Incremental Term Loan or Incremental Revolving Credit Commitment (or, at the option of the Company, in the case of Incremental Term Loans or

Incremental Revolving Credit Commitments incurred to finance a Limited Condition Transaction, on the date on which the definitive agreement for such acquisition or investment is entered into) (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of such date); (iv) each tranche of Incremental Term Loans shall be in an aggregate principal amount that is not less than $50,000,000 and each Incremental Revolving Credit Commitment shall be in an aggregate principal amount that is not less than $5,000,000 provided that, in each case, such amount may be less than such amount if (x) such amount represents all remaining availability under the limit set forth in clause (ii) above or (y) if otherwise agreed to by the Administrative Agent, (v) if an Incremental Revolving Credit Commitment is requested, the ~~Borrower~~Company shall have delivered to the Administrative Agent a certificate demonstrating in reasonable detail that after giving effect to the incurrence of such Incremental Revolving Credit Commitment (assuming a full drawing thereof) and the use of proceeds thereof on a Pro Forma Basis the Company would be in compliance with the Financial Covenants recomputed as of the end of the most recently ended Test Period; (vi) the ~~Borrower~~Company shall deliver to the Administrative Agent (a) a certificate of each Loan Party dated as of the date of such increase signed by an authorized officer of such Loan Party certifying and attaching resolutions adopted by the board of directors or equivalent governing body of such Loan Party approving such increase and (b) customary opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each lender under the Incremental Term Loans or Incremental Revolving Credit Commitment, as applicable, on the date thereof, dated as of the effective date of such increase and (vii) there shall be not more than two separate tranches of Revolving Credit Commitments and Incremental Revolving Credit Commitments in effect at any time, excluding Incremental Revolving Credit Commitments with identical terms to the Initial Revolving Credit Commitments.

(b)    (i) The Incremental Term Loans shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term B-3 Loans; (ii) the Incremental Term Loans shall not mature earlier than the Latest Maturity Date applicable to any Term B-3 Loan then outstanding; (iii) the Incremental Term Loans shall not have a weighted average life to maturity shorter than the weighted average life to maturity of the ~~existing~~outstanding Term B-3 Loans; (iv) the Incremental Term Loans shall be treated on a pro rata or less than pro rata basis in any mandatory and voluntary prepayments of the ~~existing~~outstanding Term B-3 Loans; (v) if the Effective Yield for ~~the~~any Incremental Term ~~Loans~~Loan (other than any Incremental Term Loan that (A) is obtained after the date that is 12 months after the Amendment No. 7 Effective Date and/or (B) is incurred in connection with a Permitted Acquisition or similar permitted Investment) as of the date of incurrence of such Incremental Term Loans exceeds the sum of the Effective Yield then applicable to the Term B-~~2~~3 Loans and 0.50% (the amount of such excess being referred to herein as the “Term Loan Yield Differential”), then the Applicable Margin then in effect for such Term B-~~2~~3 Loans shall automatically be increased by the Term Loan Yield Differential, effective upon the making of the Incremental Term Loans, provided that any differential in Effective Yield on account of a differential in interest rate floors shall be required only to the extent an increase in the interest rate floor applicable to such Term B-~~2~~3 Loans would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the interest rate margin) applicable to such Term B-~~2~~3 Loans shall be increased to the extent of such differential between interest rate floors; and (vi) except as otherwise specified in this Section 2.24, the terms and conditions applicable to Incremental Term Loans shall be on substantially the same terms and conditions (taken as a whole) as the ~~existing~~outstanding Term B-3 Loans, other than (x) maturity date, pricing, (including interest rate floors, interest rate margin, original issue discount, upfront fees and call protection) and amortization, (y) immaterial terms and (z) terms and conditions that are either only applicable after the Latest Maturity Date of any ~~existing~~outstanding Term B-3 Loans or, to the extent such terms (taken as a whole) are more favorable to the lenders providing such Incremental Term Loans than those applicable to the existing Term Loans, are added for the benefit of the Lenders of the existing Term Loans pursuant to an amendment to this Agreement executed by the Company and the Administrative Agent.

(c)    Incremental Revolving Credit Commitments consisting of an additional tranche of revolving loans and commitments shall be on the same terms and conditions as the Initial Revolving Credit Commitments (other than (x) maturity date and pricing, (including interest rate floors, interest rate margin, original issue discount, upfront fees and call protection), (y) immaterial terms and (z) terms and conditions that are either only applicable after the Latest Maturity Date of any existing Revolving Credit Loans or, to the extent such terms are more favorable to the lenders providing such Incremental Revolving Credit Commitments than those applicable to the existing Revolving Credit Commitments, are added for the benefit of the Lenders of the existing Revolving Credit Loans pursuant to an amendment to this Agreement executed by the Company and the Administrative Agent); provided that no Incremental Revolving Credit Commitment shall have a final maturity date earlier than the then existing Latest Maturity Date with respect to Revolving Credit Commitments.

(d)    Each notice from the Company pursuant to this Section 2.24 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Credit Commitments. Incremental Term Loans may be made, and Incremental Revolving Credit Commitments may be provided, by any existing Lender or by any Additional Lender, provided that the Administrative Agent and, with respect to Incremental Revolving Credit Commitments, each Issuing Lender shall have consented (such consent not to be unreasonably withheld, delayed or conditioned) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Credit Commitments if such consent would be required under Section 10.06 for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Lender.

(e)    The Incremental Term Loan Commitments and Incremental Revolving Credit Commitments shall become Commitments (or in the case of an Incremental Revolving Credit Commitment to be provided by an existing Lender with a Revolving Credit Commitment, an increase in such Lender’s applicable Revolving Credit Commitment or the provision of a new Incremental Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed (in the case of such amendment to this Agreement) by the Company, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent; it being understood that (i) Amendment No. 1 constitutes an “Incremental Amendment” with respect to the establishment of the Term B-1 Loan Commitments as “Incremental Term Commitments” and the Term B-1 Loans as “Incremental Term Loans” (subject to the parenthetical in clause (ii) of the proviso to Section 2.24), and (ii) Amendment No. 2 constitutes an “Incremental Amendment” with respect to the establishment of the Incremental Revolving Credit Commitment and the Loans provided thereunder as “Incremental Revolving Credit Loans” (subject to the parenthetical in clause (ii) of the proviso to Section 2.24).

(f)    Any Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 2.24(a), of the payment of any fees payable in connection therewith and such other conditions as the parties thereto shall agree. The Borrowers may use the proceeds of the Incremental Term Loans and Incremental Revolving Credit Commitments for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Credit Commitments, unless it affirmatively agrees in its sole discretion.

(g)    To the extent that the Incremental Revolving Credit Commitments requested pursuant to this Section 2.24 consist of increases in the existing Revolving Credit Commitments, (i) each Lender with a Revolving Credit Commitment immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Credit Commitment (each a “Incremental Revolving Credit Commitment Lender”) in respect of such increase, and each such Incremental Revolving Credit Commitment Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Lender with a Revolving Credit Commitment (including each such Incremental Revolving Credit Commitment Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Lenders with Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment and (ii) if, on the date of such increase, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Incremental Revolving Credit Commitment be prepaid from the proceeds of additional Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.21. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(h)    Notwithstanding anything to the contrary in this Agreement, this Section 2.24 shall supersede any provisions in Sections 2.18 or 10.01 to the contrary and the ~~Borrower~~Company and the Administrative Agent may amend Section 2.18 solely to the extent necessary to give effect to the permitted terms and conditions of any Incremental Amendment.

Section 2.25.    Approved Borrowers.

(a)    The Company may, at any time or from time to time, upon not less than ten Business Days’ notice to the Administrative Agent and subject to the consent of the Majority Revolving Credit Facility Lenders, designate one or more wholly owned Restricted Subsidiaries as Borrowers hereunder in respect of the Revolving Credit Facility by furnishing to the Administrative Agent a letter (a “Designation Letter”) substantially in the form of Exhibit H hereto, duly completed and executed by the Company and such Restricted Subsidiary. As soon as practicable upon receipt of any such Designation Letter, the Administrative Agent shall send a copy thereof to each Revolving Credit Lender. Any Restricted Subsidiary so designated shall become an Approved Borrower if consented to by the Majority Revolving Credit Facility Lenders. There may be no more than ten Approved Borrowers at any one time. So long as all principal and interest on all Loans of any Approved Borrower have been paid in full, the Company may terminate an Approved Borrower’s status as an Approved Borrower by furnishing to the Administrative Agent a letter (a “Termination Letter”), substantially in the form of Exhibit K hereto, duly completed and executed by the Company and such Approved Borrower. Any Termination Letter furnished in accordance with this Section 2.25 shall be effective upon receipt by the Administrative Agent. Notwithstanding the foregoing, the delivery of a Termination Letter with respect to any Approved Borrower shall not affect any obligation of such Approved Borrower theretofore incurred. Each Restricted Subsidiary set forth in Schedule 2.25 hereto shall be deemed an Approved Borrower until delivery of a Termination Letter with respect to such Subsidiary. Notwithstanding any other provision herein, no Revolving Credit Lender shall be required to make any Revolving Credit Loan to an Approved Borrower if (i) any applicable law or regulation shall make it unlawful for any such Lender to make or maintain any such Loan, (ii) such Lender lacks any required license or other governmental or regulatory authorization in the applicable jurisdiction or (iii) doing so, would cause administrative or operational issues for such Lender or would result in such Lender incurring additional costs and expenses (including taxes)(such Revolving Credit Lender, a “Protesting Lender”).

(b)    As soon as practicable after receiving notice from the Company or the Administrative Agent of the Company’s intent to designate a Restricted Subsidiary as a Borrower, and in any event no later than five Business Days after the delivery of such notice, if such Restricted Subsidiary is organized under the laws of a jurisdiction other than of the United States or a political subdivision thereof, any Lender that is a Protesting Lender shall so notify the Company and the Administrative Agent in writing. With respect to each Protesting Lender, the Company shall, effective on or before the date that such Restricted Subsidiary shall have the right to borrow hereunder, either (A) notify the Administrative Agent and such Protesting Lender that the Commitments of such Protesting Lender shall be terminated, transferred and assigned pursuant to Section 10.19(b), or (B) cancel its request to designate such Restricted Subsidiary as an “Approved Borrower” hereunder.

Section 2.26.    Cash Collateral. At any time that there shall exist a Defaulting Lender, within three Business Days following the written request of the Administrative Agent or any Issuing Lender the Company shall Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.27(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount satisfactory to each Issuing Lender (but in no event greater than the applicable Fronting Exposure).

(a)     Grant of Security Interest. The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Collateral Agent, for the benefit of the Issuing Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (b) below.

(b)    Application. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Cash Collateral provided under this Section 2.26 or Section 2.27 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein or in any other Loan Document.

(c)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.26 and shall promptly be returned to the Person providing such Cash Collateral following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.27, the Person providing Cash Collateral and each Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided, further that to the extent that such Cash Collateral was provided by the Company, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

Section 2.27.    Defaulting Lenders.

(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent or the Collateral Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Administrative Agent or the Collateral Agent from a Defaulting Lender pursuant to Section 10.07(b) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent and the Collateral Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender hereunder; third, to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.26; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative

Agent and the Company, to be held in a deposit account and released pro rata to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.26; sixth, to the payment of any amounts owing to the Lenders or the Issuing Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Revolving Credit Percentages under the applicable Facility without giving effect to Section 2.27(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.27(a)(iii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and no Borrower shall be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)    Each Defaulting Lender shall be entitled to receive L/C Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.26.

(C)    With respect to any Commitment Fee or L/C Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Company or the relevant Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.27(a)(iv), (y) pay to each Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 5.03 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Extensions of Credit of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 10.27, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)    Cash Collateral. If the reallocation described in Section 2.27(a)(iv) cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 2.26.

(b)    Defaulting Lender Cure. If the Company, the Administrative Agent and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.27(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

(c)    New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.28.    Additional Costs.

(a)    If and so long as any Revolving Credit Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority or regulation (including any such requirement imposed by the European Central Bank or the

European System of Central Banks, but excluding requirements reflected in the Statutory Reserve Rate) in respect of any of such Lender’s Eurocurrency Loans in any Alternative Currency, such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Lender’s Eurocurrency Loans subject to such requirements, additional interest on such Loan at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.

(b)    Any additional interest owed pursuant to paragraph (a) above shall be determined by the relevant Lender, which determination shall be conclusive absent manifest error, and notified to the relevant Borrower (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the relevant Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.

(c)    If the cost to any Revolving Credit Lender of making or maintaining any Revolving Credit Loan to any Borrower is increased (or the amount of any sum received or receivable by any Lender (or its applicable lending office) is reduced) by an amount deemed in good faith by such Lender to be material, by reason of the fact that such Borrower is incorporated in, or conducts business in, a jurisdiction outside the United States of America, such Borrower shall indemnify such Lender for such increased cost or reduction within 15 days after demand by such Lender (with a copy to the Administrative Agent). A certificate of such Lender claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for the calculation of such amount or amounts) shall be conclusive in the absence of manifest error. This Section 2.28(c) shall not apply with respect to Taxes.

Section 2.29.    Extension of Loans.

(a)    The Company may, on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Extension Offer”) to all the Lenders of one or more Classes on the same terms to each such Lender (each Class subject to such a Loan Extension Offer, a “Specified Class”) to make one or more amendments (a “Loan Extension Amendment”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Company; provided that (i) any such offer shall be made by the Company to all Lenders with Loans of the Specified Class with a like maturity date (whether under one or more tranches) on a pro rata basis (based on the aggregate outstanding principal amount of the applicable Loans and Commitments), (ii) no Default or Event of Default shall have occurred and be continuing at the time of any such offer, (iii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Company and (iv) in the case of any Loan Extension Amendment relating to the Revolving Credit Commitments, each Issuing Lender shall have approved such Loan Extension Amendment. Such notice shall set forth (x) the terms and conditions of the requested Loan Extension Amendment and (y) the date on which such Loan Extension Amendment is requested to become effective (which shall not be less than five Business Days after the date of such notice, unless otherwise reasonably agreed to by the Administrative Agent). Loan Extension Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Specified Class that accept the applicable Loan Extension Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Specified Class as to which such

Lender’s acceptance has been made. No Lender shall be deemed to have accepted any Loan Extension Offer unless it shall have affirmatively done so, it being further understood that no Lender shall have any obligation to accept any Loan Extension Offer.

(b)    A Loan Extension Amendment shall be effected pursuant to an amendment to this Agreement (a “Loan Extension Agreement”) executed and delivered by the Borrowers, each applicable Accepting Lender and the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Extension Agreement. Each Loan Extension Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrowers, to give effect to the provisions of this Section 2.29, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” of Loans and/or Commitments hereunder; provided that (i) no Loan Extension Agreement may provide for any Specified Class to be secured by any Collateral or other assets of any Loan Party that does not also secure the Obligations and (ii) any such Extended Term Loans or Extended Revolving Credit Loans (or Extended Revolving Credit Commitments) may participate on a pro rata basis or a less than pro rata basis (but not greater than pro rata basis) with the other Loans and Commitments hereunder; provided, further, that in the case of any Loan Extension Offer relating to Revolving Credit Commitments or Revolving Credit Loans, except as otherwise agreed to by each Issuing Lender, (x) the allocation of the participation exposure with respect to any then existing or subsequently issued Letter of Credit as between the commitments of such new “Class” and the remaining Revolving Credit Commitments shall be made on a ratable basis as between the commitments of such new “Class” and the remaining Revolving Credit Commitments in a manner substantially consistent with Section 2.30(b) and otherwise satisfactory to each Issuing Lender; provided, that if so provided in the relevant Loan Extension Agreement and with the consent of each Issuing Lender, participations in Letters of Credit expiring on or after the maturity date applicable to the remaining Revolving Credit Commitments shall at the time of the maturity date thereof, be reallocated to Lenders holding Extended Revolving Credit Loans or Extended Revolving Credit Commitments (but only to the extent of any unused capacity under such Extended Revolving Credit Commitments) and (y) the maturity date for any Revolving Credit Loan may not be extended without the prior written consent of each Issuing Lender.

(c)    A Loan Extension Agreement may (i) permit all or any of the scheduled amortization payments of principal of Loans of any Specified Class to be delayed to later dates than the scheduled amortization payments of principal of the existing Loans, to the extent provided in the applicable Loan Extension Agreement, provided however, that at no time shall there be Classes of Loans hereunder (including Loans modified pursuant to this Section 2.29 and any refinancing loans under Section 2.30) which have more than five (5) different maturity dates; (ii) permit the Effective Yield with respect to such Specified Class of Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) to be different than the Effective Yield for existing Loans, in each case, to the extent provided in the applicable Loan Extension Agreement; (iii) provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Loan Extension Agreement (immediately prior to the establishment of such Specified Class of Loans); and (iv) provide for any Specified Class of Loans may have call protection as may be agreed by the ~~Borrower~~Company and the Lenders thereof; provided that no such Loans may be optionally prepaid (or commitments in respect thereof permanently reduced) prior to the date on which all Loans and/or Commitments with an earlier final stated maturity (including existing Loans and Commitments from which they were modified pursuant to a Loan Extension Agreement) are repaid in full, unless such optional prepayment or commitment reduction is accompanied by a pro rata optional prepayment of such earlier maturing Loans and/or Commitments.

(d)    Subject to Section 2.29(b), the ~~Borrower~~Company may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Loan Extension Agreement that a minimum amount (to be determined and specified in the relevant Loan Extension Offer in the Borrower’s sole discretion, subject to waiver by the Borrower) of Loans of any or all applicable Classes be extended.

(e)    Notwithstanding anything to the contrary in this Agreement, this Section 2.29 shall supersede any provisions in Sections 2.18 or 10.01 to the contrary and the ~~Borrower~~Company and the Administrative Agent may amend Section 2.18 solely to the extent necessary to implement any Loan Extension Amendment.

Section 2.30.    Refinancing Amendments.

(a)    At any time after the Closing Date, the Borrowers may obtain, from any Lender or Additional Lender, Credit Agreement Refinancing Debt in respect of (x) all or any portion of the Term Loans then outstanding under this Agreement and/or (y) all or any portion of the Revolving Credit Loans then outstanding under this Agreement or any existing Class of Revolving Credit Commitments, in the form of Other Term Loans or Other Term Commitments and/or Other Revolving Credit Loans or Other Revolving Credit Commitments, respectively, as the case may be, in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Debt:

(i)    may be (x) secured under the Security Documents and rank pari passu in right of payment with the other Loans and Commitments hereunder, (y) secured on a junior basis with the other Loans and Commitment hereunder and subject to (in the case of security in a junior basis) entry into a Customary Intercreditor Agreement or (z) unsecured;

(ii)    will have such pricing, premiums and optional prepayment and redemption terms as may be agreed by the applicable Borrower and the Lenders thereof;

(iii)    subject to clause (ii) above, the parenthetical at the end of this clause (iii) and the proviso immediately following clause (v) below, will have terms and conditions that are either substantially identical to, or, taken as a whole, less favorable to the Lenders or Additional Lenders providing such Credit Agreement Refinancing Debt than, the Refinanced Credit Agreement Debt (other than immaterial terms and terms and conditions to the extent that such terms are more favorable to the Lenders or Additional Lenders providing such Credit Agreement Refinancing Debt than those applicable to the Refinanced Credit Agreement Debt that are added for the benefit of the Lenders pursuant to an amendment to this Agreement executed by the Company and the Administrative Agent);

(iv)    (A) the proceeds of such Credit Agreement Refinancing Debt shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of outstanding Loans being so refinanced plus accrued interest and premium, make-whole or penalty payments applicable thereto and any fees and expenses (including upfront fees and original issue discount) in connection with such Credit Agreement Refinancing Debt and (B) with respect to any Credit Agreement Refinancing Debt comprising Other Revolving Credit Commitments, the commitments of the Revolving Credit Facility being so refinanced shall be automatically and permanently terminated immediately upon effectiveness of such Other Revolving Credit Commitments; and

(v)    to the extent that such Other Term Loans and Other Revolving Credit Commitments are secured by liens on the Collateral and rank pari passu in right of payment with the other Loans and Commitments hereunder, such Other Term Loans and Other Revolving Credit Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than pro rata basis) with the other Loans and Commitments hereunder;

provided, further, that the terms and conditions applicable to such Credit Agreement Refinancing Debt may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrowers and the lenders or holders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Debt is issued, incurred or obtained. To the extent effected pursuant to a Refinancing Amendment, the effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 5.03 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 5.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).

(b)    Each Class of Credit Agreement Refinancing Debt incurred under this Section 2.30 shall be in an aggregate principal amount that is either (i) sufficient to refinance the entire outstanding amount of the applicable Class of Loans and/or Commitments being refinanced pursuant to this Section 2.30 or (ii) not less than (x) $50,000,000 in the case of a refinancing of Term Loans and (y) $25,000,000 in the case of a refinancing of Revolving Credit Commitments or Other Revolving Credit Commitments. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower, pursuant to any Other Revolving Credit Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit under the Revolving Credit Commitments as of the Closing Date. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each Issuing Lender, participations in Letters of Credit expiring on or after the maturity date applicable to the Revolving Credit Facility shall be reallocated from Lenders holding Initial Revolving Credit Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Credit Commitments, be deemed to be participation interests in respect of such Revolving Credit Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(c)    Notwithstanding anything to the contrary in this Section 2.30 or otherwise, (i) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the Other Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (iii) below)) of Loans with respect to Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, (ii) in respect of Letters of Credit which mature or expire after a maturity date when there exist Other Revolving Credit Commitments with a longer maturity date, all Letters of Credit shall be participated on a pro rata basis by all Revolving Credit Lenders with Revolving Credit Commitments in accordance with their percentage of the Revolving Credit Commitments, (iii) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrowers shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (iv) assignments and participations of Other Revolving Credit Commitments and Other Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans.

(d)    The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Debt incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Term Commitments, Other Revolving Credit Loans and/or Other Revolving Credit Commitments).

(e)    Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement, any intercreditor agreement (or to effect a replacement of any intercreditor agreement or put in place a Customary Intercreditor Agreement, as applicable) and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.30.

(f)    Notwithstanding anything to the contrary in this Agreement, this Section 2.30 shall supersede any provisions in Sections 2.18 or 10.01 to the contrary and the ~~Borrower~~Company and the Administrative Agent may amend Section 2.18 solely to the extent necessary to give effect to the permitted terms and conditions of any Refinancing Amendment.

ARTICLE 3

LETTERS OF CREDIT

Section 3.01.    L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.04(a), agrees to issue letters of credit for the account of the Borrowers on any Business Day, during the period from and including the Closing Date to the earlier of (v) the date that is 30 days prior to the Revolving Credit Termination Date and (w) the termination of the Revolving Credit Commitments in accordance with the terms hereof, in such form as may be approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, immediately after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment, (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero, (iii) the Revolving Extensions of Credit of any Lender would exceed such Lender’s Revolving Credit Commitment or (iv) the L/C Obligations in respect of all Letters of Credit issued by such Issuing Lender would exceed such Issuing Lender’s Fronting Cap. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). Unless otherwise agreed by the applicable Issuing Lender, Letters of Credit issued shall only be standby Letters of Credit. All Amendment No. 4 Existing Letters of Credit shall be deemed to have been issued pursuant hereto and deemed L/C Obligations, and from and after the Amendment No. 4 Effective Date shall be subject to and governed by the terms and conditions hereof.

(b)    No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

Section 3.02.     Procedure for Issuance of Letter of Credit. The Borrowers may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Concurrently with the delivery of an Application to an Issuing Lender, the ~~Borrower~~Company shall deliver a copy thereof to the Administrative Agent. Upon receipt of any Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the ~~Borrower~~Company (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the Company. Each Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the face amount thereof).

Section 3.03.    Fees and Other Charges. (a) The Company will pay a fee (an “L/C Fee”) on the aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurocurrency Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages and payable quarterly in arrears on each March 31, June 30, September 30 and December 31 after the issuance date. In addition, the Company shall pay to the relevant Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Letters of Credit issued by it of 0.125% per annum or such other amount as may be separately agreed to between the Company and the relevant Issuing Lender. Such fronting fee shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 after the issuance date.

(b)     In addition to the foregoing fees, the ~~Borrower~~Company shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

Section 3.04.    L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk, an undivided interest equal to such L/C Participant’s Revolving Credit Percentage in each Issuing Lender’s obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and each L/C Disbursement made by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if such Issuing Lender makes any L/C Disbursement in respect of a Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the applicable Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) in Dollars, an amount equal to such L/C Participant’s Revolving Credit Percentage of such L/C Disbursement, or any part thereof, that is not so reimbursed. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, abatement, withholding, reduction, defense or other right that such L/C Participant may have against each Issuing Lender, ~~the~~any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(b)     If any amount (a “Participation Amount”) required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.04(a) in respect of any unreimbursed portion of any L/C Disbursement made by such Issuing Lender under any Letter of Credit is not paid to such Issuing Lender within one Business Day after the date such payment is due, such Issuing Lender shall so notify the Administrative Agent, which shall promptly notify the L/C Participants, and each L/C Participant shall pay to the Administrative Agent, for the account of such Issuing Lender, on demand (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) in Dollars, an amount equal to the product of (i) such Participation Amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any Participation Amount required to be paid by any L/C Participant pursuant to Section 3.04(a) is not made available to the Administrative Agent for the account of the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Administrative Agent on behalf of such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such Participation Amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Administrative Agent submitted on behalf of an Issuing Lender to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c)    Whenever, at any time after an Issuing Lender has made any L/C Disbursement in respect of a Letter of Credit issued by such Issuing Lender and has received from the Administrative Agent any L/C Participant’s pro rata share of such payment in accordance with Section 3.04(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to the Administrative Agent for the account of such L/C Participant (and thereafter the Administrative Agent will promptly distribute to such L/C Participant) its pro rata share thereof; provided, however, that if any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender (and thereafter the Administrative Agent shall promptly return to such Issuing Lender) the portion thereof previously distributed by such Issuing Lender.

Section 3.05.     Reimbursement Obligation of the Borrowers. The Borrowers agree to reimburse each Issuing Lender, by the next Business Day following the date on which such Issuing Lender notifies the ~~Borrower~~Company of the date and amount of an L/C Disbursement made by such Issuing Lender, for the amount of (a) such L/C Disbursement and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such L/C Disbursement (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the “Payment Amount”). Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.15(b)(ii) and (ii) thereafter, Section 2.16. If any Borrower fails to so reimburse such Issuing Lender, such Borrower shall be deemed to have requested a borrowing pursuant to Section 2.05 of Base Rate Loans in the amount of such L/C Disbursement, the making of any such borrowing to be subject to the conditions set forth in Section 5.03 (other than delivery of a borrowing notice); provided that if such conditions are not satisfied, the procedures specified in Section 3.04 for funding by L/C Participants shall apply. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans that are Standby Loans could be made, pursuant to Section 2.05, if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

Section 3.06.    Obligations Absolute. The Borrowers’ obligations under this Article 3 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

(a)     any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

(b)    any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

(c)    the existence of any claim, setoff, defense or other right that any Borrower, any other party guaranteeing, or otherwise obligated with, any Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the applicable Issuing Lender, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

(d)    any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(e)    payment by the applicable Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(f)    any other act or omission to act or delay of any kind of the applicable Issuing Lender, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrowers’ obligations hereunder.

Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrowers under this Article 3 will not be excused by the gross negligence or willful misconduct of the applicable Issuing Lender. However, the foregoing shall not be construed to excuse the applicable Issuing Lender from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Lender’s gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is further understood and agreed that the applicable Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit issued by such Issuing Lender (i) such Issuing Lender’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of such Issuing Lender.

Section 3.07.    Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Company and the Administrative Agent of the date and amount thereof. The responsibility of the relevant Issuing Lender to the Company in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

Section 3.08.     Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article 3, the provisions of this Article 3 shall apply.

Section 3.09.    Resignation. Any Issuing Lender may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Lenders and the Company, and may be removed at any time by the Company by notice to such Issuing Lender, the Administrative Agent and the Lenders. Upon the acceptance of any appointment as an Issuing Lender hereunder by a Lender that shall agree to serve as a successor Issuing Lender, such successor shall succeed to and become vested with all the interests, rights and obligations of such retiring Issuing Lender. At the time such removal or resignation shall become effective, the Company shall pay all accrued and unpaid fees owing to the retiring Issuing Lender pursuant to Section 3.03(b). The acceptance of any appointment as an Issuing Lender hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Company and the Administrative Agent, and, from and after the effective date of such agreement, (1) such successor Lender shall have all the rights and obligations of such previous Issuing Lender under this Agreement and the other Loan Documents and (2) references herein and in the other Loan Documents to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the resignation or removal of an Issuing Lender hereunder, the retiring Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

Section 3.10.     Additional Issuing Lenders. The Company may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders to act as an issuing lender under the terms of this Agreement, subject to reporting requirements reasonably satisfactory to the Administrative Agent with respect to issuances, amendments, extensions and terminations of Letters of Credit by such additional issuing lender. Any Lender designated as an issuing lender pursuant to this Section 3.10 shall be deemed to be an “Issuing Lender” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Lender and such Lender.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Company hereby represents and warrants to each Agent and each Lender that:

Section 4.01.    Financial Condition. Except as otherwise set forth therein, the Annual Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, subject, in the case of the Quarterly Financial Statements, to changes resulting from normal year end audit adjustments and the absence of footnotes.

Section 4.02.     No Change. Since December 31, 2016 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Section 4.03.    Corporate Existence; Compliance with Law. Each of the Company and its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent such concepts are applicable under the law of such jurisdiction), except (i) with respect to the good standing of its Foreign Subsidiaries that do not constitute a material portion of the business of the Company and its Restricted Subsidiaries, taken as a whole, and (ii) other than with respect to any Borrower, where such failure to be in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction (to the extent such concepts are applicable under the law of such jurisdiction) where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.04.     Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to borrow hereunder in accordance with the terms and conditions hereof. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.04, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 4.18 and filings required under the Exchange Act in respect of the transactions contemplated hereby and (iii) consents, authorizations, filings and notices the failure of which to obtain could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute (in each case, assuming due execution by the parties other than the Loan Parties party thereto), a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (ii) the effect of foreign laws, rules and regulations as they relate to pledges of Capital Stock in Foreign Subsidiaries.

Section 4.05.    No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate or conflict with any Requirement of Law or any material Contractual Obligation of the Company or any of its Restricted Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such material Contractual Obligation (other than the Liens created by the Security Documents), except (other than with respect to (i) violations or conflicts with Organizational Documents and (ii) creation or imposition of Liens) as could not reasonably be expected to have a Material Adverse Effect.

Section 4.06.    No Material Litigation . Except as disclosed on Schedule 4.06, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Restricted Subsidiaries or against any of their respective properties or revenues (a) as of the Closing Date, with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

Section 4.07.    No Default. Neither the Company nor any of its Restricted Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

Section 4.08.    Ownership of Property; Liens; Insurance. (a) Each of the Company and its Restricted Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other tangible Property, except, in each case, as could not reasonably be expected to have a Material Adverse Effect, and none of such Property is subject to any Lien except as permitted by Section 7.03.

(b)    The properties of the Company and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies insurance in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

Section 4.09.    Intellectual Property. Except as described on Schedule 4.09 and except as could not reasonably be expected to have a Material Adverse Effect, the Company and each of its Restricted Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. Except as described on Schedule 4.09, no claim has been asserted in writing to the Company or any of its Restricted Subsidiaries and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any valid basis for any such claim, in each case, that could reasonably be expected to have a Material Adverse Effect. Except as described on Schedule 4.09, the use of Intellectual Property by the Company and its Restricted Subsidiaries does not infringe on the Intellectual Property rights of any Person in any manner that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 4.10.    Taxes. (a) Except as could not reasonably be expected to have a Material Adverse Effect, each of the Company and its Restricted Subsidiaries has filed or caused to be filed all Federal and state income tax returns and other tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Restricted Subsidiaries, as the case may be).

(b)    Except as disclosed to the Lenders in writing prior to the delivery of such Approved Borrower’s Designation Letter, there is no income, stamp or other tax of any country, or of any taxing authority thereof or therein (other than any net income taxes, branch profit taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Lender as a result of a present or former connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document in such jurisdiction)), imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Approved Borrower pursuant hereto, or is imposed on or by virtue of the execution, delivery or enforcement of its Designation Letter or this Agreement.

Section 4.11.    Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates or is inconsistent with the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, each Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G 3 or FR Form U 1 referred to in Regulation U. None of the Company or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying “margin stock”.

Section 4.12.    Labor Matters. There are no strikes or other labor disputes against the Company or any of its Restricted Subsidiaries pending or, to the knowledge of the Company, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Company or any of its Restricted Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company or the relevant Subsidiary.

Section 4.13.    ERISA. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) neither a Reportable Event nor an ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any applicable Plan that is not a Multiemployer Plan, and each such Plan has complied in all material respects with the applicable provisions of ERISA and the Code, (b) no termination of a Single Employer Plan has occurred other than pursuant to a standard termination under Title IV of ERISA, and no Lien in favor of the PBGC or a Single Employer Plan has arisen on the assets of the Company and remains in force, during such five-year period, (c) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) is as reflected in the actuarial report of McKonly & Asbury prepared as of December 31, 2015 is accurate and such report fairly presents the funded status of such Single Employer Plan on the basis set forth therein, (d) neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in liability under ERISA, and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made and (e) no such Multiemployer Plan is in Reorganization or Insolvent.

Section 4.14.    Investment Company Act. No Loan Party is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.15.    Subsidiaries. (a) The Subsidiaries listed on Schedule 4.15(a) constitute all the Subsidiaries of the Company as of the Closing Date. Schedule 4.15(a) sets forth as of the Closing Date the name and jurisdiction of formation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party.

(b)    As of the Closing Date there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than warrants, options, restricted stock units, restricted stock, phantom stock units, stock appreciation rights or other similar securities or rights granted to current or former employees, officers, consultants or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Company or any Subsidiary, except as disclosed on Schedule 4.15(b).

Section 4.16.    Environmental Matters. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)    The Company and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their required Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that are reasonably expected to be required of any of them based on anticipated operational changes or proposed or existing Environmental Laws will be timely obtained and complied with, without material expense; and compliance with any Environmental Law or Environmental Permit that is or is reasonably expected to become applicable to any of them based on existing or proposed Environmental Laws will be timely attained and maintained, without material expense;

(b)    Materials of Environmental Concern are not present at, on, under, in, from or about any real property now or, to the knowledge of the Company or any of its Subsidiaries, formerly owned, leased or operated by the Company or any of its Subsidiaries, or, to the knowledge of the Company or any of its Subsidiaries, at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to Environmental Liability of the Company or any of its Subsidiaries, (ii) interfere with the Company’s or any of its Subsidiaries’ continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Company or any of its Subsidiaries;

(c)    There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Company or any of its Subsidiaries is, or to the knowledge of the Company or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened;

(d)    Neither the Company nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party, in each case, (i) under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to exposure to, or releases of or the disposal or the arranging for disposal or transport for disposal, leaking or emission of, any Materials of Environmental Concern and (ii) that remains outstanding and/or imposes ongoing obligations;

(e)    Neither the Company nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to any Environmental Liability or to compliance with any Environmental Law, in each case that remains outstanding or imposes ongoing obligations; and

(f)    Neither the Company nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any Environmental Liability that remains outstanding or imposes ongoing obligations.

Section 4.17.    Accuracy of Information, Etc. No written statement or information contained in this Agreement, any other Loan Document, the Lender Presentation or any other document, certificate or statement (other than projections, pro forma financial information and information of a general economic or industry nature) furnished from time to time to the Administrative Agent or the Lenders or any of them pursuant to or in connection with this Agreement or any of the other Loan Documents, taken as a whole, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Lender Presentation, as of the Closing Date), as modified or supplemented by any other information so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading, when taken as a whole. The projections and pro forma financial information contained in the materials referenced above and all Projections delivered pursuant to Section 6.02(c) are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made, it being recognized that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

Section 4.18.    Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof.

(b)    [Reserved].

(c)    Each Mortgage is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid, enforceable and perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in and to the Mortgaged Property described therein and proceeds thereof, prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by such Mortgage or Section 7.03). Schedule 4.18(c) lists, as of the Closing Date, each parcel of owned real property located in the United States and held by the Company or any of its Domestic Subsidiaries that has a value, in the reasonable opinion of the Company, in excess of $25,000,000.

Section 4.19.    Solvency. As of the Closing Date, the Loan Parties (taken as a whole) are, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith, will be, Solvent.

Section 4.20.    Sanctioned Persons. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer or employee of the Company or any of its Subsidiaries is a Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury, or owned 50% or more, directly or indirectly, by any Person or Persons included on any such list; nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory where such location, organization or residency would make it a target of Sanctions. The Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with Sanctions.

Section 4.21.    Foreign Corrupt Practices Act. Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, none of the Company or any of its Subsidiaries or, to the knowledge of the Company, any director, officer or employee of the Company or any of its Subsidiaries has, in the past three years, committed a violation of applicable Sanctions, applicable anti-money laundering laws, or the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any other applicable anti-corruption law, and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

Section 4.22.    Use of Proceeds. The Borrowers will use the proceeds of the Loans only for the purposes specified in Section 6.10. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Sanctions or any applicable anti-corruption laws.

ARTICLE 5

CONDITIONS PRECEDENT

Section 5.01.    Conditions to Effectiveness of this Agreement and the Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it under this Agreement on the Closing Date is subject to the satisfaction of each of the Lenders, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

(a)    The Administrative Agent shall have received in .pdf format (followed promptly by originals) and unless otherwise specified, properly executed by a Responsible Officer of the signing Loan Party and by each other party thereto, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i)    executed counterparts of (i) the Amendment and Restatement Agreement duly executed by the Lenders, the Loan Parties, the Administrative Agent and the Collateral Agent and (ii) the Consent and Reaffirmation duly executed by the Loan Parties;

(ii)    a Term Loan Borrowing Request and a Standby Borrowing Request;

(iii)    certificates of good standing from the secretary of state of the state of organization of each Loan Party, customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party certifying true and complete copies of the organizational documents attached thereto and evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(iv)    customary legal opinions from (x) Fried, Frank, Harris, Shriver & Jacobson LLP, New York and Delaware counsel to the Loan Parties and (y) the general counsel of the Company, in each case, in form and substance reasonably satisfactory to the Administrative Agent;

(v)    a certificate of a Responsible Officer certifying that the conditions in Sections 5.01(d) and (e) have been satisfied; and

(vi)    a solvency certificate from a Responsible Officer of the Company (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit L.

(b)    [Reserved.]

(c)    [Reserved.]

(d)    The representations and warranties set forth in Article 4 shall be true and correct in all material respects on and as of the Closing Date; provided that to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further, that any representation or warranty that is qualified by materiality shall be true and correct in all respects.

(e)    At the time of and immediately after giving effect to the initial Borrowing on the Closing Date, no Default or Event of Default shall have occurred and be continuing.

(f)    The Administrative Agent shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information in respect of the Borrowers and the Subsidiary Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, that has been reasonably requested in writing by it at least ten (10) Business Days prior to the Closing Date.

(g)    [Reserved.]

(h)    Substantially concurrently with the initial Borrowing on the Closing Date, all outstanding Indebtedness of the Company under the 2018 Senior Notes shall have been repaid in full (or satisfied and discharged in accordance with Section 4.1 of the 2008 Indenture).

(i)    All fees and expenses (in the case of expenses, to the extent invoiced at least three Business Days prior to the Closing Date (except as otherwise reasonably agreed by the Borrowers)) required to be paid hereunder on the Closing Date shall have been paid, or shall be paid substantially concurrently with the initial Borrowing on the Closing Date.

(j)    The Brand Disposition shall have been consummated prior to the Closing Date (it being understood that this condition is satisfied).

Section 5.02.    First Borrowing By Each Approved Borrower. On the date of any Approved Borrower’s initial Borrowing hereunder, the obligations of the Revolving Credit Lenders to make Loans to such Approved Borrower are subject to the satisfaction (or waiver in accordance with Section 10.01) of each of the conditions set forth in Section 5.03 and the following further conditions:

(a)    The Administrative Agent shall have received a favorable written opinion of the general counsel of such Approved Borrower dated as of a recent date and addressed to the Lenders, in form and substance reasonably acceptable to the Administrative Agent, subject to necessary changes to reflect local law.

(b)    The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation (or such other analogous documents), including all amendments thereto, of such Approved Borrower, certified as of a recent date by the Secretary of State (or other appropriate Governmental Authority) of the state (or country) of its organization or such other evidence as is reasonably satisfactory to the Administrative Agent, and a certificate as to the good standing (or other analogous certification to the extent available) of such Approved Borrower as of a recent date, from such Secretary of State (or other appropriate Governmental Authority) or such other evidence reasonably acceptable to the Administrative Agent; (ii) a certificate of the Secretary or Assistant Secretary of such Approved Borrower dated the date on which such Loans are to be made and certifying (A) that attached thereto is a true and complete copy of the by-laws (or such other analogous documents to the extent available) of such Approved Borrower as in effect on the date of such certificate and at all times since a date prior to the date of the resolution of such Approved Borrower described in item (B) below, (B) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of such Approved Borrower authorizing the execution, delivery and performance of the Designation Letter delivered by such Approved Borrower and the borrowings hereunder by such Approved Borrower, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or other analogous documents) of such Approved Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing (or other analogous certification or such other evidence reasonably acceptable to the Administrative Agent) furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of such Approved Borrower executing the Designation Letter delivered by such Approved Borrower or any other document delivered in connection herewith or therewith; (iii) a certificate of another officer of such Approved Borrower as to the incumbency and signature of the Secretary or such Assistant Secretary of such Approved Borrower executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or counsel for the Administrative Agent, may reasonably request.

(c)    The Administrative Agent shall have received (with sufficient copies for each Lender) a Designation Letter, duly executed by such Approved Borrower and the Company and acknowledged by the Administrative Agent.

(d)    The Administrative Agent shall have received certificates of each of the Company and the applicable Approved Borrower, dated such date and signed, in the case of the Company, by a Responsible Officer of the Company, and in the case of any Borrower other than the Company, a Responsible Officer of such Borrower, confirming compliance with the conditions precedent set forth in paragraphs (a) and (b) of Section 5.03.

(e)    To the extent required, the Company and/or such Approved Borrower shall have executed and delivered one or more Revolving Credit Notes to each Lender that has requested delivery of the same pursuant to Section 2.08(e).

(f)    The Administrative Agent shall have received such other documents or information as the Administrative Agent may reasonably require, including any documents or information requested by any Lender through the Administrative Agent (such as documents or information in connection with any Lender’s “know your customer” requirements including but not limited to beneficial ownership, and anti-money laundering rules and regulations, including the USA PATRIOT Act), so long as the Administrative Agent shall have requested such documents or information a reasonably period of time prior to such date.

(g)    Upon the satisfaction of the conditions precedent set forth in this Section 5.02, such Approved Borrower shall become a Borrower hereunder with the same force and effect as if originally named as a Borrower hereunder. The rights and obligations of each Borrower hereunder shall remain in full force and effect notwithstanding the addition of any new Borrower as a party to this Agreement.

Section 5.03.    Conditions to each Extension of Credit. The agreement of each Lender to make any extension of credit (other than pursuant to Section 3.05 or Term A-1 Loan, or a continuation or conversion of a Loan in accordance with the terms of this Agreement and except as otherwise expressly provided in Section 2.24) requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a)    Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of such date as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of such date).

(b)    No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(c)    Notice. The Administrative Agent shall have received a Term Loan Borrowing Request requesting such extension of credit to the extent required hereunder in accordance with Section 2.02.

Each borrowing (other than pursuant to Section 3.05 or a continuation or conversion of a Loan in accordance with the terms of this Agreement and except as otherwise expressly provided in Section 2.24) by and issuance of a Letter of Credit on behalf of any Borrower hereunder shall constitute a representation and warranty by the Company as of the date of such extension of credit that the conditions contained in paragraphs (a) and (b) of this Section 5.03 have been satisfied.

Section 5.04.    Conditions to Delayed Draw Term A-1 Loans. The agreement of each Delayed Draw Lender to fund Term A-1 Loans is subject to the satisfaction of the following conditions precedent:

(a)    Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of such date as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of such date).

(b)    No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(c)    Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Company certifying that the conditions in this Section 5.04 have been satisfied.

(d)    Notice. The Administrative Agent shall have received a Term Loan Borrowing Request requesting such extension of credit to the extent required hereunder in accordance with Section 2.02.

(e)    Fees. The Company shall have paid or make arrangements to have paid out of the proceeds of the Term A-1 Loans all accrued and payable Delayed Draw Ticking Fees.

(f)    Stericycle Acquisition. (i) The Stericycle Acquisition shall have been or, substantially concurrently with the initial borrowing of the Term A-1 Loans shall be, consummated in accordance with the terms of the Stericycle Acquisition Agreement and (ii) each of the “Group Companies” referred to in the Stericycle Acquisition Agreement shall have been or, substantially concurrently with the initial borrowing of the Term A-1 Loans shall be, released from its guarantee obligations, if any, under the “Credit Facility” and the “Private Placement Notes” referred to in the Stericycle Acquisition Agreement.

(g)    The Delayed Draw Termination Date shall not have occurred.

ARTICLE 6

AFFIRMATIVE COVENANTS

The Company hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (other than any Letter of Credit that has been Cash Collateralized or backstopped by a back-stop Letter of Credit in a manner reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender) or any Loan or other amount is owing to any Lender or any Agent hereunder or under any other Loan Document, the Company shall and shall cause its Restricted Subsidiaries to:

Section 6.01.    Financial Statements. Furnish to the Administrative Agent (on behalf of and for distribution to the applicable Lenders):

(a)    promptly after available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing other than with respect to or resulting from (i) the maturity of any Indebtedness or (ii) any potential inability to satisfy any financial covenant (including the Financial Covenants) on a future date or for a future period; and

(b)    promptly after available, but in any event not later than 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Company (commencing with the fiscal quarter ending March 31, 2017), the unaudited consolidated (i) balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter, (ii) statements of operations for such quarter and the portion of the fiscal year through the end of such quarter and (iii) statements of cash flows for the portion of the fiscal year through the end of such quarter, setting forth in the case of clause (i) in comparative form the figures as of the end of the previous fiscal year and in the case of clauses (ii) and (iii) in comparative form the figures for the corresponding periods in the previous fiscal year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein), subject, in the case of financial statements delivered pursuant to clause (b), to the absence of footnotes and to normal year end audit adjustments.

Section 6.02.    Certificates; Other Information. Furnish to the Administrative Agent (on behalf of and for distribution to the applicable Lenders):

(a)    [Reserved];

(b)    concurrently with the delivery of any financial statements pursuant to Section 6.01, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, except as specified in such certificate, no Default or Event of Default has occurred and is continuing, (ii) (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Company and its Restricted Subsidiaries with the Financial Covenants as of the last day of the fiscal quarter or fiscal year of the Company, as the case may be, and (y) to the extent not previously disclosed to the Collateral Agent, a listing of any Recordable Intellectual Property acquired by the Company or any Subsidiary Guarantor since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date) (and concurrently with or promptly after delivery of such certificate, the Company shall deliver or cause to be delivered signed intellectual property security agreements with respect to any Recordable Intellectual Property listed thereon), (iii) to the extent that the Company has designated any Unrestricted Subsidiary, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements, (iv) a description of the Designated Bilateral Letters of Credit issued during the preceding fiscal quarter and (v) in the case of a certificate delivered concurrently with the delivery of the financial statements referred to in Section 6.01(a), beginning with the fiscal year ending December 31, ~~2019~~2022, such certificate shall also set forth the Company’s calculation of Excess Cash Flow;

(c)    promptly after available, and in any event no later than 90 days after the end of each fiscal year of the Company, a reasonably detailed consolidated budget for the following fiscal year in form and substance reasonably satisfactory to the Administrative Agent (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on good faith estimates and assumptions believed by such Responsible Officer to be reasonable at the time made (it being recognized that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount);

(d)    within 45 days (or, in the case of the fourth fiscal quarter of any fiscal year, 90 days) after the end of each fiscal quarter of the Company, a narrative discussion and analysis of the financial condition and results of operations of the Company and its Restricted Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous fiscal year;

(e)    within five days after the same are sent, copies of all financial statements and reports that the Company generally sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Company may make to, or file with, the SEC;

(f)    promptly after the request by any Lender through the Administrative Agent, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(g)    to the extent required under Section 6.05, annual renewals of any flood insurance policy or force-placed flood insurance policy; and

(h)    promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Company or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request; provided that neither the Company nor any of its Restricted Subsidiaries shall be required to furnish such other information to the extent that the Company or such Restricted Subsidiary has determined in good faith that (x) it is prohibited from furnishing such other information by a Requirement of Law or a Contractual Obligation (it being understood and agreed that this Section 6.02(h) shall not be applied to augment the periodic reporting obligations of the Company under this Agreement), (y) constitutes non-financial trade secrets or non-financial proprietary information or (z) such information is subject to attorney-client or similar privilege or constitutes attorney work product.

As to any information contained in materials furnished pursuant to Section 6.02(e), the Company shall not be separately required to furnish such information under Section 6.01(a) or (b) or under paragraph (d) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in Section 6.01(a) or (b) or under paragraph (d) above at the times specified therein. Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b), (d) or (e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto, on the Company’s website on the Internet and gives written notice thereof to the Administrative Agent; or (ii) on which such documents are posted on a U.S. government website or on the Company’s behalf on an Internet or intranet website, if any, in each case, to which the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

Section 6.03.    Payment of Taxes. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except (x) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Restricted Subsidiaries, as the case may be or (y) as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.04.    Conduct of Business and Maintenance of Existence; Compliance. (i) Preserve, renew and keep in full force and effect its organizational existence in its jurisdiction of organization, except (other than with respect to the Company) where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case of clauses (i) and (ii), as otherwise permitted by Section 7.04 of this Agreement or Section 5.04 of the Guarantee and Collateral Agreement and except, in the case of clause (ii), to the extent that failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse

Effect; and (iii) comply with all Contractual Obligations and Requirements of Law (x) in the case of the USA PATRIOT Act and the FCPA, in all material respects and (y) otherwise, except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.05.    Maintenance of Property; Insurance. (i) Keep all Property and systems necessary in its business in good working order and condition, ordinary wear and tear excepted and except where failure to do so could individually or in the aggregate not reasonably be expected to have a Material Adverse Effect, (ii) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business and (iii) notwithstanding anything herein to the contrary, with respect to each Mortgaged Property, if at any time the area in which the buildings and other improvements (as described in the applicable Mortgage) are located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance from such providers, on such terms and in such reasonable total amount as the Collateral Agent and the Co-Collateral Agent may from time to time reasonably require, and otherwise to ensure compliance with the NFIP as set forth in the Flood Laws. Following the Closing Date, the Company shall deliver to the Collateral Agent and the Co-Collateral Agent annual renewals of each flood insurance policy or annual renewals of each force-placed flood insurance policy on Mortgaged Properties required pursuant to any Loan Document, as applicable. In connection with any amendment to this Agreement pursuant to which any increase, extension, or renewal of Loans is contemplated (each, a “MIRE Amendment”), the Company shall cause to be delivered to the Collateral Agent and the Co-Collateral Agent for any Mortgaged Property, a Flood Determination Form, Company Notice and Evidence of Flood Insurance, as applicable; provided that no such MIRE Amendment shall be effective until the earlier to occur of (a) 30 days from the date the Collateral Agent and the Co-Collateral Agent are given notice of a MIRE Amendment and (b) the Collateral Agent and the Co-Collateral Agent confirming all flood insurance diligence with respect to each Mortgaged Property has been completed to the reasonable satisfaction of the Collateral Agent and the Co-Collateral Agent.

Section 6.06.    Inspection of Property; Books and Records; Discussions; Maintenance of Ratings. (a) (i) Keep proper books of records and account in which true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (ii) permit the Administrative Agent or any representatives thereof and, after the occurrence and during the continuance of an Event of Default, the Administrative Agent and representatives of the Administrative Agent or any Lender, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Restricted Subsidiaries with officers and employees of the Company and its Restricted Subsidiaries and with its independent certified public accountants; provided that unless an Event of Default shall have occurred and be continuing, (x) the Administrative Agent and its representatives shall not have the right to make visits or inspections on more than two occasions during any fiscal year and (y) no more than one visit by the Administrative Agent or its representatives in any fiscal year shall be at the expense of the Company. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries shall not be required to disclose any information to the extent that the Company or such Restricted Subsidiary has determined in good faith that (x) it is prohibited from furnishing such other information by a Requirement of Law or a Contractual Obligation (it being understood and agreed that this Section 6.06 shall not be applied to augment the periodic reporting obligations of the Company under this Agreement), (y) constitutes non-financial trade secrets or non-financial proprietary information or (z) such information is subject to attorney-client or similar privilege or constitutes attorney work product.

(b)    Use commercially reasonable efforts to cause the Term Loan Facility to be continuously rated (but no specific rating) by S&P and Moody’s on a public basis, and use commercially reasonable efforts to maintain a public corporate rating (but no specific rating) from S&P and a public corporate family rating (but no specific rating) from Moody’s, in each case in respect of the Company.

Section 6.07.    Notices. Promptly give notice to the Administrative Agent (on behalf of and for distribution to the applicable Lenders) of:

(a)    the occurrence of any Default or Event of Default;

(b)    any (i) default or event of default under any Contractual Obligation of the Company or any of its Restricted Subsidiaries (and in the case of any such default or event of default other than by the Company or any of its Restricted Subsidiaries, which the Company has actual knowledge of) or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Restricted Subsidiaries and any Governmental Authority, that in the case of either (i) or (ii) of this clause (b) could reasonably be expected to have a Material Adverse Effect;

(c)    any litigation or proceeding directly affecting the Company or any of its Restricted Subsidiaries (i) which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect or (ii) which relates to any Loan Document; and

(d)    the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan that is a Single Employer Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan on the assets of the Company or any withdrawal by the Company or any Commonly Controlled Entity from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan or Multiemployer Plan, and in each case in clauses (i) and (ii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

(e)    any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.07 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action, if any, the Company or the relevant Restricted Subsidiary proposes to take with respect thereto.

Section 6.08.    Additional Collateral, Etc. (a) With respect to any Property acquired after the Closing Date by the Company or any Subsidiary Guarantor (other than (w) any interest in real property or any Property described in paragraph (b) of this Section 6.08, (x) any Property subject to a Lien permitted by Section 7.03(g), (y) Property acquired by an Excluded Subsidiary or (z) Property in respect of which the cost of obtaining a security interest in, or perfection of, such Property is excessive relative to the practical benefit of the Lenders afforded thereby, as determined by the Administrative Agent in its reasonable discretion) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement and such other documents (including intellectual property security agreements) as the Collateral Agent reasonably deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Property (to the extent such Property is of a type that would constitute Collateral as described in the Guarantee and Collateral Agreement) and (ii) take all actions reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest (subject, except in the case of the pledge of Capital Stock of any Subsidiary, to Liens permitted by Section 7.03) in such Property (to the extent required by the Guarantee and Collateral Agreement), including without limitation, the filing of Uniform Commercial Code financing statements and/or intellectual property security agreements as may be required by the Guarantee and Collateral Agreement or as may be reasonably requested by the Collateral Agent.

(b)    With respect to any fee simple interest in any real property acquired after the Closing Date by the Company or any Subsidiary Guarantor (or owned by any Person that becomes a Subsidiary Guarantor) having a Fair Market Value of at least $25,000,000 on the date such real property is acquired (other than real property in respect of which the cost of obtaining a Mortgage or other security interest in, or perfection of, such real property is excessive relative to the practical benefit of the Lenders afforded thereby, as determined by the Administrative Agent in its reasonable discretion), the Company shall notify the Collateral Agent and the Co-Collateral Agent promptly after the ~~Borrower~~Company obtains knowledge thereof, to permit the Collateral Agent and the Co-Collateral Agent to comply with the Flood Insurance Laws, and within 90 days following the date of such acquisition of such real property or the date on which such Person becomes a Subsidiary Guarantor (or such longer period as the Collateral Agent and the Co-Collateral Agent shall reasonably agree or as may be reasonably required to permit completion of flood insurance diligence by the Collateral Agent and the Co-Collateral Agent), (i) execute and deliver a Mortgage in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Collateral Agent, deliver to the Collateral Agent (A) a lender’s title insurance policy, in form and substance reasonably acceptable to the Collateral Agent, insuring such Mortgage as a first lien on such Mortgaged Property (subject only to Liens permitted by Section 7.03), provided that a zoning endorsement shall only be required where zoning evidence is reasonably available from the local municipality, (B) an American Land Title Association/American Congress of Surveying and Mapping (ALTA/ACSM) form of survey by a duly registered and licensed land surveyor for which all necessary fees have been paid dated a date reasonably acceptable to the Collateral Agent, certified to the Collateral Agent and the title company in a manner reasonably satisfactory to the Collateral Agent (or a survey update or existing survey with a “no change” affidavit, in each case acceptable to a title company issuing a title insurance policy requested hereunder), (C) to the extent required by Financial Institutions Reform, Recovery, and Enforcement Act of 1989, Pub.L. 101-73, 103 Stat. 183, enacted August 9, 1989, or any other applicable law, an appraisal, and (D) an opinion of local counsel reasonably satisfactory to the Collateral Agent. No later than 30 days (or such later date as the Collateral Agent or Co-Collateral Agent shall reasonably agree) prior to the date on which a Mortgage is executed and delivered pursuant to this Section 6.08(b), in order to comply with the Flood Laws, the Collateral Agent and the Co-Collateral Agent shall have received the following documents (collectively, the “Flood Documents”), in form and substance reasonably satisfactory thereto: (1) a completed standard “life of loan” flood hazard determination form (a “Flood Determination Form”), (2) if the improvement(s) to the applicable improved real property is located in a special flood hazard area, a notification to the Company (“Company Notice”) and (if applicable) notification to the Company that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in the NFIP, (3) documentation evidencing the Company’s receipt of the Company Notice (e.g., countersigned Company Notice, return receipt of certified U.S. Mail, or overnight delivery), and (4) if the Company Notice is required to be given and flood insurance is available in the community in which the property is located, evidence of flood insurance reasonably satisfactory to the Collateral Agent and the Co-Collateral Agent (any of the foregoing being “Evidence of Flood Insurance”). Notwithstanding anything to the contrary contained herein, if either the Collateral Agent or the Co-Collateral Agent are unable or fail to complete flood insurance diligence to its reasonable satisfaction so as to permit the Company or any Subsidiary Guarantor to deliver a Mortgage as required by this Section 6.08(b), then so long as the Company or such Subsidiary Guarantor otherwise has complied with this Section 6.08(b), the Company or such Subsidiary Guarantor shall have no obligation hereunder to deliver such Mortgage (and no Event of Default shall be deemed to arise from the Company’s or such Subsidiary Guarantor’s failure to deliver such Mortgage) unless and until both the Collateral Agent and the Co-Collateral Agent completes such flood insurance diligence to their reasonable satisfaction (after which the Company or such Subsidiary Guarantor shall have a period of 30 additional days following written notification thereof to execute and deliver such Mortgage).

If at any time while this Agreement is in effect Bank of America, N.A. ceases to be a Lender, then there shall no longer be a Co-Collateral Agent hereunder, and all consent or approval rights of Co-Collateral Agent contained in this Agreement (including, without limitation, in Section 6.05 and this Section 6.08(b)) shall be deemed to be satisfied by the consent or approval of the Collateral Agent; provided, however, that at any time thereafter, the Required Lenders may elect to designate and appoint a successor Co-Collateral Agent, which successor Co-Collateral Agent shall be (i) a Lender, (ii) a bank with an office in New York, New York, or an Affiliate of any such bank, and (iii) reasonably satisfactory to the Company, in which event such successor Co-Collateral Agent shall become vested with all the rights, powers, privileges and duties of the Co-Collateral Agent hereunder.

(c)    With respect to any new Subsidiary (other than an Excluded Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Subsidiary), by the Company or any of its

Restricted Subsidiaries (other than by an Excluded Subsidiary), within 45 days following the date of such creation or acquisition (or such longer period as the Collateral Agent shall reasonably agree), (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Company or any Subsidiary Guarantor (to the extent such Capital Stock is of a type that would constitute Collateral as described in the Guarantee and Collateral Agreement), (ii) deliver to the Collateral Agent the certificates representing such Capital Stock (to the extent such Capital Stock is of a type that would constitute Collateral as described in the Guarantee and Collateral Agreement), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or such Subsidiary Guarantor, as the case may be and (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected first priority security interest (subject, except in the case of the pledge of any Capital Stock of any Subsidiary, to Liens permitted by Section 7.03) in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary to the extent required by the Guarantee and Collateral Agreement, including, without limitation, the filing of Uniform Commercial Code financing statements and intellectual property security agreements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law and if reasonably requested by the Collateral Agent, with respect to any Subsidiary other than an Immaterial Subsidiary, deliver to the Collateral Agent customary legal opinions relating to the matters described above.

(d)    The Co-Collateral Agent shall not have any duties or obligations except those expressly set forth in Section 6.05 and Section 6.08. Without limiting the generality of the foregoing, the Co-Collateral Agent is not subject to any fiduciary or other implied duties, nor has any duty or obligation to any Lender or participant or any other Person as a result of the Co-Collateral Agent’s rights under Section 6.05 and Section 6.08.

Section 6.09.    Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Collateral Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Collateral Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Company or any Restricted Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Company will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Collateral Agent or such Lender may be required to obtain from the Company or any of its Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

Section 6.10.    Use of Proceeds. The proceeds of the Initial Term Loans, together with the proceeds of the Revolving Credit Loans made on the Closing Date, were used (x) to refinance all of the loans and commitments outstanding under the Original Credit Agreement, (y) to redeem, repurchase and/or satisfy and discharge the 2018 Senior Notes and (z) in each case, to pay related fees and expenses. The proceeds of the Term B-2 Loans made on the Amendment No. 3 Effective Date, were used solely to (x) refinance all of the outstanding Term B-1 Loans under the Existing Credit Agreement and (y) pay related fees and expenses, including fees and expenses related to Amendment No. 2. The proceeds of the Term A-1 Loans ~~shall be~~were used solely to (x) pay part of the consideration for the Stericycle Acquisition and (y) pay related fees and expenses, including fees and expenses related to the Stericycle Acquisition. The proceeds of the Term B-3 Loans shall be used solely to (x) to refinance its outstanding Term B-2 Loans and Term A-1 Loans and (y) to pay certain of the related fees and expenses. The proceeds of the Revolving Credit Loans and the Letters of Credit shall be used after the Closing Date to (x) fund working capital and for general corporate purposes of the Company and its subsidiaries (including capital expenditures and Permitted Acquisitions) and (y) pay fees and expenses in connection with the Transactions.

Section 6.11.    Designation of Subsidiaries. The board of directors of the Company may at any time designate any Restricted Subsidiary (other than an Approved Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (b) the Company shall be in compliance with the Financial Covenants on a Pro Forma Basis as of the last day of the most recently ended Test Period at the time of such designation and (c) at least ten days prior to the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering requirements, including the PATRIOT Act, with respect to such Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Company and its Subsidiaries therein at the date of designation in an amount set forth in the definition of “Investment”. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time. No Unrestricted Subsidiary shall own, license or possess any intellectual property that is material to the business of the Company and its Restricted Subsidiaries.

~~Section 6.12.    Post Closing Matters.~~

~~(a)    [Reserved].~~

~~(b)    No later than 90 days subsequent to the Closing Date (or such later date as may be reasonably agreed to by the Administrative Agent), the Company shall execute and deliver, or cause to be executed and delivered, such instruments, certificates or documents, and take such actions, as the Collateral Agent may reasonably request in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in, all right, title of the Company in the aircraft collateral described in  Schedule 6.12 under the heading “Civil Aircraft Airframe and Engines Collateral” and proceeds thereof, which Lien shall be prior to all other Liens on such aircraft collateral in existence on the date hereof except for Liens permitted by the Credit Agreement and in connection therewith, cause to be delivered to the Collateral Agent customary legal opinions relating to the matters described above.~~

~~(c)    No later than 20 days subsequent to the Closing Date (or such later date as may be reasonably agreed to by the Administrative Agent), the Company shall cause to be delivered to the Collateral Agent the promissory notes described in Schedule 6.12 under the heading “Notes Collateral”, in each case, either endorsed in blank or accompanied by an executed transfer form in blank by the pledgor thereof.~~

ARTICLE 7

NEGATIVE COVENANTS

The Company hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (other than any Letter of Credit that has been Cash Collateralized or backstopped by a back-stop Letter of Credit in a manner reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender) or any Loan or other amount is owing to any Lender or any Agent hereunder or under any other Loan Document, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

Section 7.01.    Financial Covenants.

(a)    ~~(i)  During~~without the ~~Relief Period~~written consent of the Majority Revolving Credit Facility Lenders, permit the Total Net Leverage Ratio on a Pro Forma Basis as at the last day of any ~~applicable~~ Test Period to exceed (~~v~~i) in the case of ~~the~~any Test Period ending on ~~June 30, 2020, 5.25:1.00, (w) in the case of the Test Periods ending on September 30, 2020,~~or before December ~~31, 2020 and March~~ 31, 2021, 5.75:1.00, (~~x~~ii) in the case of the Test Period ending on March 31, 2022, 5.50:1.00, (iii) in the case of the Test Period ending on June 30, ~~2021, 5.25:1.00, (y) in the case of the Test Period ending on September 30, 2021~~2022, 5.00:1.00, ~~and~~  (~~z~~iv ) in the case of the Test Period ending on September 30, 2022, 4.75:1.00, (v) in the case of the Test Period ending on December 31, ~~2021~~2022 , ~~4.75~~4.50 :1.00~~;~~

    ~~(ii) Upon~~ and ~~after the Relief Period Termination Date, permit the Total Net Leverage Ratio on a Pro Forma Basis as at the last day of any Test Period to exceed (x) in the case of any Test Period ending on or before December 31, 2020, 5.00:1.00, (y) in the case of any Test Period ending on or before December 31, 2021 but after December 31, 2020, 4.50:1.00 and (z~~(vi) in the case of any Test Period ending thereafter, 4.00:1.00; provided, solely in the case of this subsection (a~~)(ii~~), that, notwithstanding the foregoing, on or after the Relief Period Termination Date, the maximum permitted Total Net Leverage Ratio set forth in ~~clauses (y) and (z) in~~ this subsection (a~~)(ii~~) shall be increased by 0.50 for a period of one year following the consummation of any Significant Acquisition (but shall in no event exceed 4.50:1.00); provided, further, that such increase shall not be cumulative in the event that more than one Significant Acquisition is consummated within the same 12-month period.

(b)    without the written consent of the Majority Revolving Credit Facility ~~and Delayed Draw~~ Lenders, permit the ratio of Consolidated EBITDA to Consolidated Interest Charges, on a Pro Forma Basis as at the last day of any Test Period to be less than 3.00:1.00.

Section 7.02.    Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)    (i) Indebtedness of any Loan Party pursuant to any Loan Document (including Indebtedness incurred pursuant to Section 2.24, Section 2.29 or Section 2.30) and (ii) up to $25,000,000 of additional Initial Revolving Credit Commitments hereunder;

(b)    Indebtedness of the Company to any Restricted Subsidiary or of any Restricted Subsidiary to the Company or any other Restricted Subsidiary, in each case so long as any such Indebtedness owing by a Loan Party to a non-Loan Party is subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

(c)    Indebtedness (including without limitation, Capital Lease Obligations) incurred to finance the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that such Indebtedness is incurred concurrently or within 365 days following the acquisition, construction, repair, replacement or improvement of the applicable asset; provided, further that the aggregate outstanding principal amount of all such Indebtedness shall not exceed the greater of $75,000,000 and 3.25% of Consolidated Total Assets at any time outstanding, and Permitted Refinancing thereof (including successive refinancings);

(d)    Indebtedness outstanding on the Closing Date and listed on Schedule 7.02(d) and any Permitted Refinancing thereof (including successive refinancings);

(e)    Guarantee Obligations of the Company or any of its Restricted Subsidiaries in respect of Indebtedness permitted under this Section 7.02, provided, that no Guarantee Obligations of any Restricted Subsidiary of any Indebtedness permitted under Section 7.02(j) shall be permitted unless such Restricted Subsidiary is a Subsidiary Guarantor;

(f)    Indebtedness in respect of the 2018 Senior Notes pending their satisfaction and discharge, or redemption and/or repurchase with the proceeds of the Initial Term Loans;

(g)    Credit Agreement Refinancing Debt;

(h)    Indebtedness incurred to finance deferred insurance premiums in the ordinary course of business;

(i)    Indebtedness of any Restricted Subsidiary which is not a Subsidiary Guarantor; provided that the aggregate principal amount of Indebtedness outstanding at any one time pursuant to this clause shall not exceed (i) $75,000,000 on any date within the Relief Period and (ii) $150,000,000 on any date outside of the Relief Period;

(j)    Indebtedness of any Loan Party, so long as (i) such Indebtedness has no scheduled principal payments, prepayments or maturity, or any mandatory prepayment, redemption or repurchase provisions or sinking fund obligations (except customary ones, including “AHYDO” catch-up payments and in the context of asset sales, casualty events or a change of control), in each case prior to the Latest Maturity Date at the time of incurrence and (ii) the other terms and conditions of such Indebtedness (excluding pricing, premiums and optional prepayment or optional redemption provisions and excluding terms and conditions applicable only after the Latest Maturity Date and terms and conditions otherwise reasonably acceptable to the Administrative Agent), when taken as a whole, are not materially more restrictive on the Company and the Restricted Subsidiaries than the terms and conditions applicable hereunder, unless, to the extent such terms and conditions, when taken as a whole, are more restrictive than those terms and conditions applicable hereunder, such terms and conditions are added pursuant to an amendment to this Agreement executed by the Company and the Administrative Agent; provided that at the time of the incurrence of such Indebtedness (x) no Default or Event of Default exists or will exist after giving effect to incurrence of such Indebtedness or the use of proceeds thereof, and (y) the Company would at the time of incurrence thereof be in compliance with the Financial Covenants, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period; and Permitted Refinancings thereof (including successive refinancings);

(k)    Permitted Acquisition Indebtedness; provided that at the time such Indebtedness is incurred and/or assumed, (x) no Default or Event of Default exists or will exist after giving effect to incurrence of such Indebtedness or the use of proceeds thereof and (y) the Company would be in compliance with the Financial Covenants, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period; and any Permitted Refinancing of the foregoing (including successive refinancings);

(l)    Indebtedness under Hedge Agreements permitted under Section 7.15;

(m)    Indebtedness in respect of the Designated Bilateral Letters of Credit not exceeding an aggregate amount of $300,000,000 at any time outstanding;

(n)    Indebtedness in respect of cash management services, including treasury, depositary, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements (including commercial cards and working capital lines of credit), overdraft or similar facilities incurred in the ordinary course of business;

(o)    [~~r~~Reserved];

(p)    Indebtedness of any Loan Party in an aggregate principal amount (for all Loan Parties) not to exceed $50,000,000 at any time outstanding;

(q)    Indebtedness arising under any letter of credit, performance, insurance, return-of money or surety bond or similar obligations or bank guarantees or similar arrangements, or Indebtedness arising under any indemnity agreement relating thereto, in each case entered into in the ordinary course of business;

(r)    Indebtedness resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

(s)    Indebtedness arising under indemnity agreements to title insurers to cause such title insurers to issue to the Collateral Agent mortgagee title insurance policies;

(t)    Indebtedness arising with respect to customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales and Permitted Acquisitions permitted hereunder;

(u)    to the extent constituting Indebtedness, earnout obligations and other contingent consideration obligations incurred in connection with Permitted Acquisitions and Investments permitted under this Agreement;

(v)    Indebtedness incurred by the Company or any of its Restricted Subsidiaries to current or former employees, directors, managers and consultants thereof, their respective estates, spouses or former spouses, in each case to purchase or redeem the Capital Stock of the Company or its Subsidiaries held by such current or former employee, director, manager, consultant, estate, spouse or former spouse, in each case to the extent permitted by Section 7.06(c);

(w)    Indebtedness of Foreign Subsidiaries in respect of discounting or factoring of receivables (and relating assets) pursuant to factoring arrangements entered into in the ordinary course of business;

(x)    to the extent constituting Indebtedness, obligations under deferred compensation arrangements incurred in the ordinary course of business; and

(y)    Indebtedness in the form of senior secured notes issued in lieu of loans or commitments under an Incremental Facility in an aggregate principal amount, together with any Incremental Facilities incurred pursuant to Section 2.24, not to exceed the Incremental Cap Amount; provided that (i) no Event of Default (or in connection with any Limited Condition Transaction, no Event of Default under Article 8(a) or Article 8(f)) shall have occurred and be continuing immediately prior to or after giving effect to the incurrence of such Indebtedness, (ii) such Indebtedness shall not mature earlier than the Latest Maturity Date applicable to any Loan or Commitment then outstanding, (iii) such Indebtedness shall not have a weighted average life to maturity shorter than the weighted average life to maturity of the ~~existing~~outstanding Term B-3 Loans, (iv) such Indebtedness shall be subject to a Customary Intercreditor Agreement, (v) in the case of any such Indebtedness in the form of senior secured notes that are pari passu with the Term B-~~2~~3 Loans in right of payment and with respect to security, if the Effective Yield for such Indebtedness (other than any such Indebtedness that (A) is obtained after the date that is 12 months after the Amendment No. 7 Effective Date and/or (B) is incurred in connection with a Permitted Acquisition or similar permitted Investment) as of the date of incurrence of such Indebtedness exceeds the sum of the Effective Yield then applicable to the Term B-~~2~~3 Loans and 0.50%, then the Applicable Margin then in effect for such Term B-~~2~~3 Loans shall automatically be increased by the Term Loan Yield Differential, effective upon the incurrence of such Indebtedness; provided that any differential in Effective Yield on account of a differential in interest rate floors shall be required only to the extent an increase in the interest rate floor applicable to such Term B-~~2~~3 Loans would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the interest rate margin) applicable to such Term B-~~2~~3 Loans shall be increased to the extent of such differential between interest rate floors and (vi) such Indebtedness shall have terms and conditions (other than as otherwise specified in this clause (y)) that in the good faith determination of the ~~Borrower~~Company are not materially less favorable (when taken as a whole) to the Borrowers than the terms and conditions of the Loan Documents (when taken as a whole) other than (x) maturity date (except as specified in clauses (ii) and (iii) above), pricing (including interest rate floors, interest rate margin, original issue discount, upfront fees and call protection) and amortization, (y) immaterial terms and (z) terms and conditions that are either only applicable after the Latest Maturity Date of any ~~existing~~outstanding Term B-3 Loans or, to the extent such terms (taken as a whole) are more favorable to the holders of such notes than those applicable to the ~~existing~~outstanding Term B-3 Loans, are added for the benefit of the Lenders of the ~~existing~~outstanding Term B-3 Loans pursuant to an amendment to this Agreement executed by the Company and the Administrative Agent.

Section 7.03.    Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

(a)    Liens for taxes not overdue for a period longer than 30 days (or, if shorter, the grace period applicable thereto) or that are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of the Company or its Restricted Subsidiaries, as the case may be, in conformity with GAAP;

(b)    Liens of landlords arising by statute, inchoate, statutory or construction liens and liens of suppliers, mechanics, carriers, materialmen, warehousemen, producers, operators or workmen and other Liens imposed by law, in each case created in the ordinary course of business for amounts not more than 90 days past due or that are being contested in good faith by appropriate proceedings;

(c)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d)    pledges or deposits to secure the performance of or in connection with bids, contracts (other than for borrowed money), sales, leases (other than in respect of Capital Lease Obligations), statutory obligations, surety, appeal and customs bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;

(e)    minor encroachments, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(f)    Liens in existence on the Closing Date listed on Schedule 7.03(f);

(g)    Liens securing Indebtedness of the Company or any Restricted Subsidiary incurred pursuant to Section 7.02(c), provided that (i) such Liens shall be created within 270 days of the acquisition, construction, repair, replacement or improvement of the applicable assets, (ii) such Liens do not at any time encumber Property (except for additions and accessions to such Property) other than the Property financed by such Indebtedness and the proceeds and products thereof, provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender, and (iii) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets) other than the assets subject to such Capital Lease Obligations and the proceeds and products thereof; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(h)    Liens securing Permitted Assumed Acquisition Indebtedness permitted pursuant to Section 7.02(k); provided that (w) the Senior Secured Net Leverage Ratio shall not exceed 2.00:1.00 on a Pro Forma Basis as of the last day of the most recently ended Test Period, (x) if such Liens are on Collateral, such Lien shall be subject to a Customary Intercreditor Agreement, and (y) such Lien was not created in anticipation of or in connection with the Permitted Acquisition pursuant to which such Person became a Subsidiary of the Company;

(i)    Liens in respect of discounting or factoring of receivables (and relating assets) by Foreign Subsidiaries pursuant to factoring or other receivable sale arrangements entered into in the ordinary course of business;

(j)    any Liens (i) created pursuant to the Security Documents, (ii) created to facilitate the Transactions or (iii) granted in favor of an Issuing Lender pursuant to arrangements designed to eliminate such Issuing Lender’s risk with respect to any Defaulting Lender’s or Defaulting Lenders’ participation in the Letters of Credit, as contemplated by Section 2.26;

(k)    any interest or title of a lessor under any operating lease entered into by the Company or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

(l)    Liens securing Indebtedness incurred pursuant to Section 7.02(y);

(m)    Liens arising out of judgments or awards not constituting an Event of Default under paragraph (h) of Article 8;

(n)    Liens securing Indebtedness incurred to finance deferred insurance premiums permitted under paragraph (h) of Section 7.02, provided that such Liens shall be permitted only with respect to unearned premiums and dividends which may become payable under the relevant insurance policies and loss payments which reduce the unearned premiums under such insurance policies;

(o)    any Lien that is customary in the banking industry and constituting a right of set-off, revocation, refund or chargeback under a deposit agreement or under the Uniform Commercial Code of a bank or other financial institution where deposits are maintained by the Company or any Subsidiary;

(p)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(q)    Liens on Property of non-Loan Parties securing permitted obligations of such non-Loan Parties;

(r)    Liens securing obligations at any time outstanding not to exceed (i) $50,000,000 on any date within the Relief Period and (ii) the greater of $75,000,000 and 3.25% of Consolidated Total Assets on any date outside of the Relief Period;

(s)    any modifications, replacements, renewals, or extensions of any Lien permitted by paragraphs (f), (g) or (h) above; provided, that (i) any such modification, replacement, renewal or extension Lien does not extend to any additional Property other than (A) after-acquired Property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.02;

(t)    Liens on cash collateral securing obligations under letters of credit, performance bonds, surety bonds, bank guarantees or other similar arrangements (other than Designated Bilateral Letters of Credit), not to exceed $50,000,000 at any time outstanding;

(u)    Liens in favor of any Loan Party;

(v)    leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights) in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(w)    Liens arising from precautionary UCC financing statement filings regarding operating leases, consignments, asset sales, or factoring arrangements or similar filings in jurisdictions outside the United States entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(x)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(y)    customary restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements, in each case to the extent the entry into such agreements is otherwise permitted hereunder;

(z)    customary options, put and call arrangements, rights of first refusal and similar rights relating to the Capital Stock of any joint ventures, partnerships or similar investment vehicles;

(aa)    Liens on Collateral securing Credit Agreement Refinancing Debt;

(bb)    (i) Liens on other Securitization Assets including any bank accounts into which collections or proceeds of Securitization Assets are deposited or all or a portion of the assets of the Securitization SPEs or (ii) precautionary Liens against the transferor of Securitization Assets, in each case arising in connection with a Permitted Securitization Financing;

(cc)    Liens on the equity interests of Unrestricted Subsidiaries or Special Purpose Securitization Subsidiaries; and

(dd)    other Liens securing Indebtedness for borrowed money permitted hereunder, so long as the Senior Secured Net Leverage Ratio would not exceed 2.25:1.00, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period.

Section 7.04.    Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business (in one transaction or in a series of related transactions), except that:

(a)    (i) any Restricted Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving entity) or any other Loan Party (provided that the continuing or surviving entity is a Loan Party) and the Company shall comply with Section 6.08 in connection therewith promptly after the consummation of such transaction (provided that in the case of a merger or consolidation involving an Approved Borrower, the surviving entity shall be a pre-existing Approved Borrower) and (ii) any Restricted Subsidiary that is not a Subsidiary Guarantor may be merged or consolidated with or into any other Restricted Subsidiary which is not a Subsidiary Guarantor;

(b)    the Company or any Restricted Subsidiary of the Company may Dispose of any or all of its assets (upon voluntary liquidation, winding up, dissolution or otherwise; provided that the Company may not liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution)) to any Loan Party or, in the case of any Restricted Subsidiary that is not a Subsidiary Guarantor, to any other Restricted Subsidiary (and, in any such case, other than in the case of the Company, liquidate, wind up or dissolve in connection therewith);

(c)    any Permitted Acquisition may be structured as a merger with or into the Company (provided that the Company shall be the continuing or surviving corporation), with or into any other Loan Party (provided that the continuing or surviving corporation of any such merger shall be a Loan Party ), and the Company shall comply with Section 6.08 in connection therewith (provided that if any merging entity is an Approved Borrower the surviving entity of any such merger shall be a pre-existing Approved Borrower) or with or into any other Restricted Subsidiary;

(d)    any Disposition of a Subsidiary permitted by Section 7.05 may be made in the form of a merger, consolidation or amalgamation, or liquidation, winding up, dissolution or Disposition of all or substantially all of its Property or business (in one transaction or in a series of related transactions); and

(e)    any Specified Disposition permitted under Section 7.05 and Specified Distribution permitted by Section 7.06 shall, in each case, be permitted under this Section 7.04.

Section 7.05.    Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except:

(a)    the Disposition of (i) cash, Cash Equivalents or Investment Grade Securities or (ii) other Property that the Company (or any Restricted Subsidiary of the Company) reasonably determines is no longer used or useful in its business, has become obsolete, damaged or surplus or is replaced in the ordinary course of business, including the lease or sublease of excess or unneeded real property not constituting a sale and leaseback;

(b)    the sale of inventory in the ordinary course of business;

(c)    Dispositions permitted by Section 7.04(b); provided that promptly after any such Disposition of any Property to the Company or a Subsidiary Guarantor, all actions reasonably required by the Collateral Agent shall be taken to insure the perfection and priority of the Liens created by the Security Documents on such Property;

(d)    the sale or issuance of any Restricted Subsidiary’s Capital Stock to the Company or any Subsidiary Guarantor or in the case of any Restricted Subsidiary that is not a Subsidiary Guarantor, to any other Restricted Subsidiary;

(e)    Dispositions from (i) the Company or a Subsidiary Guarantor to the Company or another Subsidiary Guarantor; provided that promptly after any such Disposition, all actions reasonably requested by the Collateral Agent shall be taken to insure the continued perfection and priority of the Liens created by the Security Documents on such Property and assets, (ii) from a Restricted Subsidiary that is not a Subsidiary Guarantor to the Company or any other Restricted Subsidiary or (iii) from a Loan Party to a Restricted Subsidiary that is not a Loan Party;

(f)    discounts, adjustments or forgiveness of accounts receivable and other contract claims in the ordinary course of business or in connection with collection or compromise thereof;

(g)    subject to the proviso below, unlimited Dispositions for Fair Market Value;

(h)    any Recovery Event;

(i)    Dispositions resulting from any taking or condemnation of any property of the Company or any of its Restricted Subsidiaries;

(j)    Sale and Lease-Back Transactions permitted under Section 7.10;

(k)    to the extent constituting Dispositions, Liens permitted under Section 7.03, Restricted Payments permitted under Section 7.06, Investments permitted under Section 7.07, and transactions permitted under Section 7.09;

(l)    the sale (without recourse) of receivables (and related assets) pursuant to factoring or other receivables sale arrangements and similar financing programs;

(m)    assignments and licenses of intellectual property of the Company and its Restricted Subsidiaries in the ordinary course of business;

(n)    the purchase and sale or other transfer (including by capital contribution) of Securitization Assets or interests therein pursuant to any Permitted Securitization Financing; and

(o)    De Minimis Dispositions;

provided, that in the case of a Specified Disposition, the Company would, immediately after giving effect to such Specified Disposition be in compliance with the Financial Covenants, determined on a Pro Forma Basis giving effect to such Specified Disposition as of the last day of the most recently ended Test Period (and assuming for such purposes the repayment of any Indebtedness repaid, tendered, repurchased, redeemed, defeased or discharged in connection with such Specified Disposition), provided, further, that, with respect to paragraph (g) above, (x) no Default or Event of Default exists or will result therefrom and (y) with respect to an Applicable Disposition, at least 75% of the consideration received from such Disposition, together with all such consideration for other Applicable Dispositions consummated since June 28, 2019 (on a cumulative basis), shall be in the form of cash or Cash Equivalents, provided further that for purposes of this proviso, each of the following shall be deemed to be cash: (i) the amount of any liabilities (as shown on the Company’s or any Restricted Subsidiary’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or are otherwise cancelled in connection with such transaction (other than any such liabilities that are subordinated to the Obligations), (ii) any notes or other obligations or other securities or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of the receipt thereof (to the extent of the cash or Cash Equivalents received) and (iii) any Designated Non-Cash Consideration received by the Company or any of its Restricted Subsidiaries in such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to clause (g) that is at that time outstanding, not to exceed the greater of $50,000,000 and 2.0% of Consolidated Total Assets, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

For the avoidance of doubt, any issuance or sale of Capital Stock of the Company shall not be subject to the restrictions set forth in this Section 7.05.

Section 7.06.    Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement, termination or other acquisition of, any Capital Stock of the Company or any Restricted Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, in each case either directly or indirectly, whether in cash or property or in obligations of the Company or any Restricted Subsidiary (collectively, “Restricted Payments”), except that:

(a)    (i) any Restricted Subsidiary may make Restricted Payments to the Company or any Subsidiary Guarantor and (ii) any Restricted Subsidiary that is not a Subsidiary Guarantor may make Restricted Payments to any other Restricted Subsidiary;

(b)    the Company may make Restricted Payments in the form of common stock of the Company;

(c)    the Company may purchase the Company’s common stock, common stock options, restricted stock, restricted stock units and similar securities from present or former officers, directors or employees of the Company or any Restricted Subsidiary upon the death, disability or termination of employment of such officer, director or employee, provided that the aggregate amount of payments made pursuant to this paragraph (c) (net of any proceeds received by the Company in connection with resales of any common stock, common stock options, restricted stock, restricted stock units and similar securities) shall not exceed $10,000,000 during any fiscal year;

(d)    the Company may make Restricted Payments in connection with the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company upon or in connection with the exercise or vesting of warrants, options, restricted stock units or similar rights if such Capital Stock constitutes all or a portion of the exercise price or is surrendered (or deemed surrendered) in connection with satisfying any income tax obligation incurred in connection with such exercise or vesting;

(e)    the Company may make cash payments (i) solely in lieu of the issuance of fractional shares in connection with the exercise of warrants, options, restricted stock units or other securities convertible into or exchangeable for Capital Stock of the Company; provided that any such cash payment shall not be for the purpose of evading the limitations of this Section 7.06 and (ii) to officers, directors, employees and consultants in respect of phantom stock, to the extent considered a Restricted Payment;

(f)    any non-wholly owned Restricted Subsidiary may, to the extent a Restricted Payment is made to the Company or another Restricted Subsidiary under this Section 7.06, make Restricted Payments to its other shareholders on a pro rata basis;

(g)    (i) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Company shall be in compliance with the Minimum Liquidity Test at the time of the proposed Restricted Payment and immediately after giving effect thereto, as certified by the Company to the Administrative Agent (and supported with such evidence as may be reasonably satisfactory to the Administrative Agent), the Company may make Restricted Payments in connection with the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company; provided that the aggregate amount of payments made pursuant to this Section 7.06(g) in any fiscal year shall not exceed the sum of (x) $25,000,000 and (y) the aggregate amount of cash paid to the Company for its account in such fiscal year upon the exercise or vesting of warrants, options, restricted stock units or similar rights by officers, directors or employees of the Company or its Restricted Subsidiaries in such fiscal year (it being agreed that if any portion of such permitted amount is not used in any fiscal year, then 50% of such unused portion may be used in any subsequent fiscal year and any such carried over amount shall be deemed used first in such subsequent fiscal year);

(h)    on any date outside of the Relief Period, the Company may make additional cash Restricted Payments pursuant to this clause (h) in an aggregate amount not to exceed the Available Amount at such time (as determined immediately before giving effect to the making of such Restricted Payment) so long as (A) no Default or Event of Default then exists or would result therefrom, (B) the Company would at the time of and immediately after giving effect to such Restricted Payment be in compliance with the Financial Covenants, determined on a Pro Forma Basis giving effect to such Restricted Payment as of the last day of the most recently ended Test Period and (C) the Company shall be in compliance with the Minimum Liquidity Test at the time of the proposed Restricted Payment and immediately after giving effect thereto, as certified by the Company to the Administrative Agent (and supported with such evidence as may be reasonably satisfactory to the Administrative Agent);

(i)    the Company may make Restricted Payments in an amount not to exceed, together with all other Restricted Payments made pursuant to this clause (i) after the Amendment No. 5 Effective Date, the greater of $75,000,000 and 3.25% of Consolidated Total Assets less the amount of voluntary payments, prepayments, repurchases, redemption or defeasance of Indebtedness made under Section 7.08(a)(III) after the Amendment No. 5 Effective Date;

(j)    the Company may make a Specified Distribution so long as (i) the Company would, immediately after giving effect to such Specified Distribution be in compliance with the Financial Covenants, determined on a Pro Forma Basis giving effect to such Specified Distribution as of the last day of the most recently ended Test Period (and assuming for such purposes the repayment, tender, repurchase, redemption, defeasance or discharge of any Indebtedness repaid, tendered, repurchased, redeemed, defeased or discharged substantially simultaneously with such Specified Distribution), (ii) no Default or Event of Default exists or will result therefrom and (iii) substantially simultaneously with such Specified Distribution, all outstanding Term Loans are repaid in full;

(k)    the Company may make Restricted Payments in the nature of (and not to exceed) the purchase price for Permitted Acquisitions made after the consummation thereof (including, without limitation, option payouts to officers, directors and employees in accordance with the applicable acquisition agreement); and

(l)    the Company may make other Restricted Payments so long as the Total Net Leverage Ratio would not exceed 2.00:1.00, determined on a Pro Forma Basis giving effect to such Restricted Payment as of the last day of the most recently ended Test Period.

Section 7.07.    Limitation on Investments. Make or hold any Investments, except:

(a)    extensions of trade credit in the ordinary course of business;

(b)    Investments in cash, Cash Equivalents or Investment Grade Securities;

(c)    Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.02(e) or (i);

(d)    loans and advances to employees of the Company or any Restricted Subsidiaries of the Company in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Company and Restricted Subsidiaries of the Company not to exceed $5,000,000 at any time outstanding;

(e)    Hedge Agreements permitted under Section 7.15;

(f)    Investments in the Company’s business made by the Company or any of its Restricted Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

(g)    Investments made or received in order to facilitate the Transactions;

(h)    Permitted Acquisitions (including the formation of Restricted Subsidiaries in connection therewith);

(i)    Investments by the Company in any Restricted Subsidiary or by any Restricted Subsidiary in the Company or any other Restricted Subsidiary;

(j)    any Investment made as a result of the receipt of non-cash consideration for a Disposition that was made pursuant to and in compliance with Section 7.05;

(k)    Investments received as part of the settlement of litigation or in satisfaction of extensions of credit to any Person pursuant to the reorganization, bankruptcy or liquidation of such Person or a good faith settlement of debts with such Person;

(l)    Investments received in settlement of amounts due to the Company or any Restricted Subsidiary of the Company effected in the ordinary course of business;

(m)    Investments in accounts, contract rights and chattel paper (each as defined in the UCC), notes receivable and similar items arising or acquired from the sale of inventory in the ordinary course of business consistent with the past practice of the Company and its Restricted Subsidiaries;

(n)    Investments by the Company or any of its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed (i) $50,000,000 on any date within the Relief Period and (ii) the greater of $100,000,000 and 4.25% of Consolidated Total Assets on any date outside of the Relief Period;

(o)    on any date ~~the~~ outside of the Relief Period, the Company and its Restricted Subsidiaries may make Investments in an aggregate amount not to exceed the Available Amount at such time (as determined immediately before giving effect to the making of such Investment) so long as (A) no Default or Event of Default then exists or would result therefrom and (B) the Company would at the time of and immediately after giving effect to such Investment be in compliance with the Financial Covenants;

(p)    Investments by the Company and its Restricted Subsidiaries in joint ventures in an aggregate amount at any time outstanding not to exceed $25,000,000;

(q)    Investments consisting of Securitization Assets or made in connection with any Permitted Securitization Financing;

(r)    Investments of a Restricted Subsidiary of the Company acquired after the Closing Date or of an entity merged into or consolidated with a Restricted Subsidiary of the Company in a transaction after the Closing Date that is not prohibited hereunder, to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(s)    Investments in existence on the Closing Date and listed on Schedule 7.07;

(t)    Investments in the nature of (and not to exceed) the purchase price for Permitted Acquisitions made after the consummation thereof (including, without limitation, option payouts to officers, directors and employees in accordance with the terms of the applicable acquisition agreement); and

(u)    other Investments so long as the Total Net Leverage Ratio would not exceed 2.00:1.00, determined on a Pro Forma Basis giving effect to such Investment as of the last day of the most recently ended Test Period.

Section 7.08.    Limitation on Optional Payments and Modifications of Debt Instruments, Etc. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, any Junior Debt or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance (other than any Permitted Refinancing (including successive refinancings)) other than (I) optional or voluntary payments, prepayments, repurchases, redemptions or defeasances of intercompany Indebtedness permitted under Section 7.02(b) or Section 7.02(d), (II) on any date outside of the Relief Period, optional or voluntary payments, prepayments, repurchases, redemption or defeasance of such Indebtedness in an aggregate amount not to exceed the Available Amount at such time (as determined immediately before giving effect to the making of such payment, prepayment, repurchase, redemption or defeasance so long as, in the case of this clause (a)(II), (i) no Default or Event of Default then exists or would result therefrom and (ii) the Company would at the time of and immediately after giving effect to such voluntary payment, prepayment, repurchase, redemption or defeasance be in compliance with the Financial Covenants, (III) optional or voluntary payments, prepayments, repurchases, redemptions or defeasance of such Indebtedness in an aggregate amount not to exceed, together with all other such voluntary payments, prepayments, repurchases, redemptions or defeasance made pursuant to this clause (III) after the Amendment No. 5 Effective Date, the greater of $75 million and 3.25% of Consolidated Total Assets, less the amounts used to make Restricted Payments under Section 7.06(i) after the Amendment No. 5 Effective Date, (IV) optional or voluntary payments, prepayments, repurchases, redemptions or defeasance of such Indebtedness made by exchange for, or out of the proceeds of, the sale (made within 90 days of such voluntary payments, prepayments, repurchases, redemptions or defeasance) of the Capital Stock of the Company, and (V) other voluntary payments, prepayments, repurchases, redemptions or defeasance of such Indebtedness so long as the Total Net Leverage Ratio would not exceed 2.00:1.00, determined on a Pro Forma Basis giving effect to such voluntary payments, prepayments, repurchases, redemptions or defeasance as of the last day of the most recently ended Test Period; provided, that nothing herein shall restrict the Company or any of its Restricted Subsidiaries from making required payments of fees, customary “AHYDO” catch-up payments, and regularly scheduled payments of interest on any Junior Debt (provided that the payment of such fees and interest with respect to subordinated Indebtedness shall be subject to the subordination provisions governing such Indebtedness), or (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change, to any of the terms of any Junior Debt which would reduce the maturity or require any scheduled principal payments or prepayments or any mandatory prepayment, redemption or repurchase provisions or sinking fund obligations (except customary ones, including customary “AHYDO” catch-up payments and in the context of asset sales, casualty events or a change of control) to be made on a date prior to the Latest Maturity Date then in effect.

Section 7.09.    Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate, other than (i) transactions between or among the Company and its Restricted Subsidiaries, (ii) any Restricted Payment that is permitted under Section 7.06, (iii) any transaction upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, (iv) employment, consulting, severance and other service or benefit related arrangements between the Company, its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option and other equity award plans and employee benefit plans and arrangements in the ordinary course of business, (v) the payment of ordinary course customary fees, expenses and indemnities to directors, officers, employees and consultants of the Company and its Restricted Subsidiaries, (vi) any transaction with an Affiliate that, as such, has been expressly approved by either a majority of the Company’s independent directors or a committee of the Company’s directors consisting solely of independent directors, in each case in accordance with such independent directors’ fiduciary duties in their capacity as such and upon advice from independent counsel and (vii) any transaction effected in connection with a Permitted Securitization Financing.

Section 7.10.    Limitation on Sales and Leasebacks. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (such an arrangement, a “Sale and Lease-Back Transaction”), other than (i) Sale and Lease-Back Transactions entered into in connection with the financing of aircraft to be used in connection with the Company’s business capitalized on the books of the Company or treated as operating leases if the aggregate sale price of all such Sale and Lease-Back Transactions does not exceed $25,000,000 in aggregate amount at any time outstanding and (ii) Sale and Lease-Back Transactions capitalized on the books of the Company or treated as operating leases (other than a Sale and Lease-Back Transaction permitted by clause (i) above) if the aggregate sale price of all such Sale and Lease-Back Transactions under this clause (ii) does not exceed $25,000,000 in aggregate amount at any time outstanding.

Section 7.11.    Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Company to end on a day other than December 31 or change the Company’s method of determining fiscal quarters.

Section 7.12.    Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Company or any Subsidiary Guarantor to create, incur, assume or suffer to exist any Lien upon any of its material Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Subsidiary Guarantor, its obligations under the Guarantee and Collateral Agreement or other Security Document, other than (a) this Agreement and the other Loan Documents; (b) any Lien arising pursuant to any Permitted Securitization Documents, (c) documentation governing Credit Agreement Refinancing Debt or Indebtedness incurred under Section 7.02(j); (d) documentation governing Permitted Refinancings (including successive refinancings) thereof (to the extent such provisions are not more restrictive than customary market terms for Indebtedness of such type (and in any event not materially more restrictive than the restrictions contained in this Agreement), so long as the Company has determined that such restrictions will not materially impair its ability to make payments due hereunder), (e) any agreements governing any purchase money Liens (or any Permitted Refinancing in respect thereof (including successive refinancings)), Capital Lease Obligations or Permitted Acquisition Indebtedness otherwise permitted hereby (in the case of Permitted Assumed Acquisition Indebtedness, any prohibition or limitation shall only be effective against the assets financed thereby and in the case of any Permitted Refinancing of purchase money Indebtedness or Permitted Acquisition Indebtedness, shall be no more restrictive, taken as a whole, than that in the relevant refinanced agreement); (f) customary restrictions on the assignment of leases, licenses and contracts entered into in the ordinary course of business; (g) any agreement in effect at the time any Person becomes a Restricted Subsidiary of the Company; provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Company; (h) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary of the Company (or the assets of a Restricted Subsidiary of the Company) pending such sale; provided such restrictions and conditions apply only to the Restricted Subsidiary of the Company that is to be sold (or whose assets are to be sold) and such sale is permitted hereunder; (i) restrictions under agreements evidencing or governing or otherwise relating to Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors; provided that such restrictions are applicable only with respect to the assets of Subsidiaries that are not Subsidiary Guarantors; (j) customary provisions in joint venture agreements, limited liability company operating agreements, partnership agreements, stockholders agreements and other similar agreements; (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, and (l) any agreement set forth in the documentation governing Indebtedness outstanding on the Closing Date and set forth on Schedule 7.12 or any Permitted Refinancing thereof (including successive refinancings) so long as such provisions are not materially more restrictive on the Company and its Restricted Subsidiaries than those contained in the Indebtedness refinanced.

Section 7.13.    Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual contractual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, the Company or any Subsidiary Guarantor, (b) make Investments in the Company or any Subsidiary Guarantor or (c) transfer any of its assets to the Company or any Subsidiary Guarantor, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided such Disposition is permitted hereunder; provided that this Section 7.13 shall not apply to (1) encumbrances or restrictions arising by reason of customary non-assignment or no-subletting clauses in leases or other contracts entered into in the ordinary course of business and consistent with past practices; (2) [reserved]; (3) encumbrances or restrictions in the documentation governing Credit Agreement Refinancing Debt or Indebtedness incurred under Section 7.02(j) (in the case of such Indebtedness under Section 7.02(j), to the extent such provisions are more restrictive than customary market terms for Indebtedness of such type (and in any event not materially more restrictive than the restrictions contained in this Agreement), so long as the Company has determined that such restrictions will not materially impair its ability to make payments due hereunder); (4) encumbrances or restrictions in agreements governing any purchase money Liens (or any Permitted Refinancing in respect thereof (including successive refinancings)), Capital Lease Obligations or Permitted Acquisition Indebtedness otherwise permitted hereby (in the case of Permitted Assumed Acquisition Indebtedness, any prohibition or limitation shall only be effective against the assets financed thereby and in the case of any Permitted Refinancing of purchase money Indebtedness or Permitted Acquisition Indebtedness, shall be no more restrictive than that in the relevant refinanced agreement); (5) any agreement in effect at the time any Person becomes a Restricted Subsidiary of the Company; provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Company; (6) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, agreements in respect of sales of Capital Stock and other similar agreements entered into in connection with transactions permitted under this Agreement, provided that such encumbrance or restriction shall only be effective against the assets or property that are the subject of such agreements; (7) restrictions under agreements evidencing or governing or otherwise relating to Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors; provided that such Indebtedness is only with respect to the assets of Subsidiaries that are not Subsidiary Guarantors, (8) any agreement set forth in the documentation governing Indebtedness outstanding on the Closing Date and set forth on Schedule 7.13 or any Permitted Refinancing thereof (including successive refinancings) so long as such provisions are not materially more restrictive on the Company and its Restricted Subsidiaries than those contained in the Indebtedness refinanced and (9) encumbrances or restrictions in documentation governing Permitted Securitization Financings.

Section 7.14.    Limitation on Lines of Business. Enter into any business, either directly or through any Restricted Subsidiary, except for those businesses in which the Company and its Restricted Subsidiaries are engaged on the Amendment No. 4 Effective Date or that are reasonably related thereto (including any Permitted Securitization Financing).

Section 7.15.    Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business (including in connection with any Permitted Securitization Financing), and not for speculative purposes.

Section 7.16.    Use Of Proceeds.

(a)    The Company will not, directly or, to the knowledge of the Company, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) for the purpose of funding or facilitating any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions to the extent that such funding or activities are prohibited by applicable Sanctions, or (ii) in any other manner that would result in a violation of applicable Sanctions by any party hereto.

(b)    The Company will not use the proceeds of the Loans, directly or, to the knowledge of the Company, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, or in violation of the FCPA, or in violation of any other applicable anti-corruption laws.

ARTICLE 8

EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a)    (i) any Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or (ii) any Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

(b)    any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other written statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c)    any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.04 (with respect to any Borrower only), Section 6.07(a) or Article 7 (including, without limitation and for the avoidance of doubt, the Total Net Leverage Ratio Covenant); provided, that, an Interest Coverage Ratio Covenant Default and/or a Total Net Leverage Ratio Covenant Default shall not constitute an Event of Default with respect to the Term B-~~2~~3 Loans until the date on which any Revolving Credit Loans ~~and Term A-1 Loans~~ have been declared to be due and payable pursuant to this Article 8 on account of such Interest Coverage Ratio Covenant Default or Total Net Leverage Ratio Covenant Default (such period, the “Term B-~~2~~3 Standstill Period”); or

(d)    any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of the Company’s knowledge thereof and written notice thereof to the Company from the Administrative Agent; or

(e)    the Company or any of its Restricted Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation with respect to principal of any Indebtedness, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that (x) a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate the Threshold Amount and (y) clause (iii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documentation governing such Indebtedness; or

(f)    (i) any Borrower or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any of its Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (iii) results in the entry of an order for relief or order or decree approving any such adjudication or appointment or (iv) remains undismissed, undischarged or unbonded for a period of 60 consecutive days; or (v) there shall be commenced against any Borrower or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (vi) any Borrower or any of its Significant Subsidiaries shall take any material action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (vii) any Borrower or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)    (i) any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) the occurrence of an ERISA Event, whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings under Title IV of ERISA shall commence to have a trustee appointed under Title IV of ERISA, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders shall be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h)    one or more judgments or decrees shall be entered against the Company or any of its Restricted Subsidiaries involving for the Company and its Restricted Subsidiaries taken as a whole a liability (not paid or covered by indemnity or insurance) equal to or greater than the Threshold Amount, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i)    any of the Security Documents shall cease, for any reason (other than by reason of the release thereof pursuant to Section 10.16), to be in full force and effect, or any Loan Party or any controlled Affiliate of the Company shall so assert, or any Lien created or purported to be created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby with respect to Collateral with an aggregate Fair Market Value in excess of $25,000,000 (except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or from the failure of the Collateral Agent to file UCC continuation statements (or similar statements or filings in other jurisdictions) and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage); or

(j)    any guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the release thereof pursuant to Section 10.16), to be in full force and effect or any Loan Party or any controlled Affiliate of the Company shall so assert; or

(k)    any Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above with respect to any Borrower, the Commitments shall automatically and immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing or accrued under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall automatically and immediately become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding, and (B) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Company declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts accrued or owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) with the consent of the Required Lenders, the Administrative Agent (or, in the case of the exercise of right and remedies with respect to the Collateral pursuant to the Security Documents, the Collateral Agent) may, or upon the request of the Required Lenders, the Administrative Agent (or, in the case of the exercise of right and remedies with respect to the Collateral pursuant to the Security Documents, the Collateral Agent) shall, exercise on behalf of itself, the Lenders and any Issuing Lender all other rights and remedies available to it, the Lenders and any Issuing Lender under the Loan Documents; provided, that if such Event of Default is an Event of Default under Article 8(c) and results solely from an Interest Coverage Ratio Covenant Default and/or Total Net Leverage Ratio Covenant Default, then prior to the termination of the Term B-~~2~~3 Standstill Period the actions described in the prece~~e~~ding clauses (i) and (ii) shall be taken with the consent or at the request of the Majority Revolving Credit Facility and ~~Delayed Draw Lenders and~~ only with respect to the Revolving Credit Facility ~~and the Term Loan A-1 Facility~~; and (iv) ~~with the consent of the Majority Delayed Draw Lenders, the Administrative Agent may, or upon the request of the Majority Delayed Draw Lenders, the Administrative Agent shall, by notice to the Company declare the Delayed Draw Commitments to be terminated forthwith, whereupon the Delayed Draw Commitments shall immediately terminate~~[Reserved.]. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired face amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Loan Parties hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations of the Loan Parties hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company (or such other Person as may be lawfully entitled thereto).

ARTICLE 9

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Section 9.01.    Appointment and Authority.

(a)    Each Lender hereby irrevocably appoints Citibank, N.A. to act on its behalf as the Administrative Agent for each of the Facilities and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)    [Reserved].

(c)    Each Lender hereby irrevocably appoints Citibank, N.A. to act on its behalf as the collateral agent for each of the Facilities and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(d)    Without limiting the generality of the foregoing, the Collateral Agent is hereby expressly authorized to (i) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and (ii) the Collateral Agent is hereby authorized to negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.

(e)    The institution serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

(f)     If a payment is made by the Administrative Agent (or its Affiliates) in error or if a Lender or another recipient of funds is not otherwise entitled to receive such funds, then such Lender or recipient shall forthwith on demand repay to the Administrative Agent the portion of such payment that was made in error (or otherwise not intended to be received) in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent (or its Affiliate) to such Lender or recipient to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect. Each Lender and other party hereto waives the discharge for value defense in respect of any such payment.

Section 9.02.    Duties of Administrative Agent; Exculpatory Provisions.

No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Majority Facility Lenders or the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.01), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Company or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. As among the Agents and the Lenders, no Agent shall be liable to any of the Lenders for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.01) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Company or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 5 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability to the Lenders for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each

Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability to the Lenders for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable to the Lenders for any action taken or not taken in good faith by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.03.    Delegation of Duties.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Agent.

Section 9.04.    Resignation of Agent

The Administrative Agent or the Collateral Agent may, by giving the Lenders and the Company 30 days’ prior written notice, resign at any time. Upon any such notice of resignation of such Agent, (x) the Company shall have the right to appoint any Revolving Credit Lender (or an Affiliate thereof) that agrees to act in such capacity as a successor, or (y) if the Company is unwilling to appoint such a successor or no such Revolving Credit Lender is willing to so serve, the Required Lenders shall have the right subject to the prior written approval of the Company (which approval shall not be unreasonably withheld, delayed or conditioned and shall not be required upon the occurrence and continuance of an Event of Default), to appoint a successor. In the event a successor Administrative Agent or Collateral Agent is appointed by the Company in accordance with clause (x) of the prior sentence, such 30 days’ notice period may be shortened to a period of 15 days upon an agreement between the Company, the successor Administrative Agent and/or Collateral Agent and the resigning Administrative Agent or Collateral Agent. If no successor Administrative Agent or the Collateral Agent shall have been so appointed by the Company, or Required Lenders, as applicable, with, absent the occurrence and continuance of an Event of Default, the consent of the Company, and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the applicable Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank capable of performing the duties of the Administrative Agent or Collateral Agent, as the case may be. Notwithstanding any of the foregoing, such Agent’s resignation shall become effective on the date which falls 30 days after the notice of resignation is received by the Company and the Lenders, and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders (subject to the prior written approval of the Company to the extent such approval would have been required under the second sentence of this paragraph) appoint a successor Administrative Agent and/or Collateral Agent, as the case may be. Any such resignation by such Agent hereunder shall also constitute, to the extent applicable, its resignation as an Issuing Lender, in which case such resigning Agent (x) shall not be required to issue any further Letters of Credit and (y) shall maintain all of its rights as Issuing

Lender with respect to any Letters of Credit issued by it prior to the date of such resignation. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 10.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

Section 9.05.    Non-Reliance on Agent and other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Joint Lead Arrangers and the Joint Bookrunners, the Syndication Agents, the Documentation Agents, the Senior Co-Managers and the Co-Managers are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that each of the Joint Lead Arrangers and the Joint Bookrunners, the Syndication Agents, the Documentation Agents, the Senior Co-Managers and the Co-Managers shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents. Without limitation of the foregoing, none of the Joint Lead Arrangers, the Joint Bookrunners, the Syndication Agents, the Documentation Agents, the Senior Co-Managers or the Co-Managers in their respective capacities as such shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.

If at any time any Lender serving as an Agent becomes a Defaulting Lender, or an Affiliate of a Defaulting Lender is serving as an Agent, and such Defaulting Lender fails to cure all defaults that caused it to become a Defaulting Lender, and cease being a Defaulting Lender or an Affiliate of a Defaulting Lender, within ten Business Days from the date it became a Defaulting Lender, then the Required Lenders may, but shall not be required to, direct such Agent to resign as Agent (including, without limitation, any functions and duties as Administrative Agent, Collateral Agent and/or as Issuing Lender, as the case may be), and upon the direction of the Required Lenders, as applicable, such Agent shall be required to so resign, in accordance with the sixth paragraph of this Article 9.

ARTICLE 10

MISCELLANEOUS

Section 10.01.    Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 10.01. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent or the Collateral Agent, as the case may be, and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i)    forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable under this Agreement (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of the Total Leverage Ratio (or the defined terms used therein) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

(ii)     (A) amend, modify or waive any provision of this Section 10.01 or reduce any percentage specified in the definition of Required Lenders or Supermajority Lenders, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of each Lender, or (B)(x) subordinate the Liens on the Collateral securing the Obligations to the Liens securing any other Indebtedness or other obligations in any transaction or series of related transactions, or (y) subordinate any of the Obligations in contractual right of payment to any other Indebtedness or other obligations in any transaction or series of related transactions (any such other Indebtedness or other obligations referred to in clause (x) or (y) above, to which such Liens securing any of the Obligations or such Obligations, as applicable, are subordinated, “Senior Indebtedness”), in each case without the consent of each adversely affected Lender; provided, however, that no such consent shall be required in the case of clause (x) or (y) above if the Required Lenders have consented thereto and each adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are adversely affected thereby held by each Lender and calculated immediately prior to any applicable amendment or incurrence of Senior Indebtedness) of the Senior Indebtedness on the same terms (other than bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness;

(iii)    amend, modify or waive Section 10.06(a) as it relates to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents without the consent of each Lender, the Administrative Agent and each Issuing Lender;

(iv)    amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.02 or 5.03 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of the Majority Revolving Credit Facility Lenders (provided, that any such amendment, modification or waiver may be made with the consent of the Majority Revolving Credit Facility Lenders, and no other Lenders);

(v)    reduce the percentage specified in the definition of Majority Facility Lenders, Majority Revolving Credit Facility and Delayed Draw Lenders, Majority Delayed Draw Lenders or Majority Revolving Credit Facility Lenders with respect to any Facility or Facilities without the consent of all of the Lenders under such Facility or Facilities;

(vi)    amend, modify or waive any provision of Article 9, or any other provision directly affecting the rights, duties or obligations of the Administrative Agent or the Collateral Agent, as the case may be, without the consent of such Agent directly affected thereby;

(vii)    amend, modify or waive the pro rata requirements of clauses (a), (b) or (c) of Section 2.18 or Section 10.07(a) without the consent of each Lender directly affected thereby;

(viii)    amend, modify or waive any provision of Article 3 or any other provision directly affecting the rights, duties or obligations of any Issuing Lender without the consent of each Issuing Lender directly affected thereby;

(ix)    impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 10.06 without the consent of each Lender;

(x)    change the provisions of any Loan Document in a manner that by its terms directly and adversely affects the rights of Lenders holding Loans of one Facility differently from the rights of Lenders holding Loans of any other Facility without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Facility;

(xi)    (A) amend or modify the definition of “Alternative Currency” or Section 2.25 or (B) extend the stated expiration date of any Letter of Credit beyond the Revolving Credit Termination Date, in each case, without the consent of each Revolving Credit Lender directly affected thereby;

(xii)    amend, modify or waive Section 2.10(e), Section 2.10(f), Section 2.12(b)(iii), or Section 2.12(c), in each case, without the consent of the Supermajority Lenders;

(xiii)    modify the protections afforded to an SPC pursuant to the provisions of Section 10.06(i) without the written consent of such SPC; or

(xiv)    amend, modify or waive (i) the definition of “Interest Coverage Ratio Covenant Default” or “Total Net Leverage Ratio Covenant Default” or (ii) the calculation or formulation of the Interest Coverage Ratio Covenant or Total Net Leverage Ratio Covenant (or any of the defined terms used therein), in each case, without the consent of the Majority Revolving Credit Facility ~~and Delayed Draw~~ Lenders~~; or~~

~~(xv)    amend, modify or waive the definition of “Delayed Draw Termination Date” without the consent of each Delayed Draw Lender~~.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile or electronic transmission (e.g. .PDF or .TIF email file) shall be effective as delivery of a manually executed counterpart thereof.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary set forth herein or in any other Loan Document but subject to the proviso in clause (c) of Article 8, (i) no Term ~~B-2~~ Loan Lender shall have any right to exercise, or direct the Collateral Agent to exercise or refrain from exercising, any right or remedy arising or available hereunder or under any other Loan Document upon the occurrence or during the continuance of a Default or an Event of Default if the only such Default or Event of Default that shall have occurred and be continuing is an Interest Coverage Ratio Covenant Default and/or Total Net Leverage Ratio Covenant Default, (ii) no Term ~~B-2~~ Loan Lender shall have any right to approve or disapprove (X) any amendment or modification to Section 7.01(a) and/or Section 7.01( b) or (Y) any waiver of an Interest Coverage Ratio Covenant Default and/or Total Net Leverage Ratio Covenant Default and (iii) it is understood and agreed that any Term ~~B-2~~ Loans held by any Term ~~B-2~~ Loan Lender shall be excluded from any vote of the Lenders (and shall be deemed to not be outstanding) for the purposes described in clause (i) above and clause (ii) above, including in determining whether the “Required Lenders” have directed the Collateral Agent to exercise or refrain from exercising any such rights or remedies or to approve or disapprove any such amendment, modification or waiver. For the avoidance of doubt, ~~(i) the Total Net Leverage Ratio Covenant is for the benefit of all Lenders (including the Term B-2 Loan Lenders) and (ii)~~ nothing in this paragraph shall in any way limit or restrict the rights or remedies of the Term ~~B-2~~ Loan Lenders in connection with any Default or Event of Default other than an Interest Coverage Ratio Covenant Default and/or Total Net Leverage Ratio Covenant Default (whether arising before or after the occurrence of ~~the~~any such Interest Coverage Ratio Covenant Default or Total Net Leverage Ratio Covenant Default) or the right of any Term ~~B-2~~ Loan Lenders to approve or disapprove any amendment or modification to any other provision hereof or of any other Loan Document or to waive any Default or Event of Default other than an Interest Coverage Ratio Covenant Default and/or Total Net Leverage Ratio Covenant Default.

Notwithstanding anything to the contrary set forth herein, any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Loan Parties and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 10.01 if such Class of Lenders were the only Class of Lenders hereunder at the time so long as, the applicable Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Majority Facility Lenders stating that the Majority Facility Lenders object to such amendment.

For the avoidance of doubt, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof, (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Majority Facility Lenders and Majority Revolving Credit Facility Lenders and (z) to permit any such additional credit facilities which are term facilities to share ratably with the Term Loans in the application of prepayments and to permit any such credit facilities which are revolving credit facilities to share ratably with the Revolving Credit Facility in the application of prepayments and commitment reductions; provided that no such consent of the Required Lenders shall be required to make any changes contemplated by Section 2.24, Section 2.29 and Section 2.30, as applicable.

In addition, each of the Lenders and the Issuing Lenders (including in their capacities as potential Cash Management Banks, Qualified Counterparties, Designated Bilateral Letter of Credit Issuer and potential Hedge Banks) irrevocably agree that (x) the Collateral Agent (and/or the Administrative Agent) may, without any further consent of any Lender, enter into or amend any Customary Intercreditor Agreement with the collateral agent or other representatives of the holders of Indebtedness that is permitted to be secured by a Lien on the Collateral that is permitted under this Agreement, (y) the Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the ~~Borrower~~Company as to whether any such other Liens are permitted and (z) any such Customary Intercreditor agreement referred to in clause (x) above, entered into by the Collateral Agent, shall be binding on the Secured Parties and each Lender hereby agrees that it will take no actions contrary to the provisions of any such intercreditor agreement.

If the Administrative Agent and the Company shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any provision of the Loan Documents, then the Administrative Agent and the Company shall be permitted to amend such provision, and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days after notice thereof.

Notwithstanding anything herein to the contrary, the Company and the Administrative Agent may, without the input or consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the opinion of the Administrative Agent to effect the provisions Section 2.24, Section 2.25, Section 2.29 and Section 2.30.

Section 10.02.    Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of delivery by hand, overnight courier service or telecopy notice, when received, addressed (a) in the case of any Borrower, the Administrative Agent or the Collateral Agent, as follows, (b) in the case of the Lenders and the other Agents, as set forth in an Administrative Questionnaire delivered to the Administrative Agent or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

The Borrowers:	Harsco Corporation 350 Poplar Church Road Camp Hill, Pennsylvania 17011 Attention: Michael Kolinsky Telecopy: 717-329-2422

And a further copy to:	Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza, New York, NY 10004 Attention: Daniel Bursky & Stewart Kagan Telecopy: 212-859-4000

The Administrative Agent and the Collateral Agent:	Citibank, N.A. Attention: Agency Group Facsimile: 646-274-5080 Telephone: 302-894-6010 Email: global.loans.support@citi.com

And a further copy to:	Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 Attention: Tomasz Kulawik Telephone: 202-508-8041 Email: tomasz.kulawik@shearman.com

Issuing Lender:	As notified by such Issuing Lender to the Administrative Agent and the Company

; provided that any notice, request or demand to or upon ~~the~~ any Agent, any Issuing Lender or any Lender shall not be effective until received.

The Company hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Company, that it will, or will cause its Restricted Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article 6 including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request, a notice pursuant to Section 2.13 or a notice requesting the issuance, amendment, extension or renewal of a Letter of Credit pursuant to Article 3, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, the Company agrees, and agrees to cause its Restricted Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

The Company hereby acknowledges that (a) the Administrative Agent will make available to the applicable Lenders and each Issuing Lender materials and/or information provided by or on behalf of the Company hereunder (collectively, the “Company Materials”) by posting the Company Materials on Intralinks, Debtdomain or another similar electronic system (the

“Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company or its securities) (each, a “Public Lender”). The Company hereby agrees that (w) all Company Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Company Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States federal and state securities laws (provided, however, that for the avoidance of doubt, to the extent such Company Materials constitute Information, they shall be subject to the provisions of Section 10.15); (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Company Materials shall be marked “PUBLIC”, unless the Company notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Loan Documents, (2) financial statements and Compliance Certificates provided to the Administrative Agent pursuant to the Loan Documents and (3) notification of effective changes in the terms of the Facilities.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by it at its e-mail address set forth above shall constitute effective delivery of the Communications to it for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 10.03.    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent, any Lender or any Issuing Lender, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder, or any abandonment or discontinuance of steps to enforce such right, remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in any other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 10.01, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.

Section 10.04.    Survival of Agreement. All covenants, agreements, representations and warranties made by any Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Lender and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Lenders, regardless of any investigation made by the Lenders or the Issuing Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.19, 2.20, 2.21 and 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Lender.

Section 10.05.    Payment of Expenses; Indemnity.

(a)    The Company agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, each Issuing Lender and each other Agent in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent, each Issuing Lender, each other Agent or any Lender in connection with the enforcement or preservation of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable and documented fees, charges and disbursements of Shearman & Sterling LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or preservation, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent, each Issuing Lender, each other Agent and any Lender; provided that, in each case, such payment or reimbursement obligation shall be limited to a single law firm in any jurisdiction (absent an actual conflict of interest).

(b)    The Company agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender, each Issuing Lender and each other Agent and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel fees, charges and disbursements (limited, in the case of counsel fees, charges and disbursements, to one counsel for all such Indemnitees, taken as a whole and one local counsel to such Indemnitees, taken as a whole, in each appropriate jurisdiction, and additional counsel in the case of actual conflict of interest where such Indemnitee informs the Company of such conflict and retains such counsel) to the extent incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including the syndication of the Facilities), (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Company, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or release of Materials of Environmental Concern at, in, under, on or from any Mortgaged Property (or facilities located thereon) or any other real property (or facilities located thereon) currently or formerly owned, leased, or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available with respect to any losses, claims, damages, liabilities or related expenses to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (1) the bad faith, gross negligence or willful misconduct of such Indemnitee or (2) disputes arising solely among Indemnitees (other than any Agent or its Related Parties in its capacity as an Agent hereunder) and that do not involve any act or omission by the Company or its Subsidiaries or its controlled Affiliates or (B) arise from any settlement of any proceeding effected without the Company’s written consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if settled with the Company’s written consent, or if there is a judgment against an Indemnitee in any such proceeding, the Company agrees to indemnify and hold harmless each Indemnitee in the manner set forth in this Section 10.05(b) (provided that the Company’s consent shall not be required to effect any settlement of any such proceeding if an Event of Default has occurred and is continuing at the time such settlement is to be effected; provided, further that, if at any time an Indemnitee shall have requested in accordance with this Agreement that the Company reimburse such Indemnitee for legal or other expenses in connection with investigating, responding to or defending any proceeding, the Company shall be liable for any settlement of any proceeding effected without the Company’s written consent if (x) such settlement is entered into more than 30 days after receipt by the Company of such request for reimbursement and (y) the Company shall not have reimbursed such Indemnitee in accordance with such request prior to the date of such settlement). All amounts due under this Section 10.05 shall be payable promptly after written demand upon the Company therefor together with a reasonably detailed invoice. Statements payable by the Company pursuant to this Section 10.05 shall be submitted to Assistant Treasurer (Fax No. 717-763-6409) (Telephone No. 717-763-6402) with a copy to the General Counsel (Fax No. 717-763-6402), at the address of the Company set forth in Section 10.02, or to such other Person or address as may be hereafter designated by the Company in a notice to the Administrative Agent. Section 10.05(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities or related expenses arising from any non-Tax claim. No Indemnitee referred to in Section 10.05 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(c)    To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, any Issuing Lender or any other Agent under paragraph (a) or (b) of this Section 10.05, each applicable Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, such Issuing Lender or such other Agent, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, such Issuing Lender or such other Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the Aggregate Exposure in respect of the applicable Facility or Facilities at the time (in each case, determined as if no Lender were a Defaulting Lender).

(d)    To the extent permitted by applicable law, none of the parties hereto shall assert, and each party hereto and each Indemnitee hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that the foregoing shall not relieve the Company of its indemnification obligations set forth in Section 10.05(b) to the extent any Indemnitee is found so liable.

(e)    The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, any Issuing Lender or any other Agent.

Section 10.06.    Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Agents, the Issuing Lenders, all future holders of the Loans and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents, each Issuing Lender and each Lender (provided that a Borrower may merge or consolidate with another Borrower in accordance with Section 7.04).

(b)    Any Lender may, without the consent of, or notice to, any Borrower or the Administrative Agent, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (other than the Company or any of its controlled Affiliates, a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) or a Defaulting Lender) (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to enforce this agreement or to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders, all affected Lenders or all affected Lenders under a particular Facility pursuant to Section 10.01. Each Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.07(a) as fully as if such Participant were a Lender hereunder. Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 as if such Participant were a Lender (subject to the requirements and limitations therein, including the requirements under Section 2.20(e), (f) or (h) (it being understood that the documentation required under Section 2.20(e), (f) or (h) shall be delivered to the transferor Lender)); provided that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and interest thereon) of each participant’s interest in the Loans or other Obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Borrowers, the Lenders and each Agent shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(c)    Any Lender (an “Assignor”) may, in accordance with applicable law, at any time and from time to time assign to one or more Eligible Assignees (an “Assignee”) all or any part of its rights and obligations under this Agreement, with the written consent of the Administrative Agent, the Company and, in the case of any assignment of Revolving Credit Commitments, each Issuing Lender (in each case which shall not be unreasonably withheld, delayed or conditioned and, in the case of the Company, shall be deemed given if such consent is not received or expressly declined in writing within ten Business Days after request (in accordance with Section 10.02) therefor) pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D or any other form approved by the Administrative Agent (an “Assignment and Acceptance”), executed by such Assignee and such Assignor (and, where the consent of the Company, the Administrative Agent or each Issuing Lender is required pursuant to the foregoing provisions, by the Company and such other Persons) and delivered to the Administrative Agent (A) via an electronic settlement system satisfactory to the Administrative Agent or (B) if previously agreed by the Administrative Agent, manually, for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any Affiliate or Related Fund thereof) shall be in an aggregate principal amount (determined as of the date of the relevant Assignment and Acceptance or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) of less than (i) $1,000,000, in the case of Term Loans and (ii) $2,500,000, in the case of Revolving Credit Commitments and Delayed Draw Commitments (in each case, other than in the case of an assignment of all of a Lender’s interests under this Agreement), unless otherwise agreed by the Company and the Administrative Agent (each such consent not to be unreasonably withheld or delayed). Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.19, 2.20 and 10.05 in respect of the period prior to such effective date). Notwithstanding any provision of this Section 10.06 to the contrary, (I) the consent of the Company shall not be required for any assignment (x) in the case of any assignment of Term Loans (other than Delayed Draw Commitments and Term A-1 Loans), to another Lender, an Affiliate of a Lender or a Related Fund of a Lender and, in the case of any assignment of Revolving Credit Commitments or Delayed Draw Commitments or Term A-1 Loans, to another Revolving Credit Lender or Delayed Draw Lender, an Affiliate of a Revolving Credit Lender or Delayed Draw Lender or a Related Fund of a Revolving Credit Lender or Delayed Draw Lender, (y) that occurs at any time when any Event of Default under Article 8(a) or Article 8(f) shall have occurred and be continuing or (z) during the primary syndication of the Term Loans and the Term Loan Commitments to Persons identified in writing to the Company as syndication targets prior to the Closing Date and (II) the consent of the Administrative Agent shall not be required (x)  for any assignment of Term Loans (other than Delayed Draw Commitments and Term A-1 Loans) to another Lender, an Affiliate of a Lender or a Related Fund of a Lender or (y) for any assignment of Revolving Credit Commitments and related Revolving Credit Loans to another Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or a Related Fund of a Revolving Credit Lender. For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.

(d)    By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Credit Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above or otherwise agreed in writing between such assigning Lender and such assignee, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Company or any Subsidiary or the performance or observance by the Company or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 4.01 or delivered pursuant to Section 6.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(e)    The Administrative Agent, acting for this purpose as agent of the Borrowers, shall maintain at one of its addresses in the City of New York a copy of each Assignment and Acceptance delivered to it and a register with respect to the applicable Facility (each, a “Register”) for the recordation of the names and addresses of the applicable Lenders and the Commitment of, and principal amount of the applicable Loans owing to, each applicable Lender from time to time. The entries in such Register shall be conclusive, in the absence of manifest error, and the Borrowers, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in such Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on such Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon, if requested by the Assignee, one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Company marked “canceled”. Such Register shall be available for inspection by the Borrowers or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice.

(f)    Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.06(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder) and any applicable tax forms and other documentation required pursuant to Sections 2.20(e), (f) or (h), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register. Each Borrower, at its own expense, promptly upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes and/or Term A-1 Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes and/or Term A-1 Notes, as the case may be, to the order of such Assignee in an amount equal to the Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes and/or Term A-1 Notes, as the case may be, to the order of the Assignor in an amount equal to the Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

(g)    Subject to Section 10.15, any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.06, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company furnished to such Lender by or on behalf of the Company, including notification of the inclusion of, if applicable, material non-public information regarding the Company and/or its Restricted Subsidiaries.

(h)    For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 10.06(i), any SPC may (A) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Company and the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) to any financial institutions (other than Disqualified Institutions) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis in accordance with Section 10.15 any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Company or its Subsidiaries may be disclosed only with the Company’s consent which will not be unreasonably withheld, delayed or conditioned.

(j)    [Reserved.]

(k)    So long as no Default has occurred or is continuing or would result therefrom, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term B-~~2~~3 Loans to the Company on a non-pro rata basis through (and solely through) Dutch Auctions open to all Lenders, subject to the following limitations and other provisions:

(i)    the maximum principal amount (calculated on the face amount thereof) of all Term B-~~2~~3 Loans that the Company may offer to purchase or take assignment of shall not exceed 25% of the aggregate principal amount of Term B-~~2~~3 Loans made on the ~~Closing~~Amendment No. 7 Effective Date;

(ii)    the Company will not be entitled to receive, and will not receive, information provided solely to Lenders by the Administrative Agent or any Term B-~~2~~3 Loan Lender and will not be permitted to attend or participate in, and will not attend or participate in, meetings or conference calls attended solely by the Term B-~~2~~3 Loan Lenders and the Administrative Agent;

(iii)    borrowings shall not be made under the Revolving Credit Facility to directly or indirectly fund the purchase or assignment;

(iv)    any Term B-~~2~~3 Loans purchased by the Company shall be automatically and permanently cancelled immediately upon acquisition by the Company;

(v)    notwithstanding anything to the contrary contained herein (including in the definitions of “Consolidated Net Income” and “Consolidated EBITDA”) any noncash gains in respect of “cancellation of indebtedness” resulting from the cancellation of any Term B-~~2~~3 Loans purchased by the Company shall be excluded from the determination of Consolidated Net Income and Consolidated EBITDA;

(vi)    the cancellation of Term B-~~2~~3 Loans in connection with a Dutch Auction shall not constitute a voluntary or mandatory prepayment for purposes of Section 2.11 or 2.12, but the face amount of Term B-~~2~~3 Loans cancelled as provided for in clause (iv) above shall be applied on a pro rata basis to the remaining scheduled installments of principal due in respect of the Term B-~~2~~3 Loans; and

(vii)    the Company shall represent and warrant as of the date of any such purchase and assignment that neither the Company nor any of its officers has any material non-public information with respect to the Company or any of its Restricted Subsidiaries or securities that has not been disclosed to the assigning Lender (other than because such assigning Lender does not wish to receive material non-public information with respect to the Company and its Restricted Subsidiaries or securities) prior to such date to the extent such information could reasonably be expected to have a material effect upon, or otherwise be material, to a Term B-~~2~~3 Loan Lender’s decision to assign Term B-~~2~~3 Loans to the Company, in each case except to the extent that such Lender has entered into a customary “big boy” letter with the Company.

(l)    (i) No assignment or participation shall be made to any Disqualified Institution (unless the Company has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). Any assignment in violation of this clause (i) shall not be void, but the other provisions of this clause (i) shall apply.

(ii)    If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Institution and repay all obligations of the applicable Borrower owing to such Disqualified Institution in connection with such Revolving Credit Commitment, (B) in the case of outstanding Term Loans held by Disqualified Institutions, purchase or prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.06), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Company, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any Bankruptcy Plan, each Disqualified Institution party hereto hereby agrees (1) not to vote on such Bankruptcy Plan, (2) if such Disqualified Institution does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by any applicable bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)    The Administrative Agent shall have the right, and the ~~Borrower~~Company hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified

Institutions provided by the ~~Borrower~~Company (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same. Notwithstanding the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant is a Disqualified Institution nor (y) have any liability with respect to any assignment or participation of Loans to any Disqualified Institution.

Section 10.07.    Adjustments; Set Off. (a) Except (x) to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility (or provides for the application of funds arising from the existence of a Defaulting Lender) or (y) to the extent any payment is obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or L/C Disbursements to any assignee or participant (other than to the Company or any Subsidiary thereof, except pursuant to Section 10.06(k)), if any Lender (a “Benefitted Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in paragraph (f) of Article 8, or otherwise), in a proportion greater than its pro rata share of any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s obligations under this Agreement, such Benefitted Lender shall (i) notify the Administrative Agent and each other Lender of the receipt of such payment and (ii) purchase for cash at face value from the other Lenders a participating interest in such portion of each such other Lender’s obligations under this Agreement, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Lender’s obligations under this Agreement deemed to have been so purchased may exercise any and all rights of setoff as set forth in clause (b) below by reason thereof as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.

(b)    In addition to any rights and remedies of the Lenders provided by law, each Lender and each Issuing Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) after the occurrence and during the continuance of an Event of Default, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or Issuing Lender or any branch or agency thereof to or for the credit or the account of any Borrower; provided that if any Defaulting Lender shall exercise such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.27 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Collateral Agent, the

Issuing Lenders and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender and each Issuing Lender agrees promptly to notify the Company and the Administrative Agent after any such setoff and application made by such Lender or such Issuing Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.08.    Counterparts. (a) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. by .PDF or .TIF file) shall be effective as delivery of a manually executed counterpart hereof.

(b)    The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance or any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.09.    Severability. Any provision of this Agreement that is invalid, illegal, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, prohibition or unenforceability without affecting, impairing or invalidating the remaining provisions hereof, and any such invalidity, illegality, prohibition or unenforceability in any jurisdiction shall not affect, impair, invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.10.    Integration. This Agreement, the other Loan Documents, the engagement letter dated as of November 27, 2017 among the Company and the arrangers party thereto and any fee letters executed by the Company and the Administrative Agent, the Collateral Agent or any arranger represent the entire agreement of the Borrowers, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth herein or in the other Loan Documents.

Section 10.11.    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY SUCH OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW OR OTHERWISE ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN

ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

Section 10.12.    Submission to Jurisdiction; Waivers.

(a)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its Property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)    Each of the parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court referred to in clause (a) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.13.    Judgment Currency. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in U.S. Dollars into another currency, the parties hereto agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase U.S. Dollars with such other currency in New York, New York, on the Business Day immediately preceding the day on which final judgment is given.

The obligation of any Borrower in respect of any sum due to any Lender hereunder in U.S. Dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency such Lender may in accordance with normal banking procedures purchase U.S. Dollars in the amount originally due to such Lender with the judgment currency. If the amount of U.S. Dollars so purchased is less than the sum originally due to such Lender, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender against the resulting loss; and if the amount of U.S. Dollars so purchased is greater than the sum originally due to such Lender, such Lender agrees to repay such excess.

Section 10.14.    Acknowledgments. Each Borrower hereby acknowledges that:

(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)    no Agent nor any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and the Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents and the Lenders or among the Borrowers and the Lenders.

Section 10.15.    Confidentiality. Each of the Agents, the Issuing Lenders and the Lenders agrees to keep confidential all Information (as defined below); provided that nothing herein shall prevent any Agent, any Issuing Lender or any Lender from disclosing any such Information (a) to any Agent, any other Lender or any Affiliate of any thereof (including such Lender), (b) subject to Section 10.06(g) and except to any Disqualified Institution to the extent that a list thereof has been made available to the Lenders, to any Participant or Assignee (each, a “Transferee”) or prospective Transferee or to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company or any Subsidiary or any of their respective obligations, in each case, that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its officers, employees, directors, agents, attorneys, accountants and other professional advisors and any numbering, administration or settlement service providers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (d) upon the request or demand of any Governmental Authority having jurisdiction over it, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) in connection with any litigation or similar proceeding, (g) that has been publicly disclosed other than in breach of this Section 10.15, (h) to any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners or any similar organization) or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or (j) with the consent of the Company. For the purposes of this Section, “Information” shall mean all information received from or on behalf of any Loan Party and related to the Company or its Restricted Subsidiaries or any of their business, other than any such information that was available to the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to such disclosure. Any Person required to maintain the confidentiality of Information as provided in this Section 10.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information. Notwithstanding the foregoing, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. Each Loan Party consents to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of such Loan Party.

Section 10.16.    Release of Collateral and Guarantee Obligations.

(a)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the request of the Company in connection with (i) any Disposition of Property permitted by the Loan Documents (other than a Disposition to a Loan Party),(ii) any merger, consolidation or amalgamation permitted by the Loan Documents, or (iii) in the case of clause (B) of this paragraph, at all times, the Collateral Agent shall (without notice to, or vote or consent of, any Designated Bilateral Letter of Credit Issuer or any Lender or any Affiliate of any Lender that is a party to any Specified Hedge Agreement or Specified Cash Management Agreement) take such actions as shall be required to (A) release its security interest in any Collateral being Disposed of in such Disposition (but not in any proceeds thereof) or any Capital Stock necessary to permit consummation of such merger, consolidation or amalgamation (provided, to the extent applicable, the Company shall comply with Section 6.08 in connection therewith), and to release any guarantee obligations under the Loan Documents of any Person being Disposed of in such Disposition or any entity that is not the surviving entity of any merger, consolidation or amalgamation, to the extent necessary to permit consummation of such Disposition, merger, consolidation or amalgamation in accordance with the Loan Documents, or (B) subordinate or release any Liens or other security interest granted over any Collateral in connection with Capital Lease Obligations and purchase money Indebtedness permitted to be incurred under the Loan Documents.

(b)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement, any Specified Cash Management Agreement or any Designated Bilateral Letter of Credit, contingent indemnity obligations not then due and payable and contingent reimbursement obligations in respect of outstanding Letters of Credit) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding (or all outstanding Letters of Credit have been cash collateralized, or in respect of which back-stop letters of credit have been provided, in each case in an amount equal to 103% of the aggregate outstanding face amount thereof and pursuant to arrangements otherwise reasonably satisfactory to the Administrative Agent and each applicable Issuing Lender), upon the request of the Company, the Collateral Agent shall (without notice to, or vote or consent of, any Lender, any Affiliate of any Lender that is party to any Specified Hedge Agreement, Specified Cash Management Agreement or Designated Bilateral Letter of Credit) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements, Specified Cash Management Agreements or Designated Bilateral Letters of Credit. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

(c)    No Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall any Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(d)    If as a result of any transaction not prohibited by this Agreement any Subsidiary Guarantor becomes an Excluded Subsidiary, then any guarantee obligations of such Subsidiary Guarantor under the Loan Documents shall be automatically released. In connection with any termination or release pursuant to this Section 10.16(d), the Collateral Agent shall promptly execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release.

Section 10.17.    WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.17.

Section 10.18.    USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA PATRIOT Act.

Section 10.19.    Replacement Lenders. (a) The Company shall be permitted to replace any Lender that is a Defaulting Lender; provided that (A) such replacement or removal does not conflict with any Requirement of Law, (B) the Company shall be liable to such replaced Lender under Section 2.21 (as though Section 2.21 were applicable) if any Eurocurrency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period or maturity date relating thereto, (C) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (D) the replaced Lender shall be obligated to make such replacement in accordance with the other provisions of Section 10.06 (provided that the Company shall be obligated to pay the registration and processing fee referred to therein), (E) the Company shall pay all additional amounts (if any) required pursuant to Section 2.19 or 2.20, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and (F) any such replacement shall not be deemed to be a waiver of any rights that the Company, the Administrative Agent or any other Lender shall have against the replaced Lender; provided, further that, in connection with any such assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Collateral Agent, each Issuing Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Revolving Credit Percentage (and notwithstanding the foregoing, if any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs).

(b)    The Company shall be permitted to replace any Lender (in the case of clause (ii) below, within 120 days of the applicable failure to consent referenced therein) (i) that requests reimbursement owing pursuant to Section 2.19 or 2.20 or (ii) in connection with any proposed amendment, modification, supplement or waiver with respect to any of the provisions of the Loan Documents as contemplated in Section 10.01 where such amendment, modification, supplement or waiver requires the consent of either (x) all or all affected Lenders, and the consent of the Required Lenders is obtained or (y) all affected Lenders under any Facility, and the consent of the Majority Facility Lenders under the relevant Facility is obtained, and such Lender fails to consent to such proposed action; provided that (A) such replacement or removal does not conflict with any Requirement of Law, (B) the Company shall be liable to such replaced Lender under Section 2.21 (as though Section 2.21 were applicable) if any Eurocurrency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period or maturity date relating thereto, (C) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement and shall have consented to the proposed amendment, (D) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.06 (provided that the Company shall be obligated to pay the registration and processing fee referred to therein), (E) the Company shall pay all additional amounts (if any) required pursuant to Section 2.19 or 2.20, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and (F) any such replacement shall not be deemed to be a waiver of any rights that the Company, the Administrative Agent or any other Lender shall have against the replaced Lender.

Section 10.20.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 10.21.    Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 10.21 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 10.22.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any payment or disbursement made by an Issuing Lender pursuant to a Letter of Credit, together with all fees, charges and other amounts which are treated as interest on such Loan or such participation under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 10.22 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.23.    Joint and Several Liability. The Company and each Approved Borrower organized or incorporated under the laws of one of the States of the United States of America, the laws of the District of Columbia or the Federal laws of the United States of America shall be jointly and severally liable for all obligations of the Company and each Approved Borrower under this Agreement; and each Approved Borrower organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia shall be jointly and severally liable for all obligations of the Approved Borrowers organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia under this Agreement, which joint and several liability shall be more specifically set forth in each Designation Letter. Solely for purposes of the preceding sentence, any Approved Borrower organized under the laws of Mexico or Canada that is treated as a US domestic corporation pursuant to Section 1504(d) of the Code shall be treated as an Approved Borrower organized under the laws of the United States.

Section 10.24.    Specified Cash Management Agreements / Specified Hedge Agreements / Designated Bilateral Letters of Credit. No Cash Management Bank, Qualified Counterparty or Designated Bilateral Letter of Credit Issuer that obtains the benefits of any Guarantee Obligations from a Loan Party or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of Section 10.16 to the contrary, neither the Administrative Agent nor the Collateral Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Specified Cash Management Agreements, Specified Hedge Agreements or Designated Bilateral Letters of Credit unless such Agent has received written notice of such Obligations, together with such supporting documentation as such Agent may request, from the applicable Cash Management Bank, Qualified Counterparty or Designated Bilateral Letter of Credit Issuer, as the case may be. By its acceptance of the benefits of any guarantee of such Obligations pursuant to any Loan Document or any Collateral by virtue of the provisions hereof or of any other Loan Document, each Cash Management Bank, each Qualified Counterparty and each Designated Bilateral Letter of Credit Issuer shall be deemed to agree to the foregoing.

Section 10.25.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Lenders, on the other hand, (B) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person and (B) no Lender has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and no Lender has any obligation to disclose any of such interests to the Company or its Affiliates. To the fullest extent permitted by law, the Company hereby waives and releases any claims that it may have against each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.26.    Keepwell. Each Qualified ECP Borrower hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Borrower to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Borrower shall only be liable under this Section 10.26 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.26, or otherwise under this Agreement, as it relates to such Borrower, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Borrower under this Section 10.26 shall remain in full force and effect until the termination and release of all Obligations in accordance with the terms of this Agreement. Each Qualified ECP Borrower intends that this Section 10.26 constitute, and this Section 10.26 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Borrower for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 10.27.    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.28.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution

Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 10.29.    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

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ANNEX A

TERM B-3 LOAN COMMITMENTS

Term B-3 Lender	Term B-3 Loan Commitment
Goldman Sachs Bank USA	$500,000,000.00
Total:	$500,000,000.00

ANNEX B

REVOLVING CREDIT COMMITMENTS

Revolving Credit Lender	Revolving Credit Commitment
BMO Harris Bank N.A.	$60,000,000
Goldman Sachs Bank USA	$60,000,000
Bank of America, N.A.	$52,500,000
Royal Bank of Canada	$52,500,000
U.S. Bank National Association	$52,500,000
PNC Bank, National Association	$52,500,000
Citibank, N.A.	$50,000,000
Fifth Third Bank, National Association	$50,000,000
HSBC Bank USA, National Association	$45,000,000
KeyBank National Association	$42,500,000
lNG Bank N.V., Dublin Branch	$40,000,000
The Huntington National Bank	$35,000,000
Truist Bank	$35,000,000
Deutsche Bank AG New York Branch	$25,000,000
Bank of the West	$23,750,000
Arab Banking Corporation (B.S.C.)	$23,750,000
Total:	$700,000,000.00